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Filed pursuant to Rule 424(b)(5)
Registration No. 333-100661

PROSPECTUS SUPPLEMENT (To prospectus dated December 3, 2003)

$650,000,000
RBS Capital Trust II
6.425% Non-Cumulative Trust Preferred Securities
(Liquidation Preference $1,000 per Trust Preferred Security)

having the benefit of a subordinated guarantee of

The Royal Bank of Scotland Group plc

Each trust preferred security has a liquidation preference of $1,000 and represents an undivided beneficial interest in the assets of RBS Capital Trust II, a Delaware statutory trust. The assets of the trust will consist of partnership preferred securities (representing non-cumulative perpetual preferred limited partnership interests) issued by RBS Capital LP II, a Delaware limited partnership. The trust preferred securities and the partnership preferred securities will have the benefit of a subordinated guarantee of The Royal Bank of Scotland Group plc.

Distributions on the trust preferred securities will be payable from the issue date at a fixed rate of 6.425% per year semiannually in arrears on June 30 and December 31 each year, beginning December 31, 2003, with the last semiannual distribution period being extended to January 3, 2034. After January 3, 2034, distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, at a rate of 1.9425% per year above three-month dollar LIBOR for the relevant distribution period.

Investing in the trust preferred securities involves risks. See “Risk Factors” beginning on page S-17.

Neither the trust preferred securities nor the partnership preferred securities are deposits or other obligations of The Royal Bank of Scotland Group plc. None of the trust preferred securities, the partnership preferred securities or the subordinated guarantees are insured by any governmental agency. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Trust Preferred Security	Total

Public offering price(1)	$1,000	$650,000,000
Underwriting commission	$10	$6,500,000
Proceeds to Us	$990	$643,500,000

(1)	Plus accrued distributions, if any, from the date of original issuance.

The underwriters expect to deliver beneficial interests in global certificates representing the trust preferred securities in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear and Clearstream, Luxembourg, on December 10, 2003.

Joint Bookrunners

Citigroup	JPMorgan	RBS Greenwich Capital

The date of this prospectus supplement is December 3, 2003.

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TABLE OF CONTENTS
Prospectus Supplement

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We, the trust, the partnership and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We, the trust, the partnership and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, we use the following terms:

•	“we” and “us” mean The Royal Bank of Scotland Group plc,

•	“Group” or “RBSG” means The Royal Bank of Scotland Group plc and its subsidiaries,

•	“RBS plc” or the “Royal Bank” means The Royal Bank of Scotland plc,

•	“RBS” means RBS plc and its subsidiaries,

•	the “trust” means RBS Capital Trust II, and

•	the “partnership” means RBS Capital LP II.

The trust preferred securities will be evidenced by one or more global certificates (each a “global certificate”) in fully registered form, and registered in the name of a nominee for The Depository Trust Company. For additional information on clearance and settlement, see “Description of Trust Preferred Securities—Form and Transfer” in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

From time to time, we may make statements regarding our assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the section entitled “Presentation of information—Forward-looking statements” in our Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus or any information incorporated by reference, might not occur.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, semiannual, and special reports and other information with the Securities and Exchange Commission, which we refer to as the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC on 1-800-SEC-0330 for further information on the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed.

The SEC allows us to incorporate by reference in our prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to certain previously-filed documents. We incorporate by reference our Annual Report on Form 20-F for the year ended December 31, 2002, as filed with the SEC on March 19, 2003 and our Interim Report on Form 6-K for the six months ended June 30, 2003, furnished to the SEC on August 7, 2003. See also “Where You Can Find More Information” and “Incorporation of Documents By Reference” in the accompanying prospectus.

NOTICE TO INVESTORS

Investors in the trust preferred securities will be deemed to have represented that they do not own, directly or indirectly, 10% or more of the ordinary shares of The Royal Bank of Scotland Group plc. If at any time a holder of trust preferred securities or partnership preferred securities owns 10% or more of the ordinary shares of The Royal Bank of Scotland Group, we will have the right to repurchase, or cause a repurchase of, such investor’s trust preferred securities or partnership preferred securities, as applicable.

Each underwriter has represented and agreed that:

•
it has not offered or sold and, prior to the expiry of a period of six months from the issue date of the trust preferred securities, will not offer or sell any trust preferred securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any trust preferred securities in circumstances in which section 21(1) of the FSMA does not apply to RBS Capital Trust II or would not apply to us, if we were not an authorized person; and

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the trust preferred securities in, from or otherwise involving the United Kingdom.

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SUMMARY OF THE TRANSACTION

The trust preferred securities are being issued by RBS Capital Trust II (the “trust”) and the partnership preferred securities are being issued by RBS Capital LP II (the “partnership”).

The Trust

The trust is a Delaware statutory trust formed for the purposes of:

•	issuing the trust preferred securities, which will represent a corresponding series of partnership preferred securities to be held by the trust,

•	issuing the trust common securities,

•	investing the proceeds from the sale of the trust preferred securities in the partnership preferred securities,

•	distributing payments received on the partnership preferred securities, and

•	engaging in only those functions necessary or incidental to the foregoing.

The trust will not be able to issue other equity securities or any debt securities or to engage in any other activities. The partnership preferred securities will be the only assets of the trust, and payments under the partnership preferred securities will be the sole revenue of the trust.

The Partnership

The partnership is a Delaware limited partnership formed for the purposes of:

•	issuing the partnership preferred securities, the general partnership interest and the priority limited partnership interest,

•	acquiring and holding the subordinated notes issued by us and other eligible investments,

•	distributing payments received on the subordinated notes and other eligible investments,

•	holding the trust common securities, and

•	engaging in only those functions necessary or incidental to the foregoing.

The subordinated notes or other eligible investments from time to time held by the partnership will generate net income for distribution by the partnership to the trust as holder of the partnership preferred securities (and consequently for pass through by the trust to holders of the trust securities) and to RBS plc as holder of the priority limited partnership interest.

We will, directly or indirectly, purchase the general partnership interest, which will represent 100% of the partnership’s voting rights, and pursuant to which we will manage the partnership’s affairs. RBS plc will purchase the priority limited partnership interest.

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THE OFFERING

The Offering
6.425% non-cumulative, perpetual preferred securities, liquidation preference $1,000 per security, will be issued by the trust. The trust preferred securities represent a corresponding amount of non-cumulative, perpetual preferred securities issued by the partnership and held by the trust. Each partnership preferred security has a liquidation preference of $1,000. The assets of the partnership will initially consist of subordinated notes issued by us.

We will guarantee, on a subordinated basis, distributions and amounts payable on redemption and liquidation to the extent described below under “Subordinated Guarantees”.

An investment in the trust preferred securities is intended to provide holders with rights to distributions and liquidation preference as nearly as possible equivalent to those to which they would have been entitled if they had purchased non-cumulative preference shares issued directly by us with economic terms equivalent to the trust preferred securities and the subordinated guarantees, taken together.

Liquidation Preference	$1,000 per trust preferred security.

Distribution Payment Dates
Distributions will be payable from the issue date semiannually in arrears on June 30 and December 31 each year, beginning December 31, 2003. The last semiannual distribution period will be extended to January 3, 2034. After January 3, 2034, distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. If any distribution payment date falls on a day that is not a business day (as defined below), then such distribution will be paid on either the immediately preceding business day or on the next business day, as described below.

Distributions on the trust preferred securities will be paid only to the extent the partnership makes corresponding distributions on the same dates on the partnership preferred securities. Amounts available to the trust for distribution to holders of the trust preferred securities will be limited to payments received by way of distributions on the partnership preferred securities and payments by us under the applicable subordinated guarantee. Distributions on the partnership preferred securities will be due and payable on each distribution payment date unless and to the extent that the partnership has received a “no distribution instruction” or a “partial distribution instruction” from us with respect to a specific distribution payment on the partnership preferred securities or we have not made payment on our non-cumulative preference shares as described under “Limitations on Distributions”.

Amounts not paid on the partnership preferred securities and trust preferred securities as a result of such instructions or non-payment are not “due” or “payable” in accordance with the terms of the partnership preferred securities and trust preferred securities.

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Distribution Rate
The distribution rate on the partnership preferred securities and the trust preferred securities will be fixed from the issue date at a rate of 6.425%. After January 3, 2034, the distribution rate on the partnership preferred securities and the trust preferred securities will be a rate of 1.9425% per annum above three-month dollar LIBOR for the relevant distribution period.

Limitations on Distributions
The partnership will not make payment of any distributions on the partnership preferred securities (and corresponding payments will not be made on the trust preferred securities) on any distribution payment date if it has received (a copy of which shall be provided to the property trustee of the trust) a “no distribution instruction” from us.

The partnership will make a partial distribution on the partnership preferred securities (and corresponding partial payments will be made on the trust preferred securities) on any distribution payment date if it has received (a copy of which shall be provided to the property trustee) a “partial distribution instruction” from us.

A “no distribution instruction” or a “partial distribution instruction” may only be given in the circumstances set out below:

•
a “no distribution instruction” will be given if, in the opinion of our board of directors or a committee thereof, the payment of the distribution on that distribution payment date would (or would if the partnership preferred securities were a class of our non-cumulative preference shares) breach or cause a breach of the capital adequacy requirements of the UK Financial Services Authority applicable to us and/or any of our subsidiaries; or

•
if, in the opinion of our board of directors or a committee thereof, our distributable profits, prior to the payment of interest on the subordinated notes (or any eligible investments held at such time by the partnership) and after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on that distribution payment date on any of our cumulative preference shares (and any arrears of dividends thereon), would not (or would not if the partnership preferred securities were a class of our non-cumulative preference shares) be sufficient to enable us to pay (or set aside for future payment) in full all dividends or other distributions on that date:

—	on the partnership preferred securities; and

—
on our non-cumulative preference shares or on any other shares and securities issued by us (or by any of our subsidiaries with a guarantee by us ranking equally as to payments with our non-cumulative preference shares) stated to be payable on the same date as the distributions on the partnership preferred securities and ranking or expressed to rank equally as to payments with our non-cumulative preference shares, then, subject to the first bullet point above, a “partial distribution instruction” shall be given and the partnership will make a partial distribution on the partnership preferred securities

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to the extent of available distributable profits with the intent that the amount of distributions, dividends or other payments made on each partnership preferred security and on each such equally ranking share or other security on such date will in all cases bear to each other the same ratio as the distributions, dividends or other payments accrued on each such class of share or security bear to each other; provided that, if in the opinion of our board of directors or a committee thereof, there are no distributable profits, a “no distribution instruction” shall be given.

In addition, if we have not declared and paid in full, or have not set aside an amount to provide for the payment in full of, the payment stated to be payable on the most recent distribution payment date on any series of our non- cumulative preference shares which are then outstanding, then the partnership may not pay any distributions on the partnership preferred securities, and neither the partnership nor we may set aside any sum to pay such distributions, unless, on the distribution payment date, we set aside an amount equal to the payment on such series of non-cumulative preference shares for the then-current payment period to provide for the payment in full of such payment on the next applicable distribution payment date.

Distributions will not be cumulative and the holders of trust preferred securities and partnership preferred securities will have no claim for any distributions not paid, or for the portion of any distribution not paid, pursuant to the restrictions discussed above. Therefore, amounts not paid on the trust preferred securities or the partnership preferred securities as a result of a “no distribution instruction” or a “partial distribution instruction” or non-payment on our non-cumulative preference shares, as described above under “Limitations on Distributions”, are not “due” or “payable” in accordance with the terms of those securities.

Dividend Stopper
We will agree in the subordinated guarantees that if any distribution on the trust preferred securities or the partnership preferred securities has not been paid in full on the most recent distribution payment date (or a sum has not been set aside to provide for such payment in full), we may not declare or pay dividends (other than nominal special dividends) on any of our junior securities, unless and until distributions on the trust preferred securities and the partnership preferred securities have been paid in full (or a sum has been set aside to provide for their payment in full) in respect of the then-current distribution period.

Junior securities means –

•	our ordinary shares,

•	any other securities issued directly by us and which rank or are expressed to rank junior as to payments to our non-cumulative preference shares, and

•
any securities issued by any subsidiary of ours that benefit from a guarantee or support agreement by us which ranks or is expressed to rank junior as to payments to our non-cumulative preference shares.

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Capital Stopper
We will agree in the subordinated guarantees that if any distribution on the trust preferred securities or partnership preferred securities for the most recent distribution period has not been paid in full on the most recent distribution payment date (or a sum has not been set aside to provide for such payment in full), we may not redeem, purchase or otherwise acquire for any consideration any parity securities or junior securities, and we may not set aside any sum or establish any sinking fund for the redemption, reduction, purchase or other acquisition thereof, unless and until such time as distributions on the trust preferred securities and the partnership preferred securities in respect of successive then-current distribution periods which singly or together aggregate 12 months shall have been paid in full (or a sum has been set aside to provide for their payment in full).

Parity securities means –

•	our non-cumulative preference shares from time to time outstanding,

•	any other securities issued directly by us and which rank or are expressed to rank equally as to payments with our non-cumulative preference shares, and

•
any securities issued by any of our subsidiaries that benefit from a guarantee or support agreement by us which ranks or is expressed to rank equally as to payments with our non-cumulative preference shares.

Redemption of the Partnership Preferred Securities	The partnership preferred securities are perpetual securities with no maturity date, and are not redeemable at the option of the holders.

The partnership preferred securities may be redeemed at the option of the partnership in the following circumstances, subject to the limitations on redemption described further below. Redemption proceeds received by the trust on the partnership preferred securities will be contemporaneously passed through to redeem a corresponding amount of trust preferred securities.

The partnership preferred securities may, with the prior written consent of the UK Financial Services Authority, be redeemed by the partnership, in whole or in part, on January 3, 2034, and on any distribution payment date thereafter.

The partnership, with the prior written consent of the UK Financial Services Authority, has the option to redeem the partnership preferred securities, in whole but not in part, at any time, if:

•
as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction of or in the United Kingdom or the United States, including any treaty to which the applicable jurisdiction is a party, or any change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal (a “tax law change”), on or after the date of this prospectus supplement, in making any payments on the partnership preferred securities or on the subordinated guarantees, the partnership or we have paid

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or will or would on the next payment date be required to pay additional amounts on such securities or guarantees;

•
as a result of a tax law change on or after the date of this prospectus supplement (or in the case of other eligible investments the issue date thereof), in respect of interest payments on the subordinated notes or any eligible investments, on the next payment date we or the issuer of any eligible investments would not be entitled to claim a deduction in computing taxation liabilities in the United Kingdom (or another taxing jurisdiction relevant to the issuer), the value of the deduction would be materially reduced, or we would otherwise suffer adverse tax consequences we cannot reasonably avoid in connection with the subordinated notes, any eligible investments or in connection with the partnership preferred securities;

•
as a result of a tax law change on or after the date of this prospectus supplement (or in the case of other eligible investments the issue date thereof), in making any payments on the subordinated notes or eligible investments, we or the issuer of such eligible investments have paid or will or would on the next payment date be required to pay additional amounts on such subordinated notes or eligible investments; or

•	as a result of a tax law change on or after the date of this prospectus supplement, tax is imposed in the United States or the United Kingdom on the partnership.

On any such redemption event (each, a “par partnership special redemption event”), the partnership preferred securities shall be redeemed in cash at the “par redemption amount”, which is an amount equal to:

•	their aggregate liquidation preference, plus

•	an amount equal to accrued distributions, if any, for the then-current distribution period accrued on a daily basis to the redemption date, plus

•	an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the partnership preferred securities and remain unpaid, without interest.

For the avoidance of doubt, distributions will not be cumulative and the holders of partnership preferred securities will have no claim for any distributions (or the portion thereof) not payable as a result of a “no distribution instruction” or a “partial distribution instruction” or non-payment on our non-cumulative preference shares as described above under “Limitations on Distributions”.

The partnership, with the prior written consent of the UK Financial Services Authority, also has the option to redeem the partnership preferred securities, in whole but not in part, at any time, if:

•	other than as a result of a tax law change on or after the date of this prospectus supplement, tax is imposed in the United States or the United Kingdom on the partnership,

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•
other than as a result of a tax law change on or after the date of this prospectus supplement (or in the case of other eligible investments the issue date thereof), in respect of interest payments on the subordinated notes or any eligible investments, on the next payment date we or the issuer of any eligible investments would not be entitled to claim a deduction in computing taxation liabilities in the United Kingdom (or another taxing jurisdiction relevant to the issuer), the value of the deduction would be materially reduced, or we would otherwise suffer adverse tax consequences we cannot reasonably avoid in connection with the subordinated notes, any eligible investments or in connection with the partnership preferred securities,

•	we have been informed by the UK Financial Services Authority that the partnership preferred securities no longer qualify as Tier 1 capital under applicable banking regulations, or

•
as a result, on or after the date of this prospectus supplement, of (A) a change in law, judicial decision or change in rule, interpretation or practice set out in an official publication of the Securities and Exchange Commission or (B) a change in the laws of the United Kingdom relating to the enforceability of the subordinated guarantees, the partnership or the trust is required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Upon the occurrence of any of the four above events (each a “make-whole partnership special redemption event”), the partnership may redeem the partnership preferred securities, in whole but not in part, for cash in an amount equal to the greater of the par redemption amount and the make-whole amount.

Any redemption of partnership preferred securities is subject to the prior written consent of the UK Financial Services Authority. In addition, the partnership will not redeem the partnership preferred securities unless (i) the redemption is ultimately funded out of our distributable profits or from the proceeds of a new issuance of our ordinary shares or other capital that qualifies under generally accepted accounting practices in the United Kingdom for treatment as minority interest, or shareholders’ funds in our accounts; and (ii) we have declared and paid in full, or have set aside an amount to provide for the payment in full of, the dividend stated to be payable on any series of our non-cumulative preference shares which are then outstanding, in respect of successive then-current dividend periods which singly or together aggregate no less than 12 months.

Redemption of the Trust Preferred Securities	The trust preferred securities are not redeemable at the option of the holders.

The trust preferred securities are perpetual securities and have no maturity date. However, in the event that any partnership preferred securities are redeemed, an equal number of trust preferred securities will likewise be redeemed for an amount per trust preferred security equal to the redemption amount of the applicable partnership preferred securities.

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Subject to any special rights of any of our shares and the provisions of our articles of association and applicable law, including the US federal securities laws, and subject to the prior written consent of the UK Financial Services Authority, we or any of our subsidiaries may at any time and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Taxation and Additional Amounts
If at any time we are, or the partnership or the trust is, required to deduct or withhold for taxes, duties or governmental charges imposed by the United Kingdom or the United States, we will, subject to certain exceptions, pay or procure the payment of additional amounts needed so that the net amounts received by the holders of the partnership preferred securities or the trust preferred securities or by the recipients of payments under the subordinated guarantees, after such deduction or withholding, will equal the amounts that would have been received had no such deduction or withholding been required.

Any reference in this prospectus supplement or in the accompanying prospectus to the payment of distributions or any payments on, or in respect of, the partnership preferred securities, the trust preferred securities or any subordinated guarantees, includes the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable. Our obligation to pay or procure the payment of additional amounts will be subject to the limitations described in the accompanying prospectus under “Description of Subordinated Guarantees—Additional Amounts”, “Description of Trust Preferred Securities—Additional Amounts” and “Description of Partnership Preferred Securities—Additional Amounts”.

Liquidation or Dissolution of the Trust	We may cause dissolution of the trust if any of the following events occurs:

•	additional amounts are payable on the trust preferred securities;

•	tax is imposed in the United States or the United Kingdom on the trust;

•
as a result of any judicial decision or change in rule, interpretation or practice by any US legislative body, court, governmental agency or regulatory authority after the date of this prospectus supplement, the trust or the partnership is required to register as an “investment company” within the meaning of the US Investment Company Act of 1940; or

•
as a result of a change in the laws of the United Kingdom relating to the enforceability of either of the subordinated guarantees on or after the date of this prospectus supplement, the trust or the partnership is required to register as an “investment company” within the meaning of the US Investment Company Act of 1940.

In any such event, the trust administrator may, after we satisfy any liabilities of the trust, distribute to the holders of the trust preferred securities, partnership preferred securities having an equal liquidation preference and distribution payment rights.

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Substitution of Trust Preferred Securities with Dollar Preference Shares	Each of the following events is a “substitution event”:

•	if the partnership is liquidated, dissolved, wound up or terminated (where no order has been made or effective resolution passed for our winding up),

•
if our consolidated capital ratio, calculated in accordance with applicable UK bank capital adequacy regulations, falls below the minimum ratio required by such regulations (currently 8% total capital and 4% Tier 1 capital), or

•
if, following the occurrence of a par partnership special redemption event or a make-whole partnership special redemption event (together, a “partnership special redemption event”), we elect in our discretion to effect such substitution.

We will undertake pursuant to the subordinated guarantees to:

•	maintain a sufficient number of authorized (but unissued) dollar preference shares necessary to effect a substitution;

•
as soon as reasonably practicable following the occurrence of a substitution event, implement the steps to obtain the corporate authorizations necessary to effect the substitution for the trust preferred securities of non-cumulative dollar preference shares which, after obtaining all necessary corporate authorizations, we will issue and which will have equivalent liquidation preference and bear dividends at the distribution rate applicable to the partnership preferred securities and will have the rights and preferences described in this prospectus supplement and the accompanying prospectus;

•	make all reasonable efforts to register any substituted dollar preference shares under the Securities Act of 1933; and

•
make all reasonable efforts to obtain a listing on the New York Stock Exchange or a similar recognized exchange of any substituted dollar preference shares (in the form of American Depositary Shares evidenced by American Depositary Receipts).

In the event of a substitution, the trust and the partnership will be liquidated.

Subordinated Notes
The subordinated notes or eligible investments will be held by the partnership. No holder of trust preferred securities, partnership preferred securities or dollar preference shares (which may be issued upon a substitution event) will be entitled to hold or enforce the subordinated notes or eligible investments. Distributions on the partnership preferred securities will be funded out of amounts received on the subordinated notes or eligible investments.

Priority Limited Partnership Interest
The priority limited partnership interest will have the same distribution payment dates as the partnership preferred securities and will entitle the priority limited partner to distributions on any distribution payment date in an amount equal to the funds available to the partnership (whether received as interest on the subordinated notes or otherwise) less distributions, if any, due and payable on that distribution payment date on the partnership preferred securities in accordance with their terms.

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The priority limited partnership interest will rank senior as to distributions to the partnership preferred securities in the event of a limitation on the payment of distributions on the partnership preferred securities.

Subordinated Guarantees	We will guarantee that:

•
to the extent that distributions are due and payable on the partnership preferred securities or trust preferred securities, we will pay such distributions, to the extent these amounts are not paid by the partnership or the trust, as the case may be;

•
if partnership preferred securities or trust preferred securities are to be redeemed in accordance with their terms, we will pay amounts due upon redemption to the extent these amounts are not paid by the partnership or the trust, as the case may be;

•
if holders of the partnership preferred securities or the trust preferred securities are entitled to any amounts due upon liquidation of the partnership or the trust, we will pay these amounts to the extent they are not paid by the partnership or the trust, as the case may be; and

•	we will pay any additional amounts payable in accordance with the terms of the trust preferred securities and of the partnership preferred securities, as the case may be.

The rights under the subordinated guarantees will be subordinated to:

•	all claims of our unsubordinated creditors (including depositors, general creditors and subordinated debt holders) admitted in our winding up;

•
all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors, but not further or otherwise;

•	all claims in connection with all unpaid cumulative distributions on our cumulative preference shares; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the subordinated guarantees.

Upon a winding up, the subordinated guarantees will rank equally with our non-cumulative preference shares.

For the avoidance of doubt, amounts not paid on the trust preferred securities or the partnership preferred securities as a result of a “no distribution instruction” or a “partial distribution instruction” or non-payment on our non- cumulative preference shares, as described above under “Limitations on Distributions”, are not “due” or “payable” in accordance with the terms of such securities. Distributions on the trust preferred securities and the partnership preferred securities will not be cumulative and the holders of such securities will have no claim for any distributions (or the portion thereof) not payable. Accordingly, any distributions (or the portion thereof) not payable in accordance with the terms of the trust preferred securities or the partnership preferred securities are not payable under the subordinated guarantees.

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The trust preferred securities, the partnership preferred securities and the subordinated guarantees taken together will not entitle the holders to receive more than they would have been entitled to receive had they been the holders of our non-cumulative preference shares with the same liquidation preference.

Subject to the above limitations, payments under the subordinated guarantees will be made regardless of whether the partnership or the trust has legally available funds for the purpose.

Ranking of Partnership Preferred Securities
The partnership preferred securities will ordinarily rank senior to the general partnership interest and the priority limited partnership interest as to payment of distributions. If a “no distribution instruction” or a “partial distribution instruction” has been delivered, to the extent that distributions are not then payable on the partnership preferred securities, the excess amount, if any, of the interest received by the partnership on the subordinated notes or eligible investments will be distributed to the priority limited partner as holder of the priority limited partnership interest.

Rights Upon Liquidation of the Partnership
In the event of a liquidation, dissolution or winding up of the partnership, holders of partnership preferred securities will be entitled to receive out of the assets of the partnership legally available for distribution, subject to the limitation described below, for each partnership preferred security a liquidation preference of $1,000, together with all accrued distributions, if any, for the then-current distribution period and an amount equal to any improperly withheld distributions that were payable in accordance with the terms of the partnership preferred securities, without interest.

If, at the time a partnership liquidation distribution is to be paid, an order has been made or an effective resolution passed for our winding up, the payment available to the partnership under the subordinated notes for distribution on the partnership preferred securities will not exceed a payment equivalent to that payable on our non-cumulative preference shares in a winding up.

Voting Rights
Generally, holders of the trust preferred securities and the partnership preferred securities will have no voting rights. See “Description of Partnership Preferred Securities—The Partnership” below, and “Description of Trust Preferred Securities—Voting Rights of the Trust Preferred Securities” in the accompanying prospectus.

Form of Trust Preferred Securities
The trust preferred securities will be issued in book-entry form only, in liquidation preferences of $1,000 and multiples thereof, and will be represented by one or more global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we refer to as DTC. Other than in the limited circumstances referred to in the accompanying prospectus under “Description of Trust Preferred Securities—Form of Trust Preferred Securities; Book-Entry System”, beneficial interests in the trust preferred securities will be evidenced by, and transfers will be effected only through, records maintained by the participants in DTC.

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Form of Partnership Preferred Securities
If the partnership preferred securities are distributed to holders of the trust preferred securities in connection with a liquidation of the trust, the partnership preferred securities will be issued in book-entry form only, in liquidation preferences of $1,000, and will be represented by one or more global certificates registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the partnership preferred securities will be evidenced by, and transfers will be effected only through, records maintained by the participants in DTC, including Euroclear and Clearstream, Luxembourg.

Governing Law
The partnership agreement, including the terms of the partnership preferred securities, will be governed by the laws of the State of Delaware. The declaration of trust, including the terms of the trust preferred securities, will be governed by the laws of the State of Delaware. The subordinated guarantees will be governed by the laws of the State of New York (except for the subordination provisions, which will be governed by English law).

Rating
Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc. have provided us letters which confirm the ratings of the trust preferred securities as “A”, “A1” and ‘AA-”, respectively. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the relevant rating organization.

Purchase at Our Option
If at any time a holder of trust preferred securities or partnership preferred securities owns 10% or more of our ordinary shares, we will have the right to repurchase, or cause a repurchase of, such investor’s trust preferred securities or partnership preferred securities, as applicable.

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TRANSACTION STRUCTURE

The following diagram depicts the relationship among investors in the trust preferred securities, the trust, the partnership and the Group following completion of the offering:

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RISK FACTORS

You should carefully consider the following factors and the other information in this prospectus supplement, the accompanying prospectus, our annual report on Form 20-F for the year ended December 31, 2002 and our interim report on Form 6-K for the six months ended June 30, 2003 (both of which are incorporated by reference), before deciding whether an investment in the trust preferred securities is suitable for you.

If the Group’s financial condition were to deteriorate, you could lose all or a part of your investment.

If the Group’s financial condition were to deteriorate, we could suspend distributions or other payments under the trust preferred securities, partnership preferred securities and subordinated guarantees and you would not receive any distributions or other payments. If the Group liquidates, dissolves or winds up, you could lose all or a part of your investment.

You will only receive distributions on your trust preferred securities if we pay interest on the subordinated notes and the partnership pays related distributions on the partnership preferred securities.

The ability of the trust to make payments on the trust preferred securities is solely dependent upon our making the related payments on the subordinated notes and the partnership making the related payments on the partnership preferred securities when due. If we default on our obligations to make payments on the subordinated notes, the partnership will not have funds with which to make any distribution on the partnership preferred securities and the trust will not have sufficient funds to make payments on the trust preferred securities. In those circumstances, you will have to rely upon the subordinated guarantees from us as described in this prospectus supplement and in the accompanying prospectus for payment of these amounts.

Our obligations under the subordinated guarantees are limited to the amounts of the payments due and unpaid under the partnership preferred securities and the trust preferred securities.

Our obligation to make payments under the subordinated guarantees is limited to the extent of the amounts due and unpaid under the partnership preferred securities or the trust preferred securities, as the case may be. Your rights to distribution payments under these securities may be limited to the extent that the partnership has received a “no distribution instruction” or a “partial distribution instruction” from us, which we will deliver if we do not have available sufficient distributable profits to make payments in full on the partnership preferred securities and all securities ranking equally as to rights to payments or, even if we have sufficient distributable profits, if such payments would breach or cause a breach of the capital adequacy requirements of the UK Financial Services Authority applicable to us and/ or any of our subsidiaries. You will have no right to seek payment of amounts under the subordinated guarantees that would exceed any amount you would have been able to receive had you been a holder of our directly issued non-cumulative preference shares having an equal liquidation preference.

Under no circumstances do the subordinated guarantees provide for acceleration of any payments on, or repayments of, the trust preferred securities or the partnership preferred securities.

We are not required to pay you under the subordinated guarantees unless we first make other required payments.

Our obligations under the subordinated guarantees will rank junior as to payments to all our liabilities to senior claims, which include our depositors, general creditors and subordinated debt holders, the claims of holders of senior-ranking securities and all other claims except those ranking equally with or junior to the subordinated guarantees. In the event of our winding up, liquidation or dissolution, our assets would be available to pay obligations under the subordinated guarantees only after we have made all payments on such liabilities and claims. None of the trust preferred securities, the partnership preferred securities, the subordinated notes or the subordinated guarantees limit our ability or the ability of any entity in the Group to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated guarantees.

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You should not rely on distributions—we may redeem the trust preferred securities at any time if certain adverse consequences occur as a result of the application of UK or US regulations or tax or investment company law and we may redeem them at our option on or after January 3, 2034.

If certain consequences occur as a result of the application of UK or US regulations or tax or investment company law, and certain other conditions are satisfied, the partnership preferred securities could be redeemed by the partnership at any time. These circumstances are summarized above under “The Offering—Redemption of the Partnership Preferred Securities”. Additionally, the partnership preferred securities may, with the consent of the UK Financial Services Authority, be redeemed by the partnership, in whole or in part, on January 3, 2034, and on any distribution payment date thereafter. You should assume that this redemption option will be exercised if we are able to refinance at a lower cost of funding or it is otherwise in our interest to redeem the partnership preferred securities and the trust preferred securities. If partnership preferred securities are redeemed, the trust must redeem the trust preferred securities. See “Description of Trust Preferred Securities—Redemption of Trust Preferred Securities” and “Description of Partnership Preferred Securities—Redemption of the Partnership Preferred Securities”.

There could be adverse consequences for you if we liquidate the trust.

We have the right to dissolve and liquidate the trust under certain circumstances. If we decide to exercise this right, an amount equal to the aggregate liquidation preference of the trust preferred securities plus any unpaid distributions, or partnership preferred securities or, following a substitution event, dollar preference shares will be distributed to you on a proportionate basis in return for the surrender and cancellation of your trust preferred securities. If you receive partnership preferred securities, you will receive future reports of your income in respect of such partnership preferred securities on Schedule K-1 for US federal income tax purposes. Additionally, the trading value of the partnership preferred securities or dollar preference shares you receive may be lower than the trading value of the trust preferred securities, and, as a result, you may receive a lower return upon the sale of the partnership preferred securities or dollar preference shares.

Since you have limited voting rights, you cannot prevent the trustees of the trust from taking actions you may not agree with.

You will have limited voting rights with respect to the trust preferred securities. In particular, except for the limited exceptions described in this prospectus supplement, only the partnership, which is a subsidiary of ours and the owner of all the trust common securities, can elect or remove any of the trustees. See “Description of Trust Preferred Securities—Voting Rights of the Trust Preferred Securities” in the accompanying prospectus.

An active market for the trust preferred securities may fail to develop or may not be sustainable.

Prior to the offering, there has been no trading market for the trust preferred securities. We cannot assure you that an active or liquid market will develop or be sustainable for the trust preferred securities.

If we substitute dollar preference shares for the trust preferred securities or partnership preferred securities, as the case may be, the earliest date that we can redeem the securities may be extended.

We may, under certain circumstances, substitute dollar preference shares for the trust preferred securities or partnership preferred securities, as the case may be. If we choose to effect a substitution, we will not be permitted to redeem the non-cumulative dollar preference shares for a period of five years after the issue date of the dollar preference shares. While we have no obligation to redeem the trust preferred securities or partnership preferred securities, as the case may be, substitution of our dollar preference shares for your trust preferred securities or partnership preferred securities, as the case may be, could result in a substantial extension of the term of your securities.

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USE OF PROCEEDS

The trust will use the proceeds from the sale of the trust preferred securities and the trust common securities to purchase the partnership preferred securities from the partnership. The partnership will use the proceeds from the sale of the partnership preferred securities to purchase the subordinated notes from us. We will use the net proceeds of $643,500,000 from the sale of the subordinated notes for general corporate purposes and to strengthen our capital base.

EXCHANGE RATES

The following table shows, for the periods and dates indicated, certain information about the noon buying rate in The City of New York for cable transfers in sterling as certified for customs purposes by the Federal Reserve.

	Six months ended June 30,		Year ended December 31,
	2003	2002	2002	2001	2000

	US dollars per £1
Noon Buying Rate
Period end rate	1.653	1.525	1.6095	1.4543	1.4955
Average rate for the period(1)	1.615	1.449	1.5043	1.4396	1.5204

Consolidation rate(2)
Period end rate	1.650	1.528	1.6128	1.4498	1.4925
Average rate for the period	1.611	1.445	1.5032	1.4401	1.5160

(1)	The average of the Noon Buying Rates on the last business day of each month during the period.
(2)	The rates used by the Group for translating dollars into sterling in the preparation of its financial statements.

The Noon Buying Rate on December 3, 2003 is £1.00 = US$1.724.

A significant portion of the assets and liabilities of the Group is denominated in currencies other than sterling. Fluctuations in the value of sterling relative to other currencies have had a significant effect on the sterling value of non-sterling assets, liabilities, interest income and interest expense. Since most of the Group’s non-sterling assets and liabilities relate to foreign activities, these fluctuations also affect the amounts for domestic and foreign activities presented for certain financial and statistical information in our 2002 Form 20-F.

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CAPITALIZATION OF THE GROUP

The following table shows our authorized, issued and fully paid share capital, shareholders’ funds and indebtedness on a consolidated basis in accordance with UK GAAP as at June 30, 2003.

As at June 30, 2003
£m
Share capital – authorized
Ordinary shares – shares of £0.25 each	1,343
Additional value shares – shares of £0.01 each	27
Preference shares(1)	528

1,898

Share capital – allotted, called up and fully paid
Ordinary shares	736
Additional value shares	27
Preference shares(2)	1

764
Retained income and other reserves	27,850

Total shareholders’ funds	28,614

Group indebtedness
Dated loan capital	8,151
Undated loan capital	7,545

15,696
Debt securities in issue	40,156
Total indebtedness	55,852

Total capitalization and indebtedness	84,466

Notes:
(1)
The authorized preference share capital of the Group as at June 30, 2003 was £528 million, consisting of 238.5 million non-cumulative preference shares of US$0.01 each, 3.9 million non-cumulative convertible preference shares of US$0.01 each, 66 million non-cumulative preference shares of €0.01 each, 3 million non-cumulative convertible preference shares of €0.01 each, 900 million non-cumulative convertible preference shares of £0.25 each, 1.0 million non-cumulative convertible preference shares of £0.01 each, 0.9 million cumulative preference shares of £1 each and 300 million non-cumulative preference shares of £1 each.

(2)
The allotted, called up and fully paid preference share capital of the Group as at June 30, 2003 was £1 million, consisting of 82 million non-cumulative preference shares of US$0.01 each, 1.9 million non-cumulative convertible preference shares of US$0.01 each, 0.75 million non-cumulative convertible preference shares of €0.01 each, 0.2 million non-cumulative convertible preference shares of £0.01 each and 0.9 million cumulative preference shares of £1 each.

The Royal Bank of Scotland plc, a subsidiary of the Group, issued €1,000 million Floating Rate Dated Subordinated Notes on October 1, 2003, £400 million Fixed Rate Undated Subordinated Notes on October 22, 2003 and expects to issue €500 million Fixed Rate Dated Notes on December 5, 2003.

On July 3, 2003, we issued $350 million Fixed Rate Dated Subordinated Notes due 2018. On November 12, 2003, we issued $750 million Fixed Rate Dated Subordinated Notes due 2013.

National Westminster Bank Plc (“NatWest”), a subsidiary of the Group, redeemed US$500 million Fixed Rate Dated Subordinated Notes on November 15, 2003.

We declared the final dividend on the Additional Value Shares (“AVS”) at the rate of 55 pence per AVS on September 1, 2003. The dividend was paid on December 1, 2003 at a total cost of £1,463 million.

As at June 30, 2003, the Group had total liabilities, including shareholders’ funds, of £449,145 million, including deposits by banks of £62,039 million and customer accounts of £225,697 million.

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All of the above indebtedness is unsecured. None of the above indebtedness is guaranteed.

As at June 30, 2003, we had contingent liabilities and guarantees arising in the normal course of business totaling £16,183 million, consisting of acceptances and endorsements of £2,268 million, guarantees and assets pledged as collateral security of £5,683 million and other contingent liabilities of £8,232 million.

Save as disclosed above, there has been no material change in the contingent liabilities, total capitalization and indebtedness of the Group since June 30, 2003.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data set forth below for the first half of 2003 and the first half of 2002 is derived from our interim report on Form 6-K for the six months ended June 30, 2003 filed with the SEC on August 7, 2003. The selected consolidated financial data set forth below as at and for the years ended December 31, 2002, 2001, and 2000 are derived from our audited consolidated financial statements. The financial statements for the three years ended December 31, 2002 have been audited by Deloitte & Touche.

You should read the summary financial data below in conjunction with (and the data is qualified in its entirety by reference to) our consolidated financial statements and the accompanying notes, which are included in our Annual Report on Form 20-F for the year ended December 31, 2002 and our interim report on Form 6-K for the six months ended June 30, 2003, both of which are incorporated by reference into this prospectus supplement. The full five year financial summary, which contains selected financial data for the periods preceding the NatWest acquisition on March 6, 2000, is contained in our 2002 Form 20-F. The dollar financial information has been translated for convenience at the rate of £1.00 to US$1.6095, the Noon Buying Rate on December 31, 2002.

Our consolidated financial statements are prepared in accordance with UK GAAP, which differ in certain respects from US GAAP. For a discussion of significant differences between UK GAAP and US GAAP and a UK/US GAAP reconciliation of certain amounts, you should read note 53 to our audited consolidated financial statements, which is included in our 2002 Form 20-F.

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Summary consolidated profit and loss account

	First half	First half	Year ended December 31,
	2003	2002	2002	2002	2001	2000

	£m	£m	$m(4)	£m	£m	£m
	(Unaudited)
Amounts in accordance with UK GAAP(1):
Net interest income	4,025	3,873	12,633	7,849	6,846	5,286
Non-interest income	5,055	4,309	14,431	8,966	7,712	5,709

Total income	9,080	8,182	27,064	16,815	14,558	10,995
Operating expenses(2)(3)	4,606	4,566	15,060	9,357	8,367	6,760
General insurance claims (net)	836	639	2,173	1,350	948	673

Profit before provisions	3,638	2,977	9,831	6,108	5,243	3,562
Provisions for bad and doubtful debts	746	611	2,070	1,286	984	550
Amounts written off fixed asset investments	(4)	41	95	59	7	42

Profit on ordinary activities before tax	2,896	2,325	7,666	4,763	4,252	2,970
Tax on profit on ordinary activities	927	781	2,504	1,556	1,537	1,054

Profit on ordinary activities after tax	1,969	1,544	5,162	3,207	2,715	1,916
Minority interests (including non-equity)	87	49	214	133	90	50
Preference dividends – non-equity	137	159	491	305	358	294

			4,457	2,769	2,267	1,572
Additional Value Shares dividend – non-equity	—	—	1,285	798	399	—

Profit attributable to ordinary shareholders	1,745	1,336	3,172	1,971	1,868	1,572

Amounts in accordance with US GAAP:
Net income available for ordinary shareholders	1,681	1,714	5,002	3,108	2,062	2,102

Notes:
(1)	All prior periods have been restated following the implementation of FRS 19 in 2002. The year ended December 31, 2001 has also been restated following the issuance of UITF 33 in February 2002.
(2)
Includes integration expenditure of £182 million for the first half-year ended June 30, 2003 (2002 – £461 million) and £957 million for the year ended December 31, 2002 (2001 – £875 million; 2000 – £389 million).

(3)
Including goodwill amortization of £373 million for the first half-year ended June 30, 2003 (2002 – £365 million) and £731 million for the year ended December 31, 2002 (2001 – £651 million; 2000 – £537 million).

(4)	The dollar financial information for the year ended December 31, 2002 included above has been translated for convenience at the rate of £1.00 to US$1.6095, the Noon Buying Rate on December 31, 2002.

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Summary consolidated balance sheet

	June 30,		December 31,
	2003	2002	2002	2002	2001	2000

	£m	£m	$m(2)	£m	£m	£m
Amounts in accordance with UK GAAP (1):	(Unaudited)
Loans and advances to banks (net of provisions)	44,923	39,172	71,294	44,296	38,513	32,061
Loans and advances to customers (net of provisions)	248,726	209,884	359,440	223,324	190,492	168,076
Debt securities and equity shares	75,478	70,623	110,940	68,928	65,597	59,342
Intangible fixed assets	12,514	12,981	20,436	12,697	13,325	12,080
Other assets	67,504	64,479	101,004	62,755	60,932	48,510

Total assets	449,145	397,139	663,114	412,000	368,859	320,069

Called up share capital	764	750	1,214	754	893	848
Share premium account	8,141	7,558	12,245	7,608	7,465	6,530
Other reserves	11,645	12,220	19,188	11,922	12,354	12,835
Profit and loss account	8,064	6,872	10,893	6,768	5,956	2,786

Shareholders’ funds	28,614	27,400	43,540	27,052	26,668	22,999
Minority interests	2,421	1,415	2,960	1,839	585	546
Subordinated liabilities	15,696	13,462	22,477	13,965	12,530	10,436

Total capital resources	46,731	42,277	68,977	42,856	39,783	33,981
Deposits by banks	62,039	47,015	88,072	54,720	40,038	35,130
Customer accounts	225,697	204,800	352,740	219,161	198,995	177,302
Debt securities in issue	40,156	32,451	54,623	33,938	30,669	19,407
Other liabilities	74,522	70,596	98,702	61,325	59,374	54,249

Total liabilities	449,145	397,139	663,114	412,000	368,859	320,069

Amounts in accordance with US GAAP:
Shareholders’ equity	30,176	30,628	46,560	28,928	29,923	25,423
Total assets	472,467	416,693	693,007	430,573	386,696	323,731

Note:
(1)	All prior years have been restated following the implementation of FRS 19 in 2002. The balance sheet at December 31, 2001 has also been restated following the issuance of UITF 33 in February 2002.
(2)	The dollar financial information for the year ended December 31, 2002 included above has been translated for convenience at the rate of £1.00 to US$1.6095, the Noon Buying Rate on December 31, 2002.

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Other financial data

	Year ended December 31,
	2002	2001	2000

Other financial data in accordance with UK GAAP(1):
Earnings per ordinary share — pence	68.4	67.6	66.9
Diluted earnings per ordinary share — pence(2)	67.4	66.3	66.2
Dividends per ordinary share — pence	43.7	38.0	33.0
Dividend payout ratio	64.3%	58.1%	56.1%
Share price per ordinary share at period end — £	14.88	16.72	15.82
Market capitalization at period end — £bn	43.2	47.8	42.4
Net asset value per ordinary share — £	8.12	7.79	7.08
Return on average total assets(3)	0.50%	0.53%	0.58%
Return on average ordinary shareholders’ equity(4)	8.4%	8.9%	9.9%
Average shareholders’ equity as a percentage of average total assets	6.9%	7.2%	7.2%
Risk asset ratio — Tier 1	7.3%	7.1%	6.9%
— Total	11.7%	11.5%	11.5%
Ratio of earnings to combined fixed charges and preference share dividends(5)
— including interest on deposits	1.73	1.49	1.32
— excluding interest on deposits	5.12	4.45	3.49
Ratio of earnings to fixed charges only(5)
— including interest on deposits	1.82	1.55	1.37
— excluding interest on deposits	7.13	6.52	4.81

Other financial data in accordance with US GAAP:
Basic earnings per ordinary share — pence	107.9	74.7	89.5
Diluted earnings per ordinary share — pence(2)	106.3	73.2	88.5
Dividends per ordinary share — pence	39.7	34.5	29.8
Dividend payout ratio	36.7%	45.7%	20.6%
Return on average total assets(3)	0.75%	0.57%	0.77%
Return on average ordinary shareholders’ equity(4)	12.1%	8.8%	12.0%
Average shareholders’ equity as a percentage of average total assets	7.3%	7.7%	7.7%
Ratio of earnings to combined fixed charges, preference share dividends and perpetual regulatory securities interest(5)
— including interest on deposits	1.97	1.51	1.41
— excluding interest on deposits	6.49	4.63	4.19
Ratio of earnings to fixed charges only(5)
— including interest on deposits	2.07	1.59	1.46
— excluding interest on deposits	9.03	6.98	5.77

Notes:
(1)
All prior periods have been restated, where appropriate, following the implementation of FRS 19 in 2002. The year ended December 31, 2001 has also been restated, where appropriate, following the issuance of UITF 33 in February 2002.

(2)
Convertible preference shares totaling £200 million (2001 and 2000 — £800 million), €750 million (2001 and 2000 — €750 million) and $1,900 million (2001 and 2000 — $1,900 million) have not been included in the computation of diluted earnings per share as their effect is anti-dilutive. Interest payments on the $1,200 million (2001 — $1,200 million) perpetual regulatory securities may be settled by the issue of ordinary shares at the option of the company and have not been included in the computation of diluted earnings per share as their effect is also anti-dilutive.

(3)	Return on average total assets represents profit attributable to ordinary shareholders as a percentage of average total assets.

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(4)	Return on average ordinary shareholders’ equity represents profit attributable to ordinary shareholders expressed as a percentage of average ordinary shareholders’ equity.
(5)
For this purpose, earnings consist of income before tax and minority interests, plus fixed charges less the unremitted income of associated undertakings (share of profits less dividends received). Fixed charges consist of total interest expense, including or excluding interest on deposits and debt securities in issue, as appropriate, and the proportion of rental expense deemed representative of the interest factor (one-third of total rental expenses).

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OUR GROUP

The Royal Bank of Scotland Group plc is a public limited company incorporated in Scotland with registration number 45551. Our Group is a diversified financial services group engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. The Group’s operations are principally centered in the UK.

The Group’s principal operating subsidiary is the Royal Bank. As of January 31, 2003, the entire issued ordinary share capital of National Westminster Bank Plc was transferred from the Group to the Royal Bank. Both the Royal Bank and NatWest are major UK clearing banks engaging principally in providing a comprehensive range of banking, insurance and other financial services and each controls, directs and promotes the operations of various subsidiary companies.

The Royal Bank was created by the merger in 1985 of the former The Royal Bank of Scotland plc, the largest of the Scottish clearing banks, and Williams & Glyn’s Bank plc, a wholly-owned English clearing bank subsidiary of the Group. At December 31, 2002, the Royal Bank had 642 retail branches in the UK.

NatWest was incorporated in England in 1968 and was formed from the merger of National Provincial Bank Limited and Westminster Bank Limited, which had themselves been formed through a series of mergers involving banks with origins dating back as far as the seventeenth century. At December 31, 2002, NatWest had 1,642 retail branches in the UK.

Business Overview

At and for the year ended December 31, 2002, based on domicile of customer, no country outside the UK or the United States accounted for more than 10 per cent of total assets or profit before tax or net assets of the Group. At June 30, 2003, the Group had total assets of £449 billion and total deposits of £288 billion. Shareholders’ funds at June 30, 2003 were £28,614 million.

At June 30, 2003, the Group employed 110,800 staff on a full-time equivalent basis.

Organizational Structure

The Group’s activities are organized in the following business divisions: Corporate Banking and Financial Markets, Retail Banking, Retail Direct, Manufacturing, Wealth Management, RBS Insurance, Ulster Bank, Citizens and the Centre. A description of the activities of each of the Group’s businesses is given below.

Corporate Banking and Financial Markets

Through Corporate Banking and Financial Markets, RBS provides an integrated range of products and services to mid-sized and large corporate and institutional customers in the UK and overseas, including corporate and commercial banking, treasury and capital markets products, structured and leveraged finance, trade finance, leasing and factoring.

Financial Markets provides corporate and institutional customers with treasury services, including global interest rate derivatives trading, bond origination and trading, credit sales and trading, sovereign debt trading and futures brokerage. In addition, it provides foreign exchange, money market, currency derivative and rate risk management services. It also engages in similar activities for its own account, and provides treasury services support to the Group. Greenwich Capital, headquartered in Connecticut, delivers debt market solutions tailored to meet the needs of companies and institutions around the world.

Retail Banking

Retail Banking provides a wide range of banking, insurance and related financial services to individuals and small businesses. These services are delivered from a network of Royal Bank and NatWest branches throughout Great Britain and through telephone call centers, ATMs and the internet. It also has complementary subsidiary businesses covering life assurance and pensions.

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In the personal banking market, Retail Banking offers money transmission, savings and loan facilities. In the small business banking market, Retail Banking provides a range of services which includes money transmission and cash management, short, medium and long- term finance and retail and wholesale deposit-taking products.

Retail Direct

Retail Direct issues a comprehensive range of credit, charge and debit cards to RBS and NatWest personal and corporate customers and engages in merchant acquisition and processing facilities for retail businesses. It also includes the joint venture with Tesco Plc (Tesco Personal Finance), The One Account (formerly Virgin One), Direct Line Financial Services, Lombard Direct, the Group’s internet banking platform and Comfort Card businesses, all of which offer products to customers through direct channels.

Manufacturing

Manufacturing supports the customer facing businesses, principally Corporate Banking and Financial Markets, Retail Banking and Retail Direct, and provides operational technology customer support in telephony, account management and money transmission, global purchasing, property and other services.

Wealth Management

Wealth Management comprises various private banking subsidiaries and offshore banking businesses. The Coutts Group brings together businesses that focus on private banking including the Coutts, The Royal Bank of Scotland and the NatWest Private Banking brands. Adam and Company Group PLC is a private bank operating primarily in Scotland. The offshore banking businesses – The Royal Bank of Scotland International and NatWest Offshore – deliver retail banking services to local expatriate customers, and corporate banking and treasury services to corporate, intermediary and institutional clients, principally in the Channel Islands, Isle of Man and Gibraltar.

RBS Insurance

RBS Insurance was established following the acquisition of Churchill Insurance Group on September 1, 2003. RBS Insurance is comprised of all companies from the previous Direct Line and Churchill Groups. Direct Line and Churchill sell and underwrite retail and wholesale insurance on the telephone and the internet in the UK and overseas. UKI Partnerships (formerly Green Flag) is a leading wholesale provider of insurance and motoring related services. The National Insurance and Guarantee Corporation sells personal and commercial insurance products through a network of independent financial advisers, while Intergroup acts as a travel insurance intermediary, and Devitt Insurance Services Limited operates as a specialist travel insurance broker administrator.

Ulster Bank

Ulster Bank Limited (“Ulster Bank”) provides a comprehensive range of retail and wholesale financial services in Northern Ireland and the Republic of Ireland. Retail Banking has a network of branches throughout Ireland and operates in the personal, commercial and wealth management sectors. Ulster Bank corporate banking and financial markets provides a wide range of services in the corporate and institutional markets.

On October 6, 2003 the boards of The Royal Bank of Scotland Group plc and First Active plc (“First Active”) announced that they had agreed the terms of a recommended acquisition for cash of First Active subject to regulatory approval. First Active’s strength in mortgages and savings and investment products will complement Ulster Bank’s broader range of banking products for personal and business customers.

Citizens Financial Group Inc.

Citizens is engaged in retail and corporate banking activities carried out through its branch network in the states of Rhode Island, Connecticut, Massachusetts, New Hampshire, Pennsylvania, Delaware and New

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Jersey. Citizens is the second largest bank in New England and the 17th largest commercial bank in the U.S. measured by deposits. Citizens provides a full range of retail and corporate banking services, including personal banking, residential mortgages and home equity loans. In addition, Citizens engages in a wide variety of commercial loan and commercial real estate activities, consumer lending, credit card services, trust services and retail investment services. Citizens also operates subsidiaries primarily engaged in equipment leasing financing.

In January 2003 Citizens completed the acquisition of Pennsylvania based commercial bank, Commonwealth Bancorp and in July 2003 completed the acquisition of Port Financial Corp. the holding company of the Massachusetts saving bank, Cambridgeport Bank. In July 2003, Citizens announced the acquisition of Community Bancorp, Inc.; this transaction is subject to Community Bancorp, Inc. shareholder and US regulatory approvals.

The Centre

The Centre comprises group and corporate functions which provide services to the operating divisions.

Competition

The Group is subject to intense competition in all aspects of its business. In the UK, the Royal Bank and NatWest’s principal competitors are other clearing banks, building societies (which are similar to savings and loans associations in the US) and the other major international banks.

Competition to serve corporate and institutional customers in the UK remains strong. In addition to the UK clearing bank groups, large US and European financial institutions are also active, and offer combined investment and commercial banking capabilities. The capital markets continue to innovate and provide a broad range of financing and risk management solutions for corporate customers. In asset finance, Lombard competes with both banks and specialized asset finance providers.

In the small business banking market, the Group competes with other UK clearing bank groups, with specialist finance providers and building societies. During 2002, competition within small business banking remained strong as former building societies continued to develop their offerings.

In the personal banking market, competition remains intense. In addition to UK banks and building societies, major retailers, life assurance companies and internet-only players are active in the market. NatWest Life and Royal Scottish Assurance compete with Independent Financial Advisers and life assurance companies. The competitive situation in the long term savings market is dynamic, due to regulatory changes, and the impact of highly volatile securities markets on both customer confidence and traditional with-profits life assurance companies’ solvency.

The UK credit card market is highly competitive. Major retailers, utilities and specialist card issuers, including the major US operators, are active in the market in addition to UK banks and building societies. Competition is across a range of dimensions, including aggressive pricing, loyalty and reward schemes, and packaged benefits. In addition to physical distribution channels, providers compete through direct marketing activity and, increasingly, the internet.

In Wealth Management, The Royal Bank of Scotland International and NatWest Offshore compete with other UK and international banks to offer offshore banking services. Coutts Group and Adam & Company compete as private banks with UK clearing and private banks, and with international private bankers. Difficult market conditions have seen some retrenchment of competitive activity, particularly in the “mass-affluent” segment.

Direct Line competes in personal insurance. The market is highly competitive, particularly the motor segment. Direct Line faces competition from a range of insurance companies who now operate telephone and internet direct sales businesses. Direct Line also competes in the direct motor insurance markets in Spain, Italy, Germany and Japan.

In Northern Ireland and the Republic of Ireland, Ulster Bank competes in retail and commercial banking with the major Irish banks and building societies, and with other UK and international banks and building

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societies active in the market. Competition is intensifying as both UK and Irish institutions seek to expand their businesses.

In the United States, Citizens, through its banking subsidiaries, competes primarily in New England, and from December 2001, in Pennsylvania, in retail and mid-corporate banking markets with local and regional banks and other financial institutions. The Royal Bank of Scotland Group also competes in the US through RBS Greenwich Capital and branches of RBS and NatWest, in large corporate lending and specialized finance markets, and in fixed-income trading and sales. Competition is principally with the large US commercial and investment banks and international banks active in the US.

In other international markets, principally in continental Europe, the Group faces competition from the leading domestic and international players active in the relevant national markets.

RECENT DEVELOPMENTS

On September 22, 2003, Citizens Financial Group Inc., a wholly owned subsidiary of the Group, agreed to acquire the entire issued share capital of the holding company for Roxborough Manayunk Bank in Philadelphia, Pennsylvania for $136 million, payable in cash. The transaction, which is expected to be completed in the first quarter of 2004, is subject to Roxborough Manayunk Bank’s holding company shareholder approval and US regulatory approvals.

On October 6, 2003, the boards of RBS and First Active announced they had agreed the terms of a recommended acquisition for cash of First Active. The core business of First Active is the provision of mortgages and retail savings and investment products in Ireland. Under the terms of the acquisition, each First Active share is valued at €6.20, and the entire issued share capital of First Active is valued at approximately €887 million. The acquisition is conditional, amongst other things, upon approval of First Active shareholders and from the High Court of Ireland.

On October 9, 2003, Coutts Bank (Switzerland) Limited, part of the Coutts Group, which is a wholly owned subsidiary of the Group, reached agreement with Bayerische Hypo-und Vereinsbank AG to acquire its private banking subsidiary, Bank von Ernst & Cie AG, for £228 million, payable in cash. The transaction, which is expected to be completed by the end of 2003, is subject to regulatory approvals.

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DESCRIPTION OF TRUST PREFERRED SECURITIES

The following is a summary of particular terms of this series of trust preferred securities. It supplements the description of the general terms of the trust preferred securities of any series we may issue contained in the accompanying prospectus under “Description of Trust Preferred Securities”. The following summary and the description in the accompanying prospectus may not contain all of the information that may be important to you. We refer you to the amended and restated declaration of trust pursuant to which the trust preferred securities will be issued. A copy of the form of amended and restated declaration of trust has been filed with the SEC as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The terms of the trust preferred securities include those stated in the amended and restated declaration of trust and those made part of that document by the Trust Indenture Act of 1939. You are encouraged to read the Delaware Statutory Trust Act, the Trust Indenture Act and the full text of the amended and restated declaration of trust (which we refer to below as the declaration of trust). If there is any inconsistency between the following summary and the description in the accompanying prospectus, the summary in this prospectus supplement governs.

The Trust

RBS Capital Trust II (the “trust”) is a statutory trust formed under the Delaware Statutory Trust Act pursuant to (i) an amended and restated declaration of trust, to be dated as of December 10, 2003, and executed by RBSG Capital Corporation, as sponsor, the partnership, as holder of the trust common securities and as the initial administrator, The Bank of New York, as property trustee and The Bank of New York (Delaware), as Delaware trustee, and (ii) a certificate of trust, dated as of May 10, 2002 and filed with the Secretary of State of the State of Delaware. The trust is our indirect subsidiary. The trust’s business and affairs are conducted by the trust administrator. The partnership will serve as the trust administrator.

The trust exists for the exclusive purposes of:

•	issuing the trust preferred securities, which will represent a corresponding series of partnership preferred securities to be held by the trust;

•	issuing the trust common securities;

•	investing the proceeds from the sale of trust preferred securities in the partnership preferred securities;

•	distributing payments received on the partnership preferred securities; and

•	engaging in only those functions necessary or incidental to the foregoing.

The partnership preferred securities will be the sole assets of the trust, and payments under the partnership preferred securities will be the sole revenue of the trust.

All of the trust common securities will be owned by the partnership. The trust common securities will rank equally, and payments will be made thereon pro rata, with the trust preferred securities, except that upon the occurrence and continuance of failure to make a payment when due and payable on the trust preferred securities, the rights of the trust common securities holder to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the trust preferred securities. The trust does not have any other share capital or debt other than the trust common securities and the trust preferred securities.

The trust will hold legal title to the partnership preferred securities. The Bank of New York, as property trustee under the declaration of trust, will hold the partnership preferred securities for the benefit of the trust and the holders of the trust preferred securities and trust common securities. As the holder of the partnership preferred securities, the property trustee will have the power to exercise all rights, powers and privileges of a holder of partnership preferred securities under the partnership agreement. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account (the “property account”) to

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hold all payments made in respect of the partnership preferred securities for the benefit of the holders of the trust preferred securities.

The Bank of New York, as guarantee trustee under the guarantee relating to the trust preferred securities (the “trust securities subordinated guarantee”) and the guarantee relating to the partnership preferred securities (the “partnership securities subordinated guarantee” and together with the trust securities subordinated guarantee, the “subordinated guarantees”), will hold the trust securities subordinated guarantee for the benefit of the holders of the trust securities. Unless payments on the trust preferred securities have not been made when due and payable, the holder of the trust common securities will have the right to appoint, remove or replace any of the trustees or the trust administrator and to increase or decrease the number of trustees. There must always be at least two trustees. At least one trustee will be a Delaware trustee and at least one trustee will be the property trustee. If payments on the trust preferred securities have not been made when due and payable, then the property trustee or the Delaware trustee may be removed by a vote of holders of a majority of liquidation preference of the trust preferred securities. In addition, there shall always be a trust administrator, unless one or more regular trustees are appointed to conduct the trust’s business and affairs.

For so long as the trust preferred securities remain outstanding, we will undertake pursuant to the trust securities subordinated guarantee to:

•	maintain directly or indirectly ownership of all of the trust common securities;

•	cause the trust to remain a statutory trust and not to voluntarily dissolve, wind up, liquidate or terminate the trust, except as permitted by the declaration of trust;

•	use reasonable efforts to ensure that the trust will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940;

•	take no action that would be reasonably likely to cause the trust to be classified as other than a grantor trust for US federal income tax purposes; and

•	make reasonable efforts to avoid UK withholding tax arising on the subordinated notes, including, if applicable, substituting other eligible investments for the subordinated notes.

The trust will not prepare public consolidated or non-consolidated financial statements.

The office of the property trustee is 101 Barclay Street, Floor 8 West, New York, New York 10286. The office of the Delaware trustee is White Clay Center, Newark, Delaware 19711. The location of the principal executive office of the trust is c/o RBSG Capital Corporation, at Citizens Bank, One Citizens Plaza, Providence, Rhode Island 02903-1339.

It is expected that the trust will not be subject to reporting requirements under the Exchange Act.

RBS Capital LP II, as administrator, will provide the trust with legal, accounting, tax and other general support services and provide administrative, record-keeping, secretarial and other administrative services. The fees and expenses of the trust, including any taxes or charges imposed by the United States or any other governmental authority, will be paid by us as described under “—Payment of Fees and Expenses of the Trust” in the accompanying prospectus. The address of the administrator is c/o RBSG Capital Corporation, at Citizens Bank, One Citizens Plaza, Providence, Rhode Island 02903-1339.

General Terms of the Trust Preferred Securities

The declaration of trust does not permit the trust to issue any securities other than the trust preferred securities and the trust common securities to be sold to the partnership, and does not permit it to incur any indebtedness for borrowed money. The trust preferred securities will be issued with a liquidation preference of $1,000 per trust preferred security and will rank without preference among themselves. The declaration of trust also does not permit the trust to invest in any assets other than the partnership preferred securities, which are described under “Description of Partnership Preferred Securities” below.

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The declaration of trust authorizes the trust to issue the trust preferred securities, each of which represents an undivided beneficial interest in the assets of the trust.

The trust will initially issue 650,000 trust preferred securities with an aggregate liquidation preference of $650,000,000. The trust may, without the consent of the holders of the trust preferred securities, issue additional trust preferred securities and purchase a corresponding amount of partnership preferred securities with the proceeds of any such issue. Any such additional trust preferred securities will have the same terms and provisions as the trust preferred securities offered hereby, and will constitute a further issuance of the series of trust preferred securities offered hereby. There is no limitation on the amount of trust preferred securities the trust may issue under the terms of the declaration of trust, and holders of the trust preferred securities have no pre-emptive or similar rights.

The trust’s only source of funds to make payments to the holders of the trust preferred securities will be the payments it receives on the partnership preferred securities or the subordinated guarantees. Holders of trust preferred securities will not be entitled to receive payments on the trust preferred securities or under the subordinated guarantees except to the extent that corresponding distributions or other amounts are due and payable in accordance with the terms of the partnership preferred securities. If payments are not made on the partnership preferred securities or the subordinated guarantees, the property trustee will not have funds available to make payments (including distributions) on the trust preferred securities. Distributions, redemption payments, liquidation payments or any other payments the trust receives as the holder of the partnership preferred securities will be passed through to the holders of the trust preferred securities on a pro rata basis if, as and when received by the property trustee. See “Description of Partnership Preferred Securities—Distributions on the Partnership Preferred Securities”. The property trustee will also pass through to holders of trust preferred securities any rights to vote, consent, and other related matters that require the approval of the holders of the partnership preferred securities.

To the fullest extent permitted by law, the property trustee, in its role as trustee, is entitled to enforce the terms of the partnership preferred securities on behalf of the trust, including the right to receive payments. The property trustee will not have the right to enforce, and no holder of trust preferred securities, partnership preferred securities or dollar preference shares (which may be issued upon a substitution event) will have the right to hold or enforce, the subordinated notes or other assets of the partnership.

We will irrevocably and unconditionally guarantee, on a subordinated basis, payments on the trust preferred securities and partnership preferred securities to the extent described under “Description of Subordinated Guarantees”. The subordinated guarantees will be held by The Bank of New York, as guarantee trustee, for the benefit of the holders of the trust preferred securities and partnership preferred securities, respectively.

Distributions on the Trust Preferred Securities

Fixed Rate Period

From the issue date through January 3, 2034 (the “fixed rate period”), the distribution rate for the trust preferred securities will be 6.425% per year of the liquidation preference. Distributions will accrue from the issue date and will be payable semiannually in arrears on June 30 and December 31 each year. The first distribution will be made on December 31, 2003 in respect of the period from (and including) the issue date to (but excluding) such date, and the last semiannual distribution period for the fixed rate period will be extended to (but exclude) January 3, 2034.

If any distribution payment date during the fixed rate period falls on a day that is not a business day, then such distribution payment date will instead be the immediately preceding business day (with no reduction in the distribution or any other amounts as a result of such early payment). If the last semiannual distribution payment date for the fixed rate period is not a business day, then such distribution payment date will be postponed to the next business day (without any additional payment in respect of the delay). A business day is a day on which banks are open for business and on which foreign exchange dealings may be conducted in dollars in New York (a “New York business day”) and London (a “London business day”).

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If any distribution during the fixed rate period is required to be paid on any other date, it shall be calculated by applying the distribution rate to the liquidation preference of the trust preferred securities, multiplying the product by the relevant day count fraction (and rounding the resulting figure to the nearest cent) on the basis of a 360 day year divided into 12 months of 30 days each (a “30/360 basis”).

Floating Rate Period

After January 3, 2034 (the “floating rate period”), the distribution rate for the trust preferred securities will be 1.9425% above three-month dollar LIBOR for the relevant distribution period. Distributions for the floating rate period will be payable in arrears on March 31, June 30, September 30 and December 31 each year, in each case in respect of the period from and including the previous distribution payment date to (but excluding) such distribution payment date.

For these purposes, “three-month dollar LIBOR” means the rate which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, two London business days before the first day of the relevant distribution period (the “determination date”). If such rate does not appear on Telerate Page 3750, three-month dollar LIBOR will be determined on the basis of the rates that three-month US dollar deposits in principal amounts of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by The Bank of New York in its capacity as calculation agent after consultation with us, at approximately 11:00 a.m., London time, on that determination date. The calculation agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, three-month dollar LIBOR with respect to that determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month dollar LIBOR with respect to that determination date will be the arithmetic mean of the rates quoted by three major money center banks in New York City selected by the calculation agent after consultation with us, at approximately 11:00 a.m., New York City time, on the relevant determination date for loans in US dollars to leading European banks for a three-month period commencing on the first day of the relevant distribution period and in a principal amount of not less than $1,000,000. However, if the banks selected by the calculation agent to provide quotations are not quoting as described in this paragraph, three-month dollar LIBOR for the applicable period will be the same as three-month dollar LIBOR as determined for the previous distribution period, except that three-month dollar LIBOR for the distribution period from (and including) January 3, 2034, shall be the rate as determined by the calculation agent after consultation with us.

If any distribution payment date during the floating rate period falls on a day that is not a business day, then such distribution payment date will instead be brought forward to the immediately preceding business day.

The calculation agent will, as soon as practicable after the determination date in relation to each distribution period, calculate the distributions payable in respect of each trust preferred security for such distribution period. The calculation agent shall apply the applicable distribution rate for such distribution period to the liquidation preference of such trust preferred security, multiply the product by the actual number of days elapsed in such distribution period divided by 360 and round the resulting figure to the nearest cent (half a cent being rounded upwards) (an “actual/360 basis”).

General

Distributions on the trust preferred securities will be paid only to the extent the trust has funds available to it. Amounts available to the trust for distributions to the holders of the trust preferred securities will be limited to payments received from the partnership and payments received from us under the subordinated guarantees. Limitations on distributions payable to holders of the trust preferred securities are described in the accompanying prospectus under “Description of Trust Preferred Securities—Distributions—Limitation of Distributions”. The trust’s obligation to pay any additional amounts on payments on the trust preferred securities is described under “Description of Trust Preferred Securities—Additional Amounts” in the accompanying prospectus.

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The registrar will cause the distribution rate and the amount payable on each trust preferred security to be made available at the offices of the paying agent in New York City, as soon as possible after their determination.

Distributions and other payments on the trust preferred securities will be payable to the holders of record as they appear on the books and records of the trust on the relevant record dates. The record dates for the trust preferred securities will be, if the trust preferred securities are held in book-entry form, one business day prior to the relevant distribution payment date. In the event that the trust preferred securities are not in book-entry form, the record date will be the fifteenth day, whether or not a business day, of the month preceding the relevant distribution payment date. These payments will be made by the property trustee, who will hold amounts received on the partnership preferred securities for the benefit of the holders of trust preferred securities, or, if the trust preferred securities are not in book-entry form, by a paying agent acting on its behalf, upon presentation of the relevant certificate at the offices of such paying agent. Amounts received by the trust on the partnership preferred securities will be distributed to the holders of the trust preferred securities as promptly as practicable. Subject to any applicable laws and regulations and the provisions of the declaration of trust, each payment will be made in accordance with the clearance and settlement procedures described in the accompanying prospectus under “Description of Trust Preferred Securities—Form of Trust Preferred Securities; Book-Entry System”.

Liquidation or Dissolution

Liquidation Upon a Trust Liquidation Event

If a trust liquidation event (as defined below) occurs and the trust is unable to reverse such trust liquidation event within 90 days by taking administrative action, or pursuing any reasonable measure that in the sole judgment of the holder of the trust common securities will have no adverse effect on us, the trust, the partnership or the holders of the trust preferred securities, the trust administrator may dissolve the trust. If it does so, after we satisfy creditors of the trust, if any, as required by applicable law, the trust will distribute partnership preferred securities to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities. If the trust distributes the partnership preferred securities, the partnership preferred securities will be held through DTC and they will be subject to the same DTC provisions with respect to transfer and exchange as the trust preferred securities.

A “trust liquidation event” means the occurrence of either a trust tax event or an investment company event.

A “trust tax event” means we determine that any of the events described in the bulleted items below has occurred:

•	in making any payments on the trust preferred securities, the trust has paid or will or would on the next distribution payment date be required to pay additional amounts on such securities; or

•	the trust has been, is or will be subject to tax in the United States or the United Kingdom or any political subdivision or authority therein or thereof having the power to tax.

In the case of liquidation upon the occurrence of a trust tax event, we shall be required, before we give a notice of liquidation, to deliver to the trust administrator a written legal opinion of independent US or UK counsel of nationally recognized standing, as applicable, selected by us, in a form satisfactory to the trust administrator confirming that we are entitled to exercise our liquidation right.

An “investment company event” means that we shall have requested and received an opinion of a nationally recognized US law firm experienced in such matters to the effect that there is more than an insubstantial risk that the trust is or will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940 or any successor legislation, as a result of:

•
any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), or change in practice, the adoption or amendment of any law, rule or regulation, any notice or announcement (including any notice or announcement of intent to adopt such rule or regulation), on or

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after the date of this prospectus supplement, by any US legislative body, court, governmental agency or regulatory authority, or

•
any change on or after the date of this prospectus supplement in the laws of the United Kingdom relating to the enforceability of either of the subordinated guarantees thereunder, as confirmed in an opinion of a nationally recognized English law firm experienced in such matters.

A trust liquidation event, absent a simultaneous partnership special redemption event or partnership liquidation event, will not result in either the liquidation of the partnership or the redemption of any partnership preferred securities.

Liquidation of the Trust Upon Substitution of Dollar Preference Shares for Trust Preferred Securities

Each of the following is a “substitution event”:

•	if the partnership is liquidated, dissolved, wound up or terminated (where no order has been made or effective resolution passed for our winding up);

•
our consolidated capital ratio, calculated in accordance with applicable UK bank capital adequacy regulations, falls below the minimum ratio required by such regulations (currently 8% total capital and 4% Tier 1 capital); or

•	if, following the occurrence of a partnership special redemption event, we elect in our discretion to effect such substitution.

We will undertake, pursuant to the subordinated guarantees, to:

•	maintain a sufficient number of authorized (but unissued) dollar preference shares necessary to effect a substitution;

•
as soon as reasonably practicable following the occurrence of a substitution event, implement the steps to obtain the corporate authorizations necessary to effect the substitution of the trust preferred securities for dollar preference shares which, after obtaining all necessary corporate authorizations, we will issue, and which will have equivalent liquidation preference and which will bear dividends at the distribution rate applicable to the partnership preferred securities and will have the rights and preferences described in this prospectus supplement and the accompanying prospectus; provided, however, that no additional amounts will be payable with respect to withholding taxes, if any, imposed on the dollar preference shares;

•	make all reasonable efforts to register any substituted dollar preference shares under the Securities Act of 1933; and

•	make all reasonable efforts to obtain a listing of any substituted dollar preference shares on the New York Stock Exchange or a similarly recognized exchange.

We will also undertake to pay any stamp duty, stamp duty reserve tax and other duties imposed in connection with the allotment and issuance of the dollar preference shares into the ADR depositary arrangement. See “Description of Dollar Preference Shares”.

To effect the substitution of dollar preference shares for the trust preferred securities pursuant to the subordinated guarantees, we will take, or procure the taking of, such actions as shall be necessary to (i) exchange the subordinated notes (or eligible investments, as the case may be) for dollar preference shares, (ii) dissolve the partnership (such dissolution to occur at the time the dollar preference shares are distributed to the trust), and (iii) dissolve the trust (such dissolution to occur at the time the dollar preference shares are distributed to the holders of the trust preferred securities). Dollar preference shares represented by American Depositary Shares (ADSs) evidenced by American Depositary Receipts (ADRs) will be distributed to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities.

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Amendments

Amendments with Consent of Holders of Trust Securities

Without the consent of each holder of the trust preferred securities and the trust common securities, the declaration of trust may not be amended to:

•
change the amount or timing of any distribution payable on the trust preferred securities or the trust common securities or otherwise adversely affect the amount of any distribution required to be made on the trust preferred securities or the trust common securities;

•	restrict the right of a holder of trust preferred securities to institute suit for the enforcement of any payment owed on the trust preferred securities; or

•	change the voting requirements and other provisions relating to amendments.

Without the consent of holders of 75% in liquidation preference amount of outstanding trust preferred securities and trust common securities voting as a single class, the declaration of trust may not be amended to:

•	materially adversely affect the powers, preferences or special rights of the trust preferred securities and the trust common securities; or

•	result in the dissolution, winding up or termination of the trust other than pursuant to the terms of the declaration of trust;

provided that, if any amendment or proposal referred to in the first bullet point above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal.

The Registrar, Transfer Agent and Paying Agent for the Trust

The property trustee will act as registrar, transfer agent and principal paying agent for the trust and may designate an additional or substitute paying agent at any time. The trust preferred securities may be transferred or exchanged without the payment of any service charge, other than any tax or other government charges. Neither the registrar nor any transfer agent will be required to register the transfer of any trust preferred securities called for redemption.

A definitive trust preferred security may be transferred or exchanged only upon (1) the surrender of the certificate representing the relevant definitive trust preferred security, together with an applicable form of transfer duly completed and executed, at the offices of the property trustee or of any paying and transfer agent, and (2) the reissuance by the property trustee or the paying and transfer agent of a new definitive trust preferred security to the new holder of such trust preferred security.

Calculation Agent

The Bank of New York will initially act as calculation agent.

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DESCRIPTION OF PARTNERSHIP PREFERRED SECURITIES

The following is a summary of particular terms of this series of partnership preferred securities. It supplements the description of the general terms of the partnership preferred securities of any series we may issue contained in the accompanying prospectus under “Description of Partnership Preferred Securities”. The following summary and the description in the accompanying prospectus may not contain all of the information that may be important to you. We refer you to the amended and restated agreement of limited partnership pursuant to which the partnership preferred securities will be issued. A copy of the form of amended and restated agreement of limited partnership has been filed with the SEC as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

You are encouraged to read the full text of the amended and restated agreement of limited partnership agreement (which we refer to below as the partnership agreement). If there is any inconsistency between the following summary and the description in the accompanying prospectus, the summary in this prospectus supplement governs.

The Partnership

The partnership preferred securities will be issued by RBS Capital LP II, a Delaware limited partnership, which consists of a general partner, RBSG Capital Corporation, and two types of limited partners: the limited partners, whose interests are represented by the partnership preferred securities, and the priority limited partner, initially RBS plc. RBSG Capital Corporation will manage the partnership and make an initial capital contribution to the partnership. The limited partners will have no right to vote or otherwise manage the affairs of the partnership except as described under “Description of Partnership Preferred Securities–Partnership Preferred Securities Voting Rights” in the accompanying prospectus. As long as the partnership preferred securities remain outstanding, the priority limited partnership interest will be held by a member of the Group.

Distributions on the Partnership Preferred Securities

Fixed Rate Period

During the fixed rate period, the distribution rate for the partnership preferred securities will be 6.425% per year of the liquidation preference. Distributions will accrue from the issue date and will be payable semiannually in arrears on June 30 and December 31 each year. The first distribution will be made on December 31, 2003 in respect of the period from (and including) the issue date to (but excluding) such date, and the last semiannual distribution period for the fixed rate period will be extended to (but exclude) January 3, 2034.

If any distribution payment date during the fixed rate period falls on a day that is not a business day, then such distribution payment date will instead be the immediately preceding business day (with no reduction in the distribution or any other amount as a result of such early payment). If the last semiannual distribution payment date for the fixed rate period falls on a day that is not a business day, then it will be postponed to the next business day (without any additional payment in respect of the delay). If any distribution during the fixed rate period is required to be paid on any other date, it shall be calculated on a 30/360 basis.

Floating Rate Period

For the floating rate period, the distribution rate for the partnership preferred securities will be 1.9425% above three-month dollar LIBOR for the relevant distribution period. Distributions for the floating rate period will be payable in arrears on March 31, June 30, September 30 and December 31 each year, in each case in respect of the period from and including the previous distribution payment date to (but excluding) such distribution payment date.

If any distribution payment date during the floating rate period falls on a day that is not a business day, then such distribution payment date will be brought forward to the immediately preceding business day. The calculation agent will, as soon as practicable after the determination date in relation to each distribution

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period, calculate the distributions payable in respect of each partnership preferred security for such distribution period on an actual/360 basis.

General

Distributions on the partnership preferred securities will be paid only to the extent the partnership has funds available to it. Amounts available to the trust for distributions to the holders of the trust preferred securities will be limited to payments received from the partnership and payments received from us under the subordinated guarantees.

Distributions on the partnership preferred securities, including limitations on distributions, are described further in the accompanying prospectus under “Description of Partnership Preferred Securities—Distributions”.

Redemption of the Partnership Preferred Securities

The partnership preferred securities are perpetual securities with no maturity date, and are not redeemable at the option of the holders.

Redemption at the Partnership’s Option

The partnership may, with the prior written consent of the UK Financial Services Authority, redeem the partnership preferred securities at its option, in whole or in part, on January 3, 2034 and on any distribution payment date thereafter. The redemption amount at which the partnership may redeem the partnership preferred securities will be an amount, which is referred to as the “par redemption amount”, in cash equal to:

•	their aggregate liquidation preference, plus

•	an amount equal to accrued distributions, if any, for the then-current distribution period accrued on a daily basis to the redemption date, plus

•	an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the partnership preferred securities and remain unpaid, without interest.

For the avoidance of doubt, distributions will not be cumulative and the holders of partnership preferred securities will have no claim for any distributions (or the portion thereof) not payable.

Redemption Following a Partnership Special Redemption Event

The partnership may, with the prior written consent of the UK Financial Services Authority, redeem the partnership preferred securities in whole but not in part, at any time, upon the occurrence of any of the events described in the bulleted items below.

Each of the following four events is a “par partnership special redemption event":

•
as a result of a change in or amendment to the laws or regulations of the United Kingdom or the United States or any political subdivision or authority therein or thereof having the power to tax, including any treaty to which the applicable jurisdiction is a party, or any change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal (a “tax law change”), on or after the date of this prospectus supplement, in making any payments on the partnership preferred securities or on the subordinated guarantees, the partnership or we have paid or will or would on the next payment date be required to pay additional amounts on such securities or guarantees;

•
as a result of a tax law change on or after the date of this prospectus supplement or in the case of other eligible investments the issue date thereof, in making any payments on the subordinated notes or other eligible investments, we or the issuer of such other eligible investments have paid or will or would on the next payment date be required to pay additional amounts on such subordinated notes or other eligible investments;

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•
as a result of a tax law change on or after the date of this prospectus supplement (or in the case of other eligible investments the issue date thereof), in respect of interest payments on the subordinated notes or any other eligible investments, on the next payment date, (i) we or the issuer of such other eligible investments would not be entitled to claim a deduction in computing taxation liabilities in the United Kingdom (or another taxing jurisdiction relevant to such issuer), (ii) the value of the deduction to us or such issuer would be materially reduced, or (iii) we would otherwise suffer adverse tax consequences which we cannot reasonably avoid in connection with the subordinated notes or other eligible investments or in connection with the partnership preferred securities;

•
as a result of a tax law change on or after the date of this prospectus supplement, tax is imposed in the United States or the United Kingdom or any political subdivision or authority therein or thereof having the power to tax on the partnership;

Each of the following four events is a “make-whole partnership special redemption event":

•
other than as a result of a tax law change on or after the date of this prospectus supplement, the partnership has been, is or will be subject to tax in the United States or the United Kingdom or any political subdivision or authority therein or thereof having the power to tax;

•
other than as a result of a tax law change on or after the date of this prospectus supplement (or in the case of other eligible investments the issue date thereof), in respect of interest payments on the subordinated notes or any other eligible investments, on the next payment date, (i) we or the issuer of such other eligible investments would not be entitled to claim a deduction in computing taxation liabilities in the United Kingdom (or another taxing jurisdiction relevant to such issuer), (ii) the value of the deduction to us or such issuer would be materially reduced, or (iii) we would otherwise suffer adverse tax consequences which we cannot reasonably avoid in connection with the subordinated notes or other eligible investments or in connection with the partnership preferred securities;

•	we have been informed by the UK Financial Services Authority that the partnership preferred securities no longer qualify as Tier 1 capital under applicable banking regulations; or

•
as a result, on or after the date of this prospectus supplement, of (A) any judicial decision, pronouncement or interpretation (irrespective of the manner made known), or change in practice, the adoption or amendment of any law, rule or regulation, any notice or announcement (including any notice or announcement of intent to adopt such rule or regulation) by any US legislative body, court, governmental agency or regulatory authority), or (B) a change in the laws of the United Kingdom relating to the enforceability of either of the applicable subordinated guarantees, the partnership or the trust is required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

The par partnership special redemption events and the make-whole partnership special redemption events are together referred to as “partnership special redemption events”.

The partnership must give 30 to 60 days’ notice of redemption to the holders of the partnership preferred securities. Any notice of redemption will be irrevocable.

Limitation on Redemption

The limitations on redemption of the partnership preferred securities are described in the accompanying prospectus under “Description of Partnership Preferred Securities—Redemption of the Partnership Preferred Securities—Limitation on Redemption”.

Payment of Redemption Amount

The price at which the partnership preferred securities will be redeemed upon a par partnership special redemption event will be the par redemption amount.

The price at which the partnership preferred securities will be redeemed upon a make-whole partnership special redemption event will be the greater of the make-whole redemption amount as described below and

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the par redemption amount. If the redemption amount in respect of any partnership preferred securities is improperly withheld or refused and is not paid by either the partnership or us under the partnership securities subordinated guarantee, distributions on those partnership preferred securities will continue to accrue from the date fixed for redemption to the date of actual payment of the redemption amount.

The “make-whole redemption amount” will be equal to the sum of:

•
the present value of the liquidation preference of the partnership preferred securities on the distribution payment date falling on January 3, 2034 together with the present values of scheduled semiannual non-cumulative distribution payments from the date fixed for redemption through and including the distribution payment date on January 3, 2034, in each case discounted to the date fixed for redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the US Treasury Rate plus 0.375%;

•	any improperly withheld distributions which were payable in accordance with the terms of the trust preferred securities (without interest); and

•	any additional amounts.

“US Treasury Rate” means the yield, under the heading which represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication published weekly by the Federal Reserve and which establishes yields on actively traded US Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity most closely corresponding to the end of the relevant distribution period. If no maturity is within three months before or after the end of the relevant distribution period, yields for the two published maturities most closely corresponding to the end of the relevant distribution period shall be determined and the US Treasury Rate shall be the rate obtained by interpolating or extrapolating from such yields on a straight-line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) will be equal to the comparable treasury price for the special redemption event date. The US Treasury Rate will be calculated on the third New York business day preceding the special redemption event date.

Rights Upon Liquidation

Each partnership preferred security has a liquidation preference of $1,000.

In the event of a liquidation, dissolution or winding up of the partnership, holders of partnership preferred securities will be entitled to receive out of the assets of the partnership available for distribution under applicable law, subject as set out below and to a substitution event, for each partnership preferred security a liquidation preference of $1,000, together with all accrued distributions if any, for the then-current distribution period, accrued on a daily basis to the date of the final distribution of the assets of the partnership, and an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the partnership preferred securities, without interest.

If, at the time a partnership liquidation distribution is to be paid, an order has been made or an effective resolution passed for our winding up, the payment available to the partnership under the subordinated notes for distribution on the partnership preferred securities will not exceed a payment equivalent to that payable on our non-cumulative preference shares in a winding up.

On the winding up of the partnership, neither any holder of partnership preferred securities nor the guarantee trustee may exercise or claim any right of set-off in respect of any amount in respect of liquidation preference or distributions on the partnership preferred securities owed to it, and each holder of the partnership preferred securities shall, by virtue of his subscription, purchase or holding of the partnership preferred securities be deemed to have waived all such rights of set-off.

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Amendments

Amendments with Consent of Holders of Partnership Preferred Securities

Without the consent of each holder of the partnership preferred securities, the partnership agreement may not be amended to:

•
change the amount or timing of any distribution payable on the partnership preferred securities or otherwise adversely affect the amount of any distribution required to be made on the partnership preferred securities;

•	restrict the right of a holder of partnership preferred securities to institute suit for the enforcement of any payment owed on the partnership preferred securities; or

•	change the voting requirements and other provisions relating to amendments.

Without the consent of the holders of 75% in liquidation preference amount of outstanding partnership preferred securities, the partnership agreement may not be amended to:

•	adversely affect the powers, preferences or special rights of the partnership preferred securities; or

•	result in the liquidation, dissolution, winding up or termination of the partnership other than pursuant to the terms of the partnership agreement.

Book-Entry and Settlement

If the partnership preferred securities are distributed to holders of trust preferred securities in connection with a liquidation of the trust, the partnership preferred securities will be issued in the form of one or more global certificates registered in the name of DTC as the depositary, or its nominee, on terms identical to those then applicable to the trust preferred securities. For a description of DTC and the specific terms of the depositary arrangement as initially in effect, see “Description of Trust Preferred Securities—Form of Trust Preferred Securities; Book-Entry System” in the accompanying prospectus. As of the date of this prospectus supplement, that description of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments with respect to the trust preferred securities would apply in all material respects to any partnership preferred securities represented by one or more global certificates.

Registrar, Transfer Agent, Calculation Agent and Paying Agent

The Bank of New York will initially act as registrar, transfer agent, calculation agent and paying agent for the partnership preferred securities.

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DESCRIPTION OF SUBORDINATED NOTES

The following is a summary of the terms and conditions of the subordinated notes we will issue to the partnership. This summary is qualified in its entirety by reference to the terms and conditions of the subordinated notes. The subordinated notes we will issue to the partnership will not constitute a series of our subordinated notes as described in the accompanying prospectus for any purpose whatsoever, and no holder of trust preferred securities, partnership preferred securities or dollar preference shares will be entitled to hold or enforce the subordinated notes at any time or under any circumstances.

General

The partnership will initially invest in subordinated notes (the “subordinated notes”) that represent a claim in our liquidation entitling the partnership to substantially the same distributions upon our liquidation that the partnership would have been entitled to if the subordinated notes were preference shares issued by us and ranking equally with our non-cumulative preference shares and on the assumption that such preference shares were entitled to receive on our liquidation an amount equal to the principal amount of the subordinated notes plus any accrued interest. Upon the redemption or maturity of the subordinated notes, and upon the issuance of any additional partnership preferred securities, the partnership will invest in other eligible investments issued by us or any eligible member of the Group other than any member incorporated or resident for US federal income tax purposes in the United States or any political subdivision thereof or any US branch of any member of the Group.

We have applied for the subordinated notes to be listed on the Luxembourg Stock Exchange or to the official list of another “recognized stock exchange” within the meaning of Section 841 of the UK Income and Corporation Taxes Act of 1988.

Form

We will issue the subordinated notes in registered form initially represented by a single registered certificate (the “global certificate”). The global certificate will only be exchangeable for definitive certificates representing one or more subordinated notes in the name of the holder of such subordinated notes as described in the global certificate.

Interest Payments

We will issue the subordinated notes on the issue date of the trust preferred securities and the partnership preferred securities, at an issue price of 100% of their principal amount of $650,001,000.

The subordinated notes are transferable and, if transferred, we will be required to substitute them with eligible investments. The interest payments on the subordinated notes do not guarantee distributions on the trust preferred securities or the partnership preferred securities. These distributions are guaranteed by us under and pursuant to the terms of the subordinated guarantees. The subordinated guarantees would be unaffected by any transfer of the subordinated notes.

Fixed Rate Period

The subordinated notes will bear interest from (and including) the issue date at a fixed rate of 6.425% per year, payable semiannually in arrears on June 30 and December 31 of each year, through January 3, 2034, commencing December 31, 2003. Each date on which interest is payable is an “interest payment date”, and the period from (and including) the issue date and an interest payment date, as applicable, to (but excluding) the next interest payment date is an “interest period”. The last semiannual interest period for the fixed rate period will be extended to (but exclude) January 3, 2034. If any interest payment date during the fixed rate period falls on a day that is not a business day, then the interest for that interest period will instead be paid on the immediately preceding business day (with no reduction in the amount of such interest or any other amounts payable as a result of such early payment). If the last semiannual interest payment date for the fixed rate period falls on a day that is not a business day, then it will be postponed to the next business day

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(without any additional payment in respect of the delay). If, during the fixed rate period, interest is required to be paid on any other date, it shall be calculated on a 30/360 basis.

Floating Rate Period

For the floating rate period, the rate of interest will be 1.9425% per year above three-month dollar LIBOR, payable quarterly in arrears on March 31, June 30, September 30 and December 31 each year in respect of the period from and including the previous interest payment date to (but excluding) such interest payment date. If any interest payment date during the floating rate period falls on a day that is not a business day, then the interest payment date will instead be brought forward to the immediately preceding business day. The calculation agent will, as soon as practicable after the determination date in relation to each distribution period, calculate the distributions payable in respect of each trust preferred security for such distribution period on an actual/360 basis.

Redemption

The subordinated notes will be redeemed by us on the interest payment date falling on or nearest to December 31, 2043 and may be redeemed at our option prior to their maturity, subject to applicable regulatory requirements, including the prior written approval of the UK Financial Services Authority (if such approval is then required under applicable UK banking regulations).

Additional Amounts

We will pay any amounts to be paid under the subordinated notes without deduction for, or on account of any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a UK taxing jurisdiction (as defined in the subordinated notes) unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we will, subject to customary exceptions similar to those described in the accompanying prospectus under “Description of Trust Preferred Securities—Additional Amounts,” pay additional amounts that are necessary in order that the net amounts, paid to a holder of the subordinated notes, after the deduction or withholding, shall equal the amounts of payments which would have been payable on our subordinated notes if the deduction or withholding had not been required.

Any reference to the payment of amounts on, or in respect of, the subordinated notes includes the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.

Ranking of Subordinated Notes

The subordinated notes will constitute our direct and unsecured subordinated obligations and will rank equally without any preference among themselves. The right of the partnership to receive payments of principal and interest will be subordinated to “senior claims” (as defined below). In the event of our winding up, the amount payable, if any, in respect of the subordinated notes will be such amount as would have been payable as if, on the day immediately prior to the commencement of our winding up and thereafter, the subordinated notes were a class of our non-cumulative preference shares (on the assumption that such preference shares were entitled to receive on a return of assets in the winding up an amount equal to the principal amount of the subordinated notes and pay dividends at the interest rate applicable to the subordinated notes together with any accrued interest).

The following are “senior claims” in respect of the subordinated notes:

•	all claims of our unsubordinated creditors admitted in the winding up;

•
all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise;

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•	all unpaid cumulative distributions on our cumulative preference shares; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the subordinated notes.

The terms and conditions of the subordinated notes do not prohibit us from creating any mortgage, charge, lien, pledge, encumbrance or any other form of security interest over any of our assets, properties or undertakings, nor do they prohibit us from incurring any secured or unsecured indebtedness.

Events of Default

The only events of default under the subordinated notes will be our failure to make a payment in respect of the subordinated notes (in the case of payment of principal) for a period of 7 days or more after the due date for the same or (in the case of any payment of interest) for a period of 14 days or more after the due date for the same. If an event of default occurs, the subordinated notes will not provide for acceleration. The only remedy available to the partnership upon an event of default will be to petition for our winding up.

Governing Law

The subordinated notes will be governed by, and construed in accordance with, the laws of England.

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DESCRIPTION OF SUBORDINATED GUARANTEES

The subordinated guarantees will be executed and delivered by us as guarantor for the benefit of the holders from time to time of the partnership preferred securities and the trust securities. The material terms and provisions of the subordinated guarantees are summarized under “Description of Subordinated Guarantees” in the accompanying prospectus.

When the trust issues the trust preferred securities, we will execute and deliver a subordinated guarantee of the trust preferred securities under a subordinated guarantee agreement for the benefit of the holders of the trust preferred securities. In addition, when the partnership issues the partnership preferred securities, we will execute and deliver a subordinated guarantee of the partnership preferred securities under a subordinated guarantee agreement for the benefit of the holders of the partnership preferred securities. Each subordinated guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The terms of the subordinated guarantees will be those set forth in the subordinated guarantee agreements and those made a part of the subordinated guarantees by the Trust Indenture Act of 1939.

The Bank of New York will act as guarantee trustee under each subordinated guarantee agreement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities of the trust and the partnership preferred securities guarantee for the benefit of the holders of the partnership preferred securities of the partnership.

The specific terms of the subordinated guarantees, including covenants of The Royal Bank of Scotland Group plc as guarantor, are summarized in the accompanying prospectus under “Description of Subordinated Guarantees”, save as provided below.

Certain Covenants of The Royal Bank of Scotland Group plc as Guarantor

Substitution

We will undertake, pursuant to the subordinated guarantees, to:

•	maintain a sufficient number of authorized (but unissued) dollar preference shares necessary to effect a substitution;

•
as soon as reasonably practicable following the occurrence of a substitution event, implement the steps to obtain the corporate authorizations necessary to effect the substitution of the trust preferred securities for dollar preference shares which, after obtaining all necessary corporate authorizations, we will issue, and which will have equivalent liquidation preference and which will bear dividends at the distribution rate applicable to the partnership preferred securities and will have the rights and preferences described in this prospectus supplement and the accompanying prospectus; provided, however, that no additional amounts will be payable with respect to withholding taxes, if any, imposed on the dollar preference shares;

•	make all reasonable efforts to register any substituted dollar preference shares under the Securities Act of 1933; and

•	make all reasonable efforts to obtain a listing of any substituted dollar preference shares on the New York Stock Exchange or a similarly recognized exchange.

We will also undertake to pay any stamp duty, stamp duty reserve tax and other duties imposed in connection with the allotment and issuance of the dollar preference shares into the ADR depositary arrangement.

To effect the substitution of dollar preference shares for the trust preferred securities pursuant to the subordinated guarantees, we will take, or procure the taking of, such actions as shall be necessary to (i) exchange the subordinated notes (or eligible investments, as the case may be) for dollar preference shares, (ii) dissolve the partnership (such dissolution to occur at the time the dollar preference shares are distributed to the trust), and (iii) dissolve the trust (such dissolution to occur at the time the dollar preference shares are distributed to the holders of the trust preferred securities). Dollar preference shares represented by American Depositary Shares (ADSs) evidenced by American Depositary Receipts (ADRs) will be distributed to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities.

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DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following description of particular terms and provisions of the dollar preference shares summarizes the material terms of the dollar preference shares which may be issued upon a substitution event. This description supplements the description of terms and provisions of our dollar preference shares of any series set forth in the accompanying prospectus under the heading “Description of Dollar Preference Shares”. The summary of the terms and provisions of the dollar preference shares set forth below and in the accompanying prospectus may not contain all of the information that may be important to you and is subject to, and qualified in its entirety by reference to, our memorandum and articles of association and the resolutions which may be adopted by our board of directors or an authorized committee thereof establishing the rights, preferences, privileges, limitations and restrictions relating to the dollar preference shares. If this prospectus supplement sets forth any term or condition that is inconsistent with the description contained in the accompanying prospectus, the description of the terms contained in this prospectus supplement will replace the description contained in the accompanying prospectus.

General

Pursuant to the terms and provisions of the subordinated guarantees we will undertake, as soon as reasonably practicable following the occurrence of a substitution event, to implement the specified corporate steps to substitute the trust preferred securities for dollar preference shares having equivalent liquidation preference, rights and restrictions in all material respects to the rights and restrictions of the partnership preferred securities and the subordinated guarantees, taken together; provided, however, that no additional amounts will be payable with respect to withholding taxes, if any, imposed on the dollar preference shares. See “Description of Subordinated Guarantees—Certain Covenants of The Royal Bank of Scotland Group plc as Guarantor—Substitution” and “Description of Trust Preferred Securities—Liquidation or Dissolution—Liquidation of Trust Upon Substitution of Dollar Preference Shares for Trust Preferred Securities” in this prospectus supplement and in the accompanying prospectus.

The substituted dollar preference shares will constitute a new series of our Category II non-cumulative dollar preference shares. The dollar preference shares will be represented by a single certificate and will be represented by ADSs of a corresponding series evidenced by ADRs. If in registered form, the certificate representing the new series of dollar preference shares will be issued to the ADR depositary and if in bearer form, the certificate will be deposited with the ADR depositary under the ADR deposit agreement. See “Description of Dollar Preference Shares” and “Description of American Depositary Receipts” in the accompanying prospectus.

Pre-emptive Rights

Holders of dollar preference shares issued upon a substitution event will have no pre-emptive rights in relation to any subsequent issue of share or other capital by us.

Dividends

Prior to January 3, 2034 (if the dollar preference shares are already in issue prior to that date), non-cumulative dividends on the dollar preference shares will accrue from the date of first issue of the substituted dollar preference shares and will be payable in US dollars semiannually in arrears on June 30 (or, in the case of the last semiannual distribution for the fixed rate period, January 3, 2034) and December 31 each year, commencing on June 30 or December 31 as applicable, after the date of first issue of the dollar preference shares when, as and if declared by our board of directors or a committee thereof. After January 3, 2034, non-cumulative dividends on the dollar preference shares will accrue from such date (if the dollar preference shares are already in issue prior to that date) or otherwise from the date of first issue of the dollar preference shares, and are payable in US dollars quarterly in arrears on March 31, June 30, September 30 and December 31 each year each commencing on (i) March 31, 2034 (if the dollar preference shares are already in issue prior to that date) or (ii) otherwise, on March 31, June 30, September 30 or December 31 (whichever is first to occur) after the date of first issue of such dollar preference shares.

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Prior to and on January 3, 2034 (the “fixed rate period”), if the dollar preference shares are in issue prior to that date, non-cumulative dividends will be payable on the dollar preference shares at a fixed rate of 6.425% per annum of their liquidation preference of $1,000. After January 3, 2034 (the “floating rate period”), non-cumulative dividends will be payable on such dollar preference shares at a rate of 1.9425% per annum above the rate for three-month dollar LIBOR prevailing on the relevant determination date of their liquidation preference of $1,000.

A distribution for a full dividend period during the fixed rate period will be calculated by applying the dividend rate to the liquidation preference of the dollar preference shares, multiplying the product by the relevant day count fraction and rounding the resulting figure to the nearest cent (half a cent being rounded upwards) on the basis of a 360 day year divided into 12 months of 30 days each. A distribution for a full dividend period during the floating rate period will be calculated by applying the dividend rate to the liquidation preference of the dollar preference shares, multiplying the product by the actual number of days elapsed in such dividend period divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

Under our articles of association, a business day is a day on which banks in London and The City of New York are open for business and on which foreign exchange dealings may be conducted in such cities. If a dividend payment date falls on a day that is not a business day, payment will be postponed to the next business day, without any interest or other payment in respect of the delay, unless that day falls within the next calendar month, in which case payment will be made on the immediately preceding business day.

For a description of the conditions and limitations relating to the payment of dividends on the dollar preference shares, see “Description of Dollar Preference Shares—Dividends” in the accompanying prospectus.

Redemption

Following the substitution of dollar preference shares for trust preferred securities, the dollar preference shares will be redeemable, at our option, in whole or in part, on any business day that falls after the fifth anniversary of the issue date of such dollar preference shares, but no earlier than January 3, 2034. Any redemption of the dollar preference shares shall be made upon the giving of not less than 30 nor more than 60 days’ notice, at a redemption price equal to $1,000 per dollar preference share plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

Under existing UK Financial Services Authority requirements, we may not redeem or purchase any dollar preference shares unless the UK Financial Services Authority consents in advance. The UK Financial Services Authority may impose conditions on any redemption or purchase at the time it gives its consent.

If certain limitations contained in the articles of association, the special rights of any of our shares and the provisions of applicable law (including, without limitation, the US federal securities laws) permit, we may at any time or from time to time purchase outstanding dollar preference shares of any series in the open market, by tender or by private agreement, in each case upon the terms and conditions that our board of directors or a committee thereof shall determine.

Voting Rights

Holders of the dollar preference shares will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares, or proposing that we be wound up or liquidated, the holders of the outstanding dollar preference shares or, in the case of the proposal of a resolution for a winding up or liquidation, the holders of outstanding dollar preference shares generally will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution. In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares for the most recent consecutive dividend periods totaling 12 months, the holders of the dollar

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preference shares shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights of the holders of dollar preference shares to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares for the most recent consecutive dividend periods totaling 12 months.

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US FEDERAL AND UK TAX CONSEQUENCES

The following summarizes certain US federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of trust preferred securities, partnership preferred securities, ADSs representing dollar preference shares or dollar preference shares by a beneficial owner of such securities that (i) is a citizen or resident of the US, or that otherwise will be subject to US federal income tax on a net income basis in respect of such securities, (ii) that owns such securities as capital assets and (iii) purchases such trust preferred securities (or the trust preferred securities in connection with which such owner received such partnership preferred securities, ADSs or dollar preference shares) as part of this offering (which we refer to as a US holder). Although the following does not describe all of the tax considerations that may be relevant to a prospective purchaser of trust preferred securities, (i) in the opinion of Davis Polk & Wardwell, this discussion summarizes the material US federal income tax consequences to the US holders described herein of owning trust preferred securities, partnership preferred securities, ADSs or dollar preference shares, and (ii) in the opinion of Linklaters, this discussion summarizes the material UK tax consequences to the US holders of owning the trust preferred securities, partnership preferred securities, ADSs or dollar preference shares.

The summary does not address the tax consequences to a US holder (i) that is resident (or, in the case of an individual, ordinarily resident) in the United Kingdom for United Kingdom tax purposes or (ii) that is a corporation which alone or together with one or more associates, controls, directly or indirectly, 10% or more of our voting stock.

The statements regarding US and United Kingdom tax laws and practices set forth below are based on those laws and practices as in force and as applied in practice on the date of this prospectus supplement, and are subject to changes to those laws and practices, and any relevant judicial decision, subsequent to the date of this prospectus supplement. This summary assumes compliance with the amended and restated declaration of trust and the amended and restated agreement of limited partnership pursuant to which the trust preferred securities and the partnership preferred securities, respectively, will be issued. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each US holder, and does not address tax considerations for you if you are subject to special rules under US or United Kingdom tax laws. As the law applicable to the taxation of instruments such as the trust preferred securities and the partnership preferred securities is technical and complex, the discussion below necessarily represents only a general summary. We advise you to satisfy yourself as to the tax consequences, including the consequences under US federal, state and local laws, of the acquisition, ownership and disposition of trust preferred securities, partnership preferred securities, ADSs or dollar preference shares by consulting your own tax advisors.

Classification of the Trust and the Partnership

For US federal income tax purposes, the trust will be treated as a grantor trust and the partnership will be treated as a partnership. Accordingly, neither the trust nor the partnership will be treated as a taxable entity for such purposes.

Trust Preferred Securities and Partnership Preferred Securities

United States

Taxation of Income from the Trust Preferred Securities

A US holder holding a trust preferred security will be treated as owning an undivided beneficial interest in its proportionate share of the partnership preferred securities held by the trust. Each partner in the partnership (and therefore a holder of a trust preferred security and a holder of a partnership preferred security received upon a liquidation of the trust) is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing such partner’s tax liability. Regardless of the date on which distributions are actually paid, amounts allocated to the trust preferred securities will be includable by a US holder for its taxable year that includes December 31 of the calendar year in which amounts are allocated, except that if the US holder disposes of its entire interest in partnership preferred

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securities, amounts allocated to the US holder and paid during the calendar year of such disposition will be includible by the US holder for the US holder’s taxable year which includes the date of such disposition.

A US holder’s allocable share of the trust’s income from our subordinated notes will be foreign source income, and the source of such holder’s allocable share of the trust’s income from other eligible investments (if any) will depend on the particular facts relating to such other eligible investments. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, a US holder’s allocable share of the trust’s income from our subordinated notes will generally constitute “passive income” or, in the case of certain US holders, “financial services income”. Income derived from the trust preferred securities will not be eligible for the dividends received deduction.

Receipt of Partnership Preferred Securities or ADSs

Partnership preferred securities (under certain circumstances described in the accompanying prospectus and this prospectus supplement) may be distributed to a US holder in exchange for its trust preferred securities. Under current law, such a distribution to a US holder would not be a taxable event for US federal income tax purposes. Such holder’s tax basis in the partnership preferred securities received will equal its adjusted tax basis in the trust preferred securities exchanged, and its holding period for such partnership preferred securities will include its holding period for such trust preferred securities.

A US holder’s tax consequences from holding partnership preferred securities would be comparable to those described under “—Taxation of Income from Trust Preferred Securities” above. However, US tax information would be provided to the US holder on Schedule K-1.

Upon a substitution event described under “—Description of Trust Preferred Securities—Liquidation of Trust Upon Substitution of Dollar Preference Shares for Trust Preferred Securities” under current law the exchange of trust preferred securities for ADSs would be a tax-free exchange to the US holder for US federal income tax purposes. The US holder’s tax basis in the ADSs received would equal its adjusted tax basis in the trust preferred securities exchanged, and its holding period for such ADSs would include its holding period for such trust preferred securities.

Taxation of Capital Gains

A US holder will, upon the sale, exchange or redemption of a trust preferred security or partnership preferred security, recognize capital gain or loss for US federal income tax purposes (assuming in the case of a redemption, that such US holder does not own, and is not deemed to own, any of our ordinary shares) in an amount equal to the difference between the amount realized (excluding in the case of redemption any amount treated as interest or as a dividend, for US federal income tax purposes) and the US holder’s adjusted tax basis in the trust preferred security or partnership preferred security. A US holder’s adjusted tax basis in its trust preferred securities (or any partnership preferred securities received upon the liquidation of the trust) generally will equal the amount it paid for the trust preferred securities, increased by the amount of income allocated to it and reduced by the amount of any distributions to it.

United Kingdom

United Kingdom Withholding Tax

(i) Distributions on the Trust Preferred Securities and the Partnership Preferred Securities

No withholding in respect of United Kingdom tax will be required on the making of payments on the trust preferred securities or the partnership preferred securities.

(ii) Interest on the Subordinated Notes

No withholding in respect of United Kingdom tax will be required on the payment of interest on the subordinated notes provided that they are and remain listed on a “recognized stock exchange” within the meaning of section 841 of the Income and Corporation Taxes Act 1988; the Luxembourg Stock Exchange is a recognized stock exchange for these purposes.

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(iii) Payments under the Subordinated Guarantees

Although the position is arguable, it is possible that we would have to withhold on account of United Kingdom tax when making payments under the subordinated guarantees. In these circumstances, we would, subject to certain exceptions, be obliged to pay additional amounts so that you receive the amount you would have received absent the withholding.

United Kingdom Taxes on Income and Gains

US holders of trust preferred securities or partnership preferred securities who are not resident or, in the case of an individual, ordinarily resident in the United Kingdom and who do not carry on a trade, profession or vocation in the United Kingdom through a branch or agency, or in the case of a corporate holder, a permanent establishment in the United Kingdom will not generally be subject to United Kingdom taxes in respect of income and gains other than as described above in relation to United Kingdom withholding tax.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No United Kingdom stamp duty will be payable on an agreement to transfer, or a transfer of, trust preferred securities or partnership preferred securities, provided that the trust preferred securities and the partnership preferred securities and any separate instrument of transfer or written agreement to transfer is executed and remains at all times outside the United Kingdom.

No liability to SDRT will arise in respect of agreements to transfer the trust preferred securities or partnership preferred securities. No United Kingdom stamp duty or SDRT will be payable on the issue of the trust preferred securities or the partnership preferred securities into DTC.

A liability to SDRT at the higher rate applicable to clearance services and depositary receipt issuers (currently 1.5% of the issue price) will arise on issue of any dollar preference shares into the ADR depositary arrangements in the event of substitution. We have undertaken to bear the cost of this SDRT.

ADSs or Dollar Preference Shares

For purposes of the US Internal Revenue Code of 1986, as amended (the “Code”), US holders of ADSs will be treated as owners of the dollar preference shares underlying such ADSs.

Taxation of Dividends

We are not required to withhold tax at source from dividend payments we make or from any amount (including any amounts in respect of accrued dividends) we distribute.

Cash distributions made with respect to the ADSs or dollar preference shares will constitute dividends for US federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for US federal income tax purposes. The amount of the dividend will be treated as non-US source dividend income and will not be eligible for the dividends received deduction allowed to corporations under the Code.

Dividends paid by us with respect to the ADSs or dollar preference shares (and any Tax Credit Amount included in income) will generally constitute “passive income” or, in the case of certain US holders, “financial services income” for foreign tax credit purposes, which may be relevant for certain US holders.

Taxation of Capital Gains

Subject to the provisions set out in the next paragraph in relation to temporary non-residents, US holders of ADSs or dollar preference shares will not normally be liable for United Kingdom tax on gains realized on a disposal of ADSs or dollar preference shares unless they carry on a trade, profession or vocation in the UK through a branch or agency or, in the case of a corporate holder, a permanent establishment in the UK and the ADSs or dollar preference shares are or have been used or held by or for the purposes of the branch or agency or permanent establishment, in which case such US holder might, depending on the circumstances, be liable to United Kingdom tax on chargeable gains on any disposition of ADSs or dollar preference shares.

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A US holder who is an individual and who has, on or after March 17, 1998, ceased to be resident or ordinarily resident for tax purposes in the United Kingdom for a period of less than five years of assessment and who disposes of ADSs or dollar preference shares during that period may be liable to United Kingdom taxation on chargeable gains arising during the period of absence, subject to any available exemption or relief.

A US holder will, upon the sale, exchange or redemption of an ADS or dollar preference share, recognize capital gain or loss for US federal income tax purposes (assuming in the case of a redemption, that such US holder does not own, and is not deemed to own, any of our ordinary shares) in an amount equal to the difference between the amount realized (excluding in the case of a redemption any amount treated as a dividend for US federal income tax purposes) and the US holder’s tax basis in the ADS or dollar preference share. A US holder who is liable for both United Kingdom and US tax on a gain recognized on the disposal of the ADS or dollar preference share will generally be entitled, subject to certain limitations, to credit the United Kingdom tax against its US federal income tax liability in respect of such gain.

Estate and Gift Tax

An ADS or dollar preference share held by an individual, whose domicile is determined to be the United States for purposes of the US/UK double taxation convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not a national of the United Kingdom, will not be subject to United Kingdom inheritance tax on the individual’s death or on a lifetime transfer of the ADS or dollar preference share, except in certain cases where the ADS or dollar preference share (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom); (ii) is part of the business property of a United Kingdom permanent establishment of an enterprise; or (iii) pertains to a United Kingdom fixed base of an individual used for the performance of independent personal services. The Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the ADS or dollar preference share is subject both to United Kingdom inheritance tax and to US federal estate or gift tax.

United Kingdom Stamp Duty and Stamp Duty Reserve Tax

The following is a summary of the United Kingdom stamp duty and stamp duty reserve tax consequences of transferring an ADS in registered form (otherwise than to the custodian on cancellation of the ADS). It does not set out the United Kingdom stamp duty or stamp duty reserve tax consequences of transferring, or agreeing to transfer, dollar preference shares or any interest therein or right thereto (other than interests in ADSs) on which investors should consult their own tax advisers.

A transfer of a registered ADS executed and retained in the United States will not give rise to stamp duty and an agreement to transfer a registered ADS will not give rise to stamp duty reserve tax.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to such Plans, unless a statutory or administrative exception or exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant”. The term “Benefit Plan Investor” is defined in the Plan Asset Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a Plan’s investment in the entity. Under the Plan Asset Regulation, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded. No assurance is made that equity participation in the trust preferred securities by Benefit Plan Investors will be limited to less than 25% of the value of the trust preferred securities.

For purposes of the Plan Asset Regulation, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred, or (ii) is part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act. The Plan Asset Regulation provides that a security is “widely held” only if it is a part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. No assurance is made that the trust preferred securities will be “widely held” within the meaning of the Plan Asset Regulation. The Plan Asset Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset

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Regulation further provides that when a security is part of an offering in which the minimum investment is US$10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable”. It is anticipated that the trust preferred securities will be “freely transferable” within the meaning of the Plan Asset Regulation, although no assurance can be given in this regard.

Under the Plan Asset Regulation, if the trust were deemed to hold plan assets by reason of a Plan’s investment in the trust preferred securities and such plan assets were deemed to include an undivided interest in the assets held by the trust, transactions by the trust and the partnership would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. In such circumstances, in addition to considering the applicability of ERISA to the purchase of trust preferred securities, a Plan fiduciary considering an investment in such trust preferred securities should consider the applicability of ERISA to transactions involving the trust, the partnership, The Royal Bank of Scotland Group plc, and their affiliates, including whether such transactions might constitute a prohibited transaction under ERISA or Section 4975 of the Code, an improper delegation of fiduciary duties or otherwise may result in a breach of fiduciary duty under ERISA.

In addition, whether or not the assets are deemed to constitute “plan assets,” if The Royal Bank of Scotland Group plc or its affiliates is or becomes a party in interest or disqualified person with respect to an investing Plan (including by reason of the Plan’s purchase of the trust preferred securities), such Plan’s acquisition and holding of the trust preferred securities could be deemed to constitute or result in a direct or indirect transaction prohibited under Title I of ERISA or Section 4975 of the Code, unless an exemption applies. Such acquisition or holding may, however, be subject to a statutory or administrative exemption such as Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with such Plan’s investment.

Each person that acquires a trust preferred security will, by its acquisition, be deemed to have represented and agreed that either (i) no part of the assets to be used by it to acquire and hold such trust preferred securities constitutes the assets of any Plan or (ii) one or more prohibited transaction class exemptions applies such that the use of such assets to acquire, hold and dispose of the trust preferred securities will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code. Any Plan fiduciary that proposes to cause a Plan to acquire trust preferred securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of trust preferred securities by the purchaser Plan are entitled to the full exemptive relief thereunder. Any such Plan fiduciary should also determine whether the purchase of trust preferred securities is permitted under the governing Plan instruments and is appropriate for the Plan in view of the overall investment policy and the composition and diversification of its portfolio. Notwithstanding these representations, no assurances are given that Benefit Plan Investor participation in the trust preferred securities will be less than 25% of the value of the trust preferred securities or that the trust preferred securities will constitute “publicly offered securities”.

ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING (I) TO ACQUIRE ANY TRUST PREFERRED SECURITY OR (II) TO VOLUNTARILY EXCHANGE ANY TRUST PREFERRED SECURITY FOR A PARTNERSHIP PREFERRED SECURITY SHOULD CONSULT WITH ITS COUNSEL.

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UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement, and a pricing agreement, each dated December 3, 2003, each underwriter named below has severally agreed to purchase from the trust and the trust has agreed to sell to such underwriter, the aggregate liquidation preference amount of trust preferred securities set forth opposite the name of such underwriter below.

Underwriter	Liquidation Preference of the Trust Preferred Securities

Citigroup Global Markets Inc.	$216,666,666
Greenwich Capital Markets, Inc.	$216,666,667
J.P. Morgan Securities Inc.	$216,666,667

Total	$650,000,000

The underwriters are obligated to take and pay for the total number of trust preferred securities offered hereby, if any such trust preferred securities are purchased.

The trust preferred securities have been accepted for clearance in book-entry form by DTC. The CUSIP number for the trust preferred securities is 74927PAA7, the ISIN is US74927PAA75 and the common code is 018226626.

No trust preferred securities are being offered to the public in the UK using this prospectus. Each underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiry of the period of six months from the date of closing of each particular issue of securities, in respect of such securities it will not offer or sell any such securities or any investments representing such securities, including ADSs or ADRs, to persons in the UK except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the UK within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs or ADRs, in, from or otherwise involving the UK; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities (including ADSs or ADRs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADR registration statement or any ADR prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to us.

Each underwriter has represented and agreed that it has not directly or indirectly offered or sold, and will not directly or indirectly offer or sell, in the Netherlands any of the trust preferred securities with an aggregate amount less than €50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemptions or exception are complied with.

In recommending to an investor the purchase, sale or exchange of the trust preferred securities, the underwriters shall (i) have reasonable grounds to believe, on the basis of information obtained from the investor concerning its investment objectives, other investments, financial situation and needs, and any other information known by the underwriter, that (a) the investor is or will be in a financial position appropriate to enable it to realize to a significant extent the benefits described in this prospectus supplement, including any tax benefits discussed herein, (b) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the trust preferred securities, including loss of investment and lack of liquidity,

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and (c) the trust preferred securities are otherwise suitable for the investor and (ii) maintain in the files of the underwriter documents disclosing the basis upon which the determination of suitability was reached as to each investor.

It is expected that delivery of the trust preferred securities will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth New York business day following the date of pricing of the trust preferred securities (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade trust preferred securities prior to the third New York business day before the delivery of the trust preferred securities will be required, by virtue of the fact that the trust preferred securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of trust preferred securities who wish to make such trades should consult their own advisors.

We will pay certain expenses in connection with the offering, including up to $65,000 to be paid to the underwriters as partial reimbursement of their expenses.

Because the trust will invest the proceeds from the sale of the trust preferred securities in the partnership preferred securities issued by the partnership, the underwriting agreement provides that we will pay an underwriting commission of $10 per trust preferred security (or $6,500,000 for all trust preferred securities) to the underwriters.

The trust preferred securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. If all the trust preferred securities are not sold at the initial public offering price, the underwriters may change the offering price and other selling terms.

During and after the offering, the underwriters may purchase and sell the trust preferred securities in the open market or otherwise. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the trust preferred securities sold in the offering for their account may be reclaimed by the syndicate if such trust preferred securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the trust preferred securities, which may be higher than the price that might otherwise prevail in the open market. The underwriters may effect these transactions in the over the counter market, or otherwise, and in accordance with all applicable laws and regulations; and, if commenced, these transactions may be discontinued at any time.

Prior to this offering, there has been no market for the trust preferred securities.

In the underwriting agreement, we and the trust have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect thereof.

The offering of the trust preferred securities is being made in compliance with Rule 2810 of the National Association of Securities Dealers, Inc. ("NASD"). Pursuant to such rule, no NASD member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

J.P. Morgan Securities Inc. (“JPMorgan”) and Citigroup Global Markets Inc. (“Citigroup”) will make the securities available for distribution on the internet through a proprietary web site and/or a third party system operated by Market Axess Inc., an internet based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between JPMorgan and Citigroup and their customers and is not a party to any transactions. Market Axess Inc., a registered broker-dealer, will receive compensation from JPMorgan and Citigroup based on transactions JPMorgan and Citigroup conduct through the system. JPMorgan and Citigroup will make the securities available to their customers through the internet

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distribution, whether made through a proprietary third- party system, on the same terms as distributions made through other channels.

The underwriters or their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

LEGAL OPINIONS

Our US counsel, Davis Polk & Wardwell, and US counsel for the underwriters, Sidley Austin Brown & Wood, will pass upon certain legal matters relating to the securities. Our Scottish solicitors, Dundas & Wilson C.S., will pass upon the validity of the dollar preference shares under Scots law. Our English solicitors, Linklaters, will pass upon certain matters of English law relating to the subordination provisions of the securities. Our Delaware counsel, Richards, Layton & Finger, P.A., will pass upon certain matters of Delaware law. Davis Polk & Wardwell and Sidley Austin Brown & Wood will rely upon the opinion of Dundas & Wilson C.S. with respect to matters of Scots law, Sidley Austin Brown & Wood will rely upon the opinion of Linklaters with respect to certain matters of English law, and Davis Polk & Wardwell and Sidley Austin Brown & Wood will rely upon the opinion of Richards, Layton & Finger, P.A. with respect to certain matters of Delaware law.

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PROSPECTUS

THE ROYAL BANK OF SCOTLAND GROUP plc

By this prospectus we may offer—

        DEBT SECURITIES
        DOLLAR PREFERENCE SHARES
        TRUST PREFERRED SECURITIES to be issued by any of the RBS Trusts up to an aggregate initial offering price of $4,200,000,000
or the equivalent thereof.

We will provide the
specific terms of these
securities in supplements to
this prospectus. You should
read this prospectus and
the supplements carefully
before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is December 3, 2003.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $4,200,000,000 or the equivalent in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, trust preferred securities, partnership preferred securities, dollar preference shares and subordinated guarantees we may offer, which we will refer to collectively as the “securities”. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the Securities and Exchange Commission. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the US Securities and Exchange Commission (“SEC”) offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “we” and “us” refer to The Royal Bank of Scotland Group plc, the term “Group” or “RBSG” means The Royal Bank of Scotland Group plc and its subsidiaries, the term “RBS plc” means The Royal Bank of Scotland plc, the term “RBS” means RBS plc and its subsidiaries, the term “NWB Plc” means National Westminster Bank Plc and the term “NatWest” means NWB Plc and its subsidiaries.

We publish our consolidated financial statements in pounds sterling (“£” or “sterling”). In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus in the general business of our Group and to strengthen further our Group’s capital base. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

THE ROYAL BANK OF SCOTLAND GROUP

The Royal Bank of Scotland Group plc is a public limited company incorporated in Scotland with registration number 45551. Our Group is a diversified financial services group engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. The Group’s operations are principally centered in the UK.

The Group’s principal operating subsidiary is The Royal Bank of Scotland plc. As of January 31, 2003, the entire issued ordinary share capital of National Westminster Bank Plc was transferred from the Group to The Royal Bank of Scotland plc. Both The Royal Bank of Scotland plc and National Westminster Bank Plc are major UK clearing banks engaging principally in providing a comprehensive range of banking, insurance and other financial services and each controls, directs and promotes the operations of various subsidiary companies. Our registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and our principal place of business is 42 St Andrew Square, Edinburgh EH2 2YE, Scotland, telephone +44 131 556 8555.

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THE RBS TRUSTS

Each series of trust preferred securities will be issued by a RBS Trust. Each of RBS Capital Trust I, RBS Capital Trust II, RBS Capital Trust III and RBS Capital Trust IV are statutory trusts that RBSG Capital Corporation and The Bank of New York (Delaware) formed under the Delaware Statutory Trust Act, as amended. RBSG Capital Corporation and The Bank of New York (Delaware) formed the RBS Trusts on May 10, 2002 by executing a declaration of trust and by filing a certificate of trust with the Secretary of State of the State of Delaware for each RBS Trust. We will amend and restate the initial declarations of trust in their entirety substantially in the form of the Form of Amended and Restated Declaration of Trust which we filed as an exhibit to the registration statement of which this prospectus is a part. We will qualify each such amended and restated declaration of trust as an indenture under the Trust Indenture Act of 1939, as amended. When any trust issues a series of trust preferred securities, the amended and restated declaration of trust relating to that trust will contain, and the prospectus supplement relating to that series of trust preferred securities will summarize, the terms and other provisions relating to that series of trust preferred securities. Each trust will issue only one series of trust preferred securities.

The only purposes of each trust will be to (1) issue and sell the trust securities, (2) invest in and hold the partnership preferred securities, (3) distribute payments received in respect of the partnership preferred securities, and (4) engage only in those other activities necessary or incidental thereto.

Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee under each relevant amended and restated declaration of trust.

THE RBS LIMITED PARTNERSHIPS

Each series of partnership preferred securities will be issued by a RBS Capital LP. Each of RBS Capital LP I, RBS Capital LP II, RBS Capital LP III and RBS Capital LP IV are limited partnerships that RBS Capital Trust I, RBS Capital Trust II, RBS Capital Trust III and RBS Capital Trust IV, respectively, and RBSG Capital Corporation formed under the Delaware Revised Uniform Limited Liability Partnership Act, as amended. The RBS Trusts and RBSG Capital Corporation formed the RBS Capital LPs on May 10, 2002 pursuant to an agreement of limited partnership and by filing a certificate of limited partnership with the Secretary of State of the State of Delaware for each RBS Capital LP. We will amend and restate the initial agreement of limited partnership for each of the RBS Capital LPs in its entirety substantially in the form of the Form of Amended and Restated Limited Partnership Agreement that we filed as an exhibit to the registration statement of which this prospectus is a part. Upon amendment and restatement of an agreement of limited partnership, a partnership will consist of a general partner, RBSG Capital Corporation, and two types of limited partner: the limited partners whose interests are represented by the partnership preferred securities initially held by the related trust and the priority limited partner, RBS plc. The general partner of each partnership will manage, and make an initial capital contribution to, the respective partnership. Except as otherwise set forth in the applicable prospectus supplement, the limited partners of a partnership will have no right to vote or otherwise manage the affairs of the partnership. As long as the partnership preferred securities of a partnership remain outstanding, the general partnership interest and the priority limited partnership interest of such partnership will be held by a member of the Group.

The only purposes of each partnership will be to (1) issue the partnership preferred securities, the general partnership interest and the priority limited partnership interest, (2) invest in and hold the subordinated notes issued by us and/or other eligible investments issued by a member of the Group, (3) distribute payments on the limited partnership interests and (4) engage only in those other activities necessary or incidental thereto. Each partnership agreement will prohibit the partnership from incurring any indebtedness for borrowed money or issuing any type of security other than the partnership preferred securities, the general partnership interest and the priority limited partnership interest.

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DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

All of these debt securities of any series will be our subordinated obligations. Debt securities that have no stated maturity will be issued under a capital securities indenture. Other debt securities will be issued under a subordinated debt indenture. The Bank of New York is trustee under both indentures.

General

The debt securities are not deposits and are not insured by the United States Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether they are capital securities or subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the times and places at which any interest payments are payable;

•	any date of maturity;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of defaults with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•
whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

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In addition, the prospectus supplement will describe the material US federal and UK tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We will sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under “—Modification and Waiver” below.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

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The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC.     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Euroclear.     Euroclear Bank holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear Bank provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg.     Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•
the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities and the trustee does not appoint a successor to the depositary within 120 days;

•	we are wound up and we fail to make a payment on the debt securities when due; or

•
at any time we determine in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive security.

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Definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.

Payments

We will make any payments of interest and, in the case of subordinated debt securities, principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on that series of subordinated debt securities on any payment date, our obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date. Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

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Capital Securities

We are not required to make payments on any series of capital securities on any payment date and if we fail to make a payment, that shall not create a default. Any payment that we do not make in respect of any series of capital securities on any applicable payment date, together with any other unpaid payments, so long as they remain unpaid, shall be “Missed Payments” and will accumulate until paid. Missed Payments will not bear interest.

We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee, but all Missed Payments on all capital securities of a particular series outstanding at the time shall become due and payable in full upon the occurrence of an “Event of Default” or, subject to the “solvency condition”, a “Capital Security Default”. These terms are defined below under “—Events of Default and Defaults; Limitation of Remedies”. If we give notice that we intend to pay all or part of the Missed Payments on the capital securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice.

Except in a winding up, all payments on the capital securities of any series will be conditional upon our being solvent at the time of payment, and we will not make any payment unless we will still be solvent immediately afterwards. This is called the “solvency condition”. For this purpose, we shall be solvent if we are able to pay our debts as they fall due and our total non-consolidated assets exceed our total non-consolidated liabilities, excluding liabilities that do not constitute “Senior Claims” (as defined under “—Subordination” below) except in the case of the optional redemption or repurchase of any capital securities. A report as to our solvency by a director or, in certain circumstances, our auditors shall, unless there is a manifest error, be treated and accepted by us, the trustee and any holder of capital securities as correct and sufficient evidence of solvency or insolvency. If we fail to make any payment as a result of failure to satisfy the solvency condition, that payment will constitute a Missed Payment and will accumulate with any other Missed Payments until paid. In a winding up, the amount payable on capital securities of any series will be determined in accordance with the capital security subordination provisions described under “—Subordination” below.

You should note that if we are unable to make any payment on the capital securities of any series because we are not able to satisfy the solvency condition, the amount of any payment which we would otherwise make will be available to meet our losses.

Subordination

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any of our creditors, in the manner provided in the subordinated debt indenture.

Capital Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, the principal amount of, and payments and any Missed Payments on, any series of capital securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims. The following are “Senior Claims” in respect of any series of capital securities:

•	all claims of our unsubordinated creditors admitted in the winding up;

•
all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of capital securities of any series.

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Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

If at any time an order is made or a shareholders’ resolution is passed for a winding up, any amounts that would have been payable in respect of the capital securities of any series if, on and after the day immediately before the winding up began, any holder of those capital securities had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding up over the holders of all other issued shares, including all classes of our preference shares, will be payable on those capital securities. These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the capital securities of the series then outstanding, together with all payments accrued to the date of repayment at the rate provided for in those capital securities and any Missed Payments. Accordingly, no amount will be payable in a winding up on any series of capital securities until all Senior Claims admitted in the winding up have been paid in full.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities and, in the case of the holders of capital securities, the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities. If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the UK.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of our bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the UK or any UK political subdivision or authority that has the power to tax (a “UK taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and payments and Missed Payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of principal and any payments and Missed Payments which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any tax that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a UK taxing jurisdiction or otherwise having some connection with the UK taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any payments or Missed Payments on, any debt security of the relevant series;

•	except in the case of a winding up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

•
the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that

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the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•
the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any payments or Missed Payments on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a UK taxing jurisdiction as a precondition to exemption from all or part of the tax;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•
the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments and Missed Payments on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any payments, or any Missed Payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise and, in the case of capital securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, and all Missed Payments in the case of Capital Securities, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if any of the following events occurs:

•
we determine that as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

–	in making any payments or Missed Payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

–
payments, including Missed Payments, on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the UK, or any statutory modification or re-enactment of the Act; or

–
on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

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In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent UK counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. In the case of capital securities, redemption will only be allowed if the solvency condition is satisfied. Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will, subject to the solvency condition, become due and payable on the redemption date and that payments will cease to accrue on such date; and

•	the place or places at which each holder may obtain payment of the redemption price.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows and if, in the case of capital securities, the solvency condition is satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing UK Financial Services Authority requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless the UK Financial Services Authority consents in advance. The UK Financial Services Authority may impose conditions on any redemption or repurchase.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any subordinated debt security or the terms of any capital security to include a stated maturity date;

•	reduce the principal amount of or the payments or any Missed Payments with respect to any debt security;

•	change our obligation (or our successor’s) to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Event of Default, Subordinated Debt Security Default or Capital Security Default;

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•
modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, Events of Default, Subordinated Debt Security Defaults, Capital Security Defaults or Capital Security Payment Events, may require the consent of the UK Financial Services Authority.

Events of Default and Defaults; Limitation of Remedies

Events of Default

Unless the relevant prospectus supplement provides otherwise, if (i) a court of competent jurisdiction makes an order which is not successfully appealed within 30 days or (ii) an effective shareholders’ resolution is validly adopted, for our winding up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute an “Event of Default” with respect to the debt securities of each series. If an Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of each series may declare the principal amount of, any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), and any Missed Payments, on the debt securities of the series to be due and payable immediately in accordance with the terms of the indenture. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its Deferred Payment Date and such failure continues for 14 days; or

•
all or any part of the principal of any subordinated debt security of that series is not paid on its Deferred Payment Date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including commencing a proceeding for our winding up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. However, failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction, or if there is doubt as to the validity or applicability of any law, regulation or order, in accordance with advice given at any time before the expiry of the applicable 14-day or 7-day period by independent legal advisers acceptable to the trustee. In the second case, the trustee may require us to take action (including proceedings for a court declaration) to resolve the doubt, if counsel advises it that such action is appropriate and reasonable in the circumstances, in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution of the doubt. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or 7-day period after the trustee gives written notice to us informing us of such determination.

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By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

Capital Security Defaults

Unless the relevant prospectus supplement provides otherwise, it shall be a “Capital Security Default” with respect to any series of capital securities if:

•
we fail to pay or to set aside a sum to provide for payment of any Missed Payments on or prior to the date upon which a dividend is paid on any class of our share capital, or we make a redemption or repurchase of any other capital securities of the same series other than a repurchase in connection with dealing in securities, and such failure continues for 30 days; or

•
we fail to pay or to set aside a sum to provide for payment of the principal amount, any accrued but unpaid payments and any Missed Payments on the date fixed for redemption of the capital security and such failure continues for 7 days.

If any Capital Security Default shall occur and is continuing, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a proceeding for our winding up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding capital security to be due and payable. If we fail to make payment as described above and the solvency condition is not satisfied at the end of the 30-day or 7-day period following that failure, it shall not create a Capital Security Default but instead shall create a “Capital Security Payment Event”. On a Capital Security Payment Event, the trustee may institute proceedings in England or Scotland (but not elsewhere) for our winding up but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital securities or the applicable indenture (or between our obligations under or in respect of any capital securities and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

General

The holder or holders of not less than a majority in aggregate principal amount of the debt securities of any series may waive any past Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the series, except an Event of Default, Subordinated Debt Security Default or Capital Security Default in respect of the payment of principal of or payments or Missed Payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

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The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Event of Default, Subordinated Debt Security Default, Capital Security Default, or Capital Security Payment Event known to it, unless the Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes our obligations on the debt securities and under the applicable indenture, and that certain other conditions are met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, on a subordinated basis in substantially the manner described under “—Subordination” above, the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any UK taxing jurisdiction, rather than taxes imposed by any UK taxing jurisdiction. However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described in “—Additional Amounts” above, imposed by any UK taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption. However, the determination of whether the solvency condition has been satisfied shall continue to be made with reference to The Royal Bank of Scotland Group plc, unless applicable law requires otherwise.

An assumption of our obligations under the debt securities of any series might be deemed for US federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the US federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of debt securities and the indentures will be governed by and construed in accordance with the laws of England.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

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The Trustee

The Bank of New York is trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York in the ordinary course of our business. The Bank of New York is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our preference shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

Under the indentures, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

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DESCRIPTION OF TRUST PREFERRED SECURITIES

The following is a summary of the general terms of the trust preferred securities that will apply to each series of trust preferred securities. Each time that a series of trust preferred securities is issued, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms of those trust preferred securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms relating to a particular series of trust preferred securities. If there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the relevant trust’s certificate of trust and declaration of trust and the form of the amended and restated declaration of trust under which the trust will issue a particular series of trust preferred securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

The trust preferred securities will be issued by RBS Capital Trust I, RBS Capital Trust II, RBS Capital Trust III or RBS Capital Trust IV, each of which is a Delaware statutory trust. The description that follows is applicable to each trust and the trust preferred securities issued by such trust.

General

When a trust issues a series of trust preferred securities, its declaration of trust will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of trust preferred securities. Each trust will issue only one series of trust preferred securities. Each declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the prospectus supplement states otherwise, The Bank of New York will act as property trustee under each declaration of trust.

Each series of trust preferred securities will represent undivided beneficial interests in the assets of the applicable trust. The holders of the trust preferred securities will be entitled to a preference in certain circumstances regarding distributions from the trust and amounts payable on redemption or liquidation over the corresponding series of trust common securities, as well as other benefits as described in the relevant declaration of trust.

Each time a trust issues a series of trust preferred securities, the prospectus supplement relating to that series will describe the terms of the offered trust preferred securities, including some or all of the following terms:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation preference of each such trust preferred security;

•	the annual distribution rate (or method of determining such rate) for trust preferred securities issued by the trust and the date or dates upon which such distributions will be payable;

•
the amount or amounts which will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary liquidation, dissolution, winding up or termination of the trust;

•
any obligation or right of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

•
any voting rights of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration of trust;

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•	any conversion or exchange provisions, or any redemption provisions in addition to or in lieu of those described in this prospectus; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust, consistent with the declaration of trust and with applicable law.

In addition, the prospectus supplement will describe the material US federal and UK tax considerations that apply to any particular series of trust preferred securities.

Unless the applicable prospectus supplement states otherwise, each trust may, without the consent of the holders of a series of trust preferred securities, issue additional trust preferred securities of that series and purchase additional partnership preferred securities with the proceeds of any such issue. Any additional trust preferred securities of a series will have the same terms and provisions as the other trust preferred securities of that series, and will constitute a further issuance of that series. There is no limitation on the amount of trust preferred securities of a series that the partnership may issue, and the holders of that trust preferred securities will have no pre-emptive or similar rights with respect to any other securities of the trust.

Distributions

Each trust will make distribution payments on its series of trust preferred securities to the extent the corresponding partnership has made distribution payments on the corresponding series of partnership preferred securities. Distributions will be payable at the rate set forth in the prospectus supplement and will be non-cumulative unless otherwise stated in the applicable prospectus supplement. See also “Description of Partnership Preferred Securities—Distributions”.

All trust preferred securities will be guaranteed on a subordinated basis by us to the extent set forth in the section of this prospectus entitled “Description of Subordinated Guarantees” below and in the applicable prospectus supplement.

Limitations on Distributions

Unless the applicable prospectus supplement indicates otherwise, distributions on each series of trust preferred securities will be payable unless and to the extent that the relevant partnership has received a “no distribution instruction” or a “partial distribution instruction” from us with respect to a specific distribution payment on the corresponding series of partnership preferred securities. Amounts not paid on the trust preferred securities as a result of such instructions or non-payment are not “due” or “payable” in accordance with the terms of the trust preferred securities. See “Description of Partnership Preferred Securities—Distributions—Limitations on Distributions”.

Additional Amounts

Unless the applicable prospectus supplement indicates otherwise, each trust will make all payments on its respective trust preferred securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a UK taxing jurisdiction or a taxing jurisdiction in the United States (a “US taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction or a US taxing jurisdiction (each a “Relevant taxing jurisdiction”) requires the trust to make such deduction or withholding, the trust will pay or procure the payment of such additional amounts that are necessary in order that the net amounts paid to the holders of the trust preferred securities, after the deduction or withholding, shall equal the amounts which would have been payable to holders of the trust preferred securities if the deduction or withholding had not been required; provided that such payment shall be subject to the trust’s receipt of distributions on the partnership preferred securities for such purpose; provided further that, if any such additional amounts are not paid by the trust, holders of the trust preferred securities shall have a claim therefore pursuant to the terms of the trust securities subordinated guarantee. However, this will not apply to any tax that would not have been payable or due but for the fact that:

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•
the holder or the beneficial owner of the trust preferred securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a Relevant taxing jurisdiction or otherwise having some connection with the Relevant taxing jurisdiction other than the holding or beneficial ownership of trust preferred securities of the relevant series;

•	the relevant trust preferred security is presented (where presentation is required) for payment in the Relevant taxing jurisdiction;

•
the relevant trust preferred security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting the trust preferred security for payment at the close of that 30 day period;

•
the holder or the beneficial owner of the trust preferred securities has failed to provide information concerning the nationality, residency or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a Relevant taxing jurisdiction as a precondition to exemption from all or part of the tax;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•
the relevant trust preferred security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant trust preferred security to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall additional amounts described in this paragraph be paid with respect to payments on the trust preferred securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts, had it been the holder.

Any reference in this prospectus or the applicable prospectus supplement, in any context, to the payment of distributions or any payments on, or in respect of, any series of trust preferred securities, includes the payment of additional amounts to the extent that, in the context, such additional amounts are, were or would be payable.

Redemption of Trust Preferred Securities

The trust preferred securities are perpetual securities and have no maturity date. The trust preferred securities are not redeemable at the option of the holders at any time. In the event that a series of partnership preferred securities is redeemed as described under “Description of Partnership Preferred Securities—Redemption of Partnership Preferred Securities”, the corresponding series of trust preferred securities will likewise be redeemed for an amount per trust preferred security equal to the redemption price of the applicable partnership preferred securities.

If the trust preferred securities are redeemed in part, so long as the trust preferred securities are held by DTC, or its nominee, in the form of one or more global securities, the trust preferred securities will be redeemed pro rata in accordance with the requirements of DTC. If the trust preferred securities are not held in book-entry form, the property trustee will determine the number of trust preferred securities to be redeemed. The property trustee will determine the trust preferred securities to be called by lot or pro rata in its sole equitable discretion. However, the method used by the property trustee must satisfy the applicable

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requirements (including publication requirements) of any securities exchange or automated quotation system on which the trust preferred securities may then be listed or quoted.

Notice of any redemption shall be made in accordance with the rules and procedures of the stock exchange upon which the trust preferred securities are listed. If the trust preferred securities are to be redeemed in part only, the notice of redemption will state the proportion to be redeemed.

If trust preferred securities in book-entry form are redeemed, the registrar will write down the relevant global certificate(s) to reflect the redemption in whole or in part of the trust preferred securities. In the case of trust preferred securities in definitive registered form, a new definitive certificate in a principal amount equal to the unredeemed portion of each trust preferred security will be issued to the relevant holder. This will take place upon delivery of the existing certificate to the registrar or any transfer agent for cancellation. Certificates will be available from the offices of the paying agent or any transfer agent or (at the risk and, if mailed at the request of the relevant holder otherwise than by ordinary uninsured mail, at the expense of that holder) sent by mail to the relevant holder.

Subject to our Articles of Association, the special rights of any of our shares, and the provisions of applicable law, including the US federal securities laws, we or any of our subsidiaries may at any time and from time to time, purchase trust preferred securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, in each case upon the terms and conditions that our board of directors or an authorized committee of our board of directors shall determine.

Under existing UK Financial Services Authority requirements, we may not redeem or repurchase any trust preferred securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless the UK Financial Services Authority consents in advance in writing. The UK Financial Services Authority may impose conditions on any redemption or repurchase.

Any notice of redemption will be irrevocable. If the redemption price in respect of any trust preferred securities is improperly withheld or refused and is not paid by us, distributions on such trust preferred securities will continue to accrue in accordance with their terms until the redemption price is actually paid.

Procedures for the Redemption of Trust Preferred Securities

Any notice that the trust will redeem trust preferred securities will be irrevocable. By 12:00 noon, New York City time, on the redemption date, provided that we or the partnership, as applicable, have paid the property trustee cash in the amount required to redeem the partnership preferred securities, the property trustee:

•
if the trust preferred securities are in book-entry form, will irrevocably deposit with DTC funds sufficient to pay the redemption amount and will give DTC irrevocable instructions and authority to pay the redemption amount for the trust preferred securities held through DTC in book-entry form, or

•
if the trust preferred securities are not in book-entry form, will irrevocably deposit with a paying agent for the trust preferred securities funds sufficient to pay the redemption price for any trust preferred securities in certificated form and will give the paying agents irrevocable instructions and authority to pay that amount to the holders on surrender of their trust preferred securities.

If notice of an early call or redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all rights of holders of the trust preferred securities called for redemption will cease, except their right to receive the redemption price without interest.

Liquidation or Dissolution

Liquidation Upon a Trust Liquidation Event

If a trust liquidation event (as defined below) occurs and the trust is unable to reverse such trust liquidation event within 90 days by taking administrative action, or pursuing any reasonable measure that in

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the sole judgment of the holder of the trust common securities will have no adverse effect on us, the trust, the partnership or the holders of the trust preferred securities, the trust administrator may dissolve the trust. If it does so, after we satisfy creditors of the trust, if any, as required by applicable law, the trust will distribute partnership preferred securities to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities. If the trust distributes the partnership preferred securities, the partnership preferred securities will be held through DTC and they will be subject to the same DTC provisions as the trust preferred securities with respect to transfer and exchange.

A “trust liquidation event” means the occurrence of either (i) a trust tax event or (ii) an investment company event.

A “trust tax event” means we determine that any of the events described in the bulleted items below has occurred:

•	in making any payments on the trust preferred securities, the trust has paid or will or would on the next distribution payment date be required to pay additional amounts on such securities; or

•	the trust has been, is or will be subject to tax in the United States or the United Kingdom.

In the case of liquidation upon the occurrence of a trust tax event, we shall be required, before we give a notice of liquidation, to deliver to the trust administrator a written legal opinion of independent US or UK counsel of nationally recognized standing, as applicable, selected by us, in a form satisfactory to the trust administrator confirming that we are entitled to exercise our liquidation right.

An “investment company event” means that we shall have requested and received an opinion of a nationally recognized US law firm experienced in such matters to the effect that there is more than an insubstantial risk that the trust is or will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940 or any successor legislation, as a result of:

•
any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), or change in practice, the adoption or amendment of any law, rule or regulation, any notice or announcement (including any notice or announcement of intent to adopt such rule or regulation) after the date of issuance of the relevant series of trust preferred securities by any US legislative body, court, governmental agency or regulatory authority, or

•
any change after the date of issuance of the relevant series of trust preferred securities in the laws of the United Kingdom relating to the enforceability of either of the subordinated guarantees thereunder, as confirmed in an opinion of a nationally recognized English law firm experienced in such matters.

A trust liquidation event, absent a simultaneous partnership special redemption event or partnership liquidation event, will not result in either the liquidation of the partnership or the redemption of any partnership preferred securities.

Liquidation of Trust Upon Substitution of Trust Preferred Securities for Dollar Preference Shares

If at any time—

•	the partnership is liquidated, dissolved, wound up or terminated (where no order has been made or effective resolution passed for our winding up);

•
the UK Financial Services Authority requires us to effect a substitution because the capital adequacy requirements of the UK Financial Services Authority then applicable to us and/or any of our subsidiaries are not or would not be met; or

•	following the occurrence of a partnership special redemption event, we elect in our discretion to effect such substitution (each, “a substitution event”),

we will undertake, pursuant to the subordinated guarantees, to use reasonable efforts to implement the corporate steps necessary to (i) effect the substitution of the trust preferred securities for dollar preference shares which we will issue and which will have equivalent liquidation preference and which will bear

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dividends at the distribution rate applicable to the partnership preferred securities and will have the rights and preferences described in this prospectus and the accompanying prospectus supplement; provided, however, that no additional amounts will be payable with respect to withholding taxes, if any, imposed on the dollar preference shares, (ii) register the dollar preference shares under the Securities Act, and (iii) obtain a listing of the dollar preference shares on the New York Stock Exchange or a similarly recognized exchange.

We will also undertake to pay any stamp duty, stamp duty reserve tax and other duties imposed in connection with the allotment and issuance of the dollar preference shares into the ADR depositary arrangement. See “Description of Dollar Preference Shares” below.

To effect the substitution of the trust preferred securities for dollar preference shares pursuant to the subordinated guarantees, we will take, or procure the taking of, such actions as shall be necessary to (i) exchange the subordinated notes (or eligible investments, as the case may be) for dollar preference shares, (ii) dissolve the partnership (such dissolution to occur at the time the dollar preference shares are distributed to the trust), and (iii) dissolve the trust (such dissolution to occur at the time the dollar preference shares are distributed to the holders of the trust preferred securities). Dollar preference shares represented by American Depositary Shares (ADSs) evidenced by American Depositary Receipts (ADRs) will be distributed to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities.

The dollar preference shares will be represented by a single certificate and will be represented by ADSs of a corresponding series evidenced by ADRs. If in registered form, the certificate representing the dollar preference shares will be issued to the ADR depositary and if in bearer form, the certificate will be deposited with the ADR depositary under the ADR deposit agreement. Additional terms and conditions of the dollar preference shares and the ADSs may be described in the applicable prospectus supplement.

If, at the time of the dissolution and liquidation of the trust and distribution of dollar preference shares represented by ADSs as set out above, the trust preferred securities are in book-entry form, it is envisaged that ADSs will be delivered to, and held by, holders of the trust preferred securities through DTC. If, at such time, the trust preferred securities are not in book-entry form, it is envisaged that the ADSs will be distributed directly to holders of the trust preferred securities.

Payments on the dollar preference shares will not be guaranteed by us or any other person.

Dissolution of the Trust

Under the terms of the declaration of trust, the trust will also dissolve:

•	upon our winding up, bankruptcy, insolvency or dissolution,

•	upon the dissolution of the partnership,

•	upon the entry of a decree of judicial dissolution of the trust,

•
when all the trust preferred securities have been called for redemption and amounts necessary for their redemption have been paid to the holders in accordance with the terms of the trust preferred securities,

•	upon the election of the trust administrator, following the occurrence and continuation of a trust liquidation event,

•	following the occurrence of a substitution event and the distribution of dollar preference shares to the holders of the trust preferred securities, or

•	with the consent of a majority in liquidation amount of the trust securities whose consent must be sought together as a single class by the trust.

In the event of any voluntary or involuntary dissolution of the trust, after the trust has satisfied liabilities to any creditors, holders of the trust preferred securities will be entitled to receive:

•	an amount equal to the aggregate liquidation preference of the trust preferred securities, plus an amount equal to any unpaid distributions payable in accordance with the terms of the trust preferred

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securities (without interest) and any accrued distributions for the then-current distribution period accrued at the stated rate on a daily basis (or, if such rate has not yet been established, the rate for the next preceding period), through the date of payment, which we refer to as the “liquidation distribution”, except that the entitlement of holders to receive the liquidation distribution in full shall be subject to the same limitations as those which apply in respect of the partnership preferred securities if we are being wound up (see “Description of Partnership Preferred Securities—Rights Upon Liquidation” below),

•
upon a trust liquidation event, partnership preferred securities in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities to be redeemed in connection with the trust liquidation event (see “—Liquidation Upon a Trust Liquidation Event” above), or

•
upon a substitution event, dollar preference shares represented by ADSs in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities to be exchanged in connection with the substitution (see “—Liquidation of Trust Upon Substitution of Trust Preferred Securities for Dollar Preference Shares” above).

Upon any liquidation, if the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay the aggregate liquidation distribution in full, then the amount payable by the trust on the trust preferred securities shall be paid on a pro rata basis. Any such insufficiency will be payable by us only to the extent provided in the trust securities subordinated guarantee.

An investment in the trust preferred securities is intended to provide holders with rights to distributions and liquidation preference as nearly as possible equivalent to those to which they would have been entitled if they had purchased non-cumulative preference shares issued directly by us with economic terms equivalent to the trust preferred securities and the subordinated guarantees, taken together.

Rights and Remedies of Holders of Trust Preferred Securities

Upon non-payment when due and payable under the trust preferred securities or the trust securities subordinated guarantee,

•
the holders of the trust preferred securities will have the right to take remedial action upon any failure by the trust to make any distribution payment when due and payable, subject to any applicable grace periods set forth in the declaration of trust, that has occurred and is continuing;

•
the property trustee, as the holder of the partnership preferred securities for the benefit of the trust and the holders of the trust preferred securities and trust common securities, will have the right to enforce the terms of the partnership preferred securities, including the rights of the holders of the partnership preferred securities to receive distributions; and

•	the guarantee trustee will have the right to enforce the terms of the trust securities subordinated guarantee.

Should the partnership fail to make any payment when due, holders of trust preferred securities may rely on the enforcement by the property trustee of the trust’s rights as a holder of the partnership preferred securities or by the guarantee trustee pursuant to the subordinated guarantees. The holders of a majority in liquidation preference of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or the guarantee trustee or to direct the exercise of any trust or power conferred upon the property trustee or the guarantee trustee under the declaration of trust or the partnership preferred securities guarantee, including the right to direct the property trustee or the guarantee trustee to exercise the remedies available to it.

If the property trustee or the guarantee trustee fails to enforce its rights under the partnership preferred securities or the subordinated guarantees after a holder of trust preferred securities has made written request, such holder of trust preferred securities may, to the extent permitted by applicable law, institute a legal proceeding directly against the partnership or us (in respect of the subordinated guarantees) to enforce the property trustee’s or the guarantee trustee’s rights under the partnership preferred securities or the

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subordinated guarantees without first instituting any legal proceeding against the property trustee, the guarantee trustee or any other person or entity.

Pursuant to the relevant declaration of trust, the holder of the trust common securities will be deemed to have waived its rights to take action under the relevant declaration of trust or the relevant trust securities subordinated guarantee upon failure to make any payment on the trust common securities when due and payable until all non-payments with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until such non-payments with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee and the guarantee trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee or the guarantee trustee with respect to certain matters under the relevant declaration of trust or the trust securities subordinated guarantee.

In no event shall the right to take remedial action described above result in any holder of trust preferred securities receiving, or receiving sooner, any amount which it would not have received had it been a holder of non-cumulative preference shares directly issued by us with economic terms equivalent to the trust preferred securities and the subordinated guarantees, taken together.

The property trustee will not have the right to enforce, and the holders of the trust preferred securities will not have the right to hold, the subordinated notes or other eligible investments held by the partnership.

The prospectus supplement will describe any additional rights of holders relating to a series of trust preferred securities.

Voting Rights of the Trust Preferred Securities

Except as described herein, and as otherwise described in the applicable prospectus supplement under the Delaware Statutory Trust Act, the Trust Indenture Act and under “—Amendments” and “Description of Subordinated Guarantees—Amendments” and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

The holders of a majority of an outstanding series of trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or, subject to the requirement of the property trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the partnership preferred securities, to exercise the remedies available to it under the partnership agreement as a holder of the partnership preferred securities, and consent to any amendment, modifications or termination of the partnership agreement or the partnership preferred securities where such consent shall be required; provided, however, that, if a consent or action under the partnership agreement requires the consent or act of the holders of more than a majority of the partnership preferred securities affected thereby, only the holders of the percentage of the aggregate liquidation preference of the trust preferred securities outstanding which is at least equal to the percentage of the partnership preferred securities required under the partnership agreement may direct the property trustee to give such consent or take such action on behalf of the trust. See “Description of Partnership Preferred Securities—Amendments”. Except with respect to directing the time, method and place of conducting a proceeding for a remedy as described above, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has been provided with an opinion of independent tax counsel to the effect that as a result of such action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that after such action each holder of trust securities will continue to be treated as owning an undivided beneficial interest in the partnership preferred securities.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders convened for the purpose, at a meeting of all of the holders of trust securities or by written consent. The trust administrator will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be mailed to each holder of record of trust preferred securities. If the trust preferred securities are listed on any stock exchange, notice of any meeting will be made in accordance with

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the rules and procedures of such stock exchange. The prospectus supplement will set forth the procedures for notification of any meeting at which holders of trust preferred securities are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities and distribute partnership preferred securities in accordance with the declaration of trust.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are beneficially owned at such time by us or any of our subsidiaries shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such trust preferred securities were not outstanding; provided, however, that persons (other than any of our subsidiaries) to whom we or any of our subsidiaries have pledged trust preferred securities may vote or consent with respect to such pledged trust preferred securities pursuant to the terms of such pledge.

The procedures by which holders of trust preferred securities represented by the global certificates may exercise their voting rights are described below under “—Form of Trust Preferred Securities; Book-Entry System”.

Unless payments on the trust preferred securities have not been made when due and payable, holders of the trust preferred securities will have no rights to appoint or remove the trust administrator or any of the trustees, who may be appointed, removed or replaced solely by the holder of all of the trust common securities.

Amendments

Amendments without Consent of Holders of Trust Preferred Securities

Except as otherwise described in the applicable prospectus supplement, each declaration of trust may be amended by the trust administrator without the consent of the holders of the trust preferred securities:

•	to cure any ambiguity;

•	to correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision in the declaration of trust;

•	to add to the covenants, restrictions or obligations of the holder of the trust common securities or us;

•	to conform to any change in the Investment Company Act of 1940 or change in interpretation or application of the rules or regulations promulgated thereunder;

•	to conform to any change in the Trust Indenture Act of 1939 or the rules or regulations promulgated thereunder;

•
to modify, eliminate or add to any provisions as necessary to the relevant declaration of trust to ensure that the trust will be classified for US federal income tax purposes as a grantor trust at all times that any trust preferred securities are outstanding or to ensure that such trust will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940;

•	to modify, eliminate and add to any provision of a declaration of trust to such extent as may be necessary or desirable; and

•	if necessary or desirable, to issue or effect the issuance of additional trust preferred securities;

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so long as no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the trust preferred securities.

Amendments with Consent of Holders of Trust Securities

Without the consent of each holder of the trust preferred securities and the trust common securities, the relevant declaration of trust may not be amended to:

•
change the amount or timing of any distribution payable on the trust preferred securities or the trust common securities or otherwise adversely affect the amount of any distribution required to be made on the trust preferred securities or the trust common securities;

•	change the redemption amount;

•	restrict the right of a holder of trust preferred securities to institute suit for the enforcement of any payment owed on the trust preferred securities; or

•	change the voting requirements and other provisions relating to amendments.

Without the consent of holders of 75% in liquidation preference amount of outstanding trust preferred securities and trust common securities voting as a single class, the relevant declaration of trust may not be amended to:

•	materially adversely affect the powers, preferences or special rights of the trust preferred securities and the trust common securities; or

•	result in the dissolution, winding up or termination of the applicable trust other than pursuant to the terms of the relevant declaration of trust;

provided that, if any amendment or proposal referred to in the first bullet point above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal.

Amendments with Consent of Holder of Trust Common Securities

Without the consent of the holder of the trust common securities, the declaration of trust may not be amended to change the rights of the holder of the trust common securities to increase or decrease the number of, or, unless otherwise provided in the applicable prospectus supplement, appoint and remove, trustees.

Provisions that may not be Amended

Under no circumstances may the declaration of trust be amended:

•	to cause the applicable trust to be classified other than as a grantor trust for US federal income tax purposes;

•	to cause the applicable trust not to be treated as transparent for UK tax purposes;

•	to reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act of 1939; or

•	to cause the applicable trust to be required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Repurchase at Our Option

Investors in the trust preferred securities will be deemed to have represented that they do not own directly or indirectly, 10% or more of our ordinary shares. If at any time a holder of trust preferred securities or partnership preferred securities owns 10% or more of our ordinary shares, we will have the right to repurchase, or cause a repurchase of, such investor’s trust preferred securities or partnership preferred securities, as applicable.

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Form of Trust Preferred Securities; Book-Entry System

General

Unless the applicable prospectus supplement states otherwise, the trust preferred securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, DTC, Euroclear Bank, as operator of Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Unless and until the trust preferred securities are exchanged in whole or in part for other securities that we or the trust issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The trust preferred securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the trust preferred securities will be cleared through DTC only. In such event, beneficial interests in the global trust preferred securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, owners of beneficial interests in the trust preferred securities will receive payments relating to the trust preferred securities in U.S. dollars.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global trust preferred security, the depositary or its nominee will be considered the sole holder of such global trust preferred security for all purposes under the applicable declaration of trust. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have trust preferred securities registered in its name, receive or be entitled to receive physical delivery of trust preferred securities in definitive form or be considered the owner or holder of the trust preferred securities under such declaration of trust. Each person having an ownership or other interest in trust preferred securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the trust preferred securities.

Payments on the Global Trust Preferred Security

Unless the applicable prospectus supplement states otherwise, payments of any amounts in respect of any global trust preferred securities will be made by the property trustee to the depositary. Payments will be made to beneficial owners of trust preferred securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, the trust nor the property trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC.     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of

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the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Purchases of the trust preferred securities within the DTC system will be made by or through participants, which will receive a credit for the trust preferred securities on DTC’s records. The ownership interest of each beneficial owner of trust preferred securities will in turn be recorded on the participants’ and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases and DTC has advised that the trust that will take any action permitted to be taken by a holder of the trust preferred securities, including the presentation of the trust preferred securities for exchange, as described below, only at the direction of one or more participants to whose account the DTC interests in the global certificates are credited, and only for the portion of the aggregate liquidation amount of the trust preferred securities as to which the participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices for the trust preferred securities held in book-entry form will be sent to Cede & Co. If less than all of the trust preferred securities are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

Although voting with respect to the trust preferred securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the trust preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the trust preferred securities are allocated on the record date identified in a listing attached to the omnibus proxy.

Distributions and any other amounts payable in respect of any global trust preferred securities will be made by the property trustee to DTC in immediately available funds. Payments will be made to beneficial owners of trust preferred securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we, the trust or the property trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream Luxembourg and any beneficial owner of an interest in a global security, or the failure of DTC, Euroclear or Clearstream Luxembourg or any intermediary to pass through to any beneficial owner any payments that the trust makes to DTC.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we, the trust or the property trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the trust preferred securities at any time by giving notice to the trust. Under these circumstances, in the event that a successor securities depository is not obtained, trust preferred securities certificates are required to be printed and delivered to the property trustee. Additionally, the trust, with the consent of the trust administrator, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the trust preferred securities will be printed and delivered to the property trustee. In each of the above circumstances, the trust administrator will appoint a paying agent with respect to the trust preferred securities.

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Initial settlement for the trust preferred securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in accordance with DTC’s rules, and will be settled in immediately available funds using DTC’s same-day funds settlement system.

Euroclear.     Euroclear Bank holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear Bank provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg.     Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of trust preferred securities, such global securities will not be exchangeable for definitive securities of that series unless:

•
a depositary notifies the property trustee that it is unwilling or unable to continue to act as depositary for the trust preferred securities or ceases to be a clearing agency registered under the Exchange Act of 1934 and a successor depositary is not appointed within 120 days;

•	the depositary is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business;

•
the non-payment when due of amounts payable on the trust preferred securities (whether, in each case, on account of dividends, redemption amounts, liquidation preference amounts or otherwise) shall have occurred and be continuing for 30 days; or

•
at any time we determine in our sole discretion that the global securities of a particular series of trust preferred securities should be exchanged for definitive trust preferred securities of that series in registered form.

Each person having an ownership or other interest in a trust preferred security must rely exclusively on the rules or procedures of the applicable depositary, and any agreement with any direct or indirect participant of any depositary or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive security.

Definitive trust preferred securities will be issued in registered form only. To the extent permitted by law, we, the trust, the property trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of trust preferred securities. Unless the relevant prospectus supplement states otherwise, payments will be made in respect of the trust preferred securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

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If the trust issues definitive trust preferred securities of a particular series in exchange for a particular global trust preferred security, the depositary, as holder of that global trust preferred security, will surrender it against receipt of the definitive trust preferred securities, cancel the book-entry trust preferred securities of that series, and distribute the definitive trust preferred securities of that series to the persons and in the amounts that the depositary specifies.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Registration of transfer of definitive trust preferred securities will be effected without charge by or on behalf of the trust or the registrar, paying and transfer agent, but upon payment (or the giving of such indemnity as the registrar and transfer agent may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

No holder of a definitive trust preferred certificate may require the transfer of a trust preferred security to be registered during the period of 15 days ending on the due date for any payment of the redemption price of the trust preferred securities.

All transfers of definitive trust preferred securities and entries on the register will be made subject to the provisions in an agency agreement relating to the trust preferred securities. The regulations may be changed by the trust with the prior written approval of the trustee.

Settlement

Initial settlement for each series of trust preferred securities and settlement of any secondary market trades in the trust preferred securities will be made in same-day funds. Book-entry trust preferred securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.

Issuance of Trust Common Securities

In connection with the issuance of trust preferred securities, each trust will issue trust common securities to the applicable partnership. Except as described below under the captions “—Subordination”, “—Holder of Trust Common Securities”, and “—Remedies of the Holder of Trust Common Securities”, the terms of the trust common securities issued by each trust will be substantially identical to the terms of the trust preferred securities. These terms will be set forth in the declaration of trust.

Subordination

Payment of distributions, amounts on redemption and amounts upon liquidation of the trust shall be made pro rata based on the liquidation preference of the trust securities; provided, however, that upon the occurrence and during the continuance of any failure to receive amounts due under the partnership preferred securities, holders of the trust preferred securities will have a preference over the holder of the trust common securities with respect to payments of distributions, amounts upon redemption and amounts upon liquidation of the trust.

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Holder of Trust Common Securities

Except in limited circumstances, as described in the declaration of trust, the holder of the common securities of the applicable trust will have sole power to appoint, remove or replace any of the trustees of the trust. We will, directly or indirectly, own all of the common securities of each trust.

Remedies of the Holder of Trust Common Securities

Pursuant to the declaration of trust, the holder of the trust common securities will be deemed to have waived its rights to take action under the declaration of trust or the trust securities subordinated guarantee upon failure to make any payment on the trust common securities when due and payable until all non-payments with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until such non-payments with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee and the guarantee trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee or the guarantee trustee with respect to certain matters under the relevant declaration of trust or the relevant trust securities subordinated guarantee.

Merger, Consolidation and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, no trust may consolidate, merge with or into, or sell or lease all or substantially all of its properties and assets to any corporation or other entity except as described below or as described above under “—Liquidation or Dissolution”. A trust may, with the consent of the holder of the trust common securities and without the consent of the holders of trust preferred securities, the Delaware trustee or the property trustee, consolidate, merge with or into, or be replaced by a trust organized under the laws of any state of the United States, so long as all of the following conditions are satisfied:

•
if such trust is not the surviving entity, the successor entity assumes all of the obligations of the trust regarding the trust preferred securities, or substitutes for the trust preferred securities other securities with substantially the same terms and other provisions as the trust preferred securities (which we refer to as “substituted trust securities”);

•	the partnership acknowledges a trustee of the successor entity that has the same powers and duties as the property trustee as the record holder of the partnership preferred securities;

•	any substituted trust securities, upon issuance, are listed on the same or an equivalent securities exchange on which the trust preferred securities were listed;

•	the transaction does not cause the trust preferred securities or the substituted trust securities to be downgraded by a nationally-recognized ratings organization;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the trust preferred securities or any substituted trust securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the relevant trust;

•	following the transaction, such trust would not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940;

•
the partnership or an eligible member of our Group will own, directly or indirectly, all of the trust common securities, and we will guarantee the trust preferred securities, or the substituted trust securities, at least to the extent provided by the trust preferred securities subordinated guarantee;

•	such trust would be classified as a grantor trust for US federal income tax purposes; and

•	such trust would be regarded as transparent for UK tax purposes.

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Registrar, Transfer Agent and Paying Agent

Unless otherwise provided in the applicable prospectus supplement, The Bank of New York will act as registrar, transfer agent and paying agent for the trust preferred securities.

Payment of Fees and Expenses of the Trust

Unless specified in the applicable prospectus supplement, all fees and expenses of each trust, including the fees and expenses of the trustees and the trust administrator in connection with the performance of their duties under the relevant declaration of trust, will be paid by us. However, if the trustees or the trust administrator incur fees, charges or expenses, for which they are not otherwise liable under a declaration of trust, in connection with the request of a holder of trust preferred securities or other person, the holder or other person will be liable for these fees, charges and expenses. We will also pay all fees and expenses related to the offering and the organization and operations of each trust, including, to the extent specified in the trust securities guarantees, any taxes, duties, assessments or governmental charges imposed by the United States or the United Kingdom, or any other taxing authority in these jurisdictions.

Transfer of Trust Preferred Securities

For each issue of trust preferred securities, the property trustee will keep a security register to provide for the transfer and registration of transfer of trust preferred securities. The following provisions apply to the transfer of trust preferred securities which are not issued in book-entry form:

•
Holders of any issue of trust preferred securities may exchange their trust preferred securities for an equal liquidation preference amount of other trust preferred securities of different authorized denominations of the same issue and with the same terms.

•
No service charge will be made for any registration of transfer or exchange of trust preferred securities, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of trust preferred securities.

If the trust preferred securities are to be redeemed in whole or in part, the trust will not be required:

•
to issue, register the transfer of or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such securities selected for redemption and ending at the close of business on the day of such mailing; or

•	to register the transfer or exchange of any trust preferred security so selected for redemption in whole or in part, except the unredeemed portion of any such security being redeemed in part.

Meetings of the Holders of Trust Securities

Meetings

The trust administrator may call a meeting of the holders of the trust securities on any matter on which the holders of the trust securities are entitled to act under the declaration of trust. In addition, the holders of at least 10% in liquidation preference of trust securities may direct the regular trustees to call such a meeting. The regular trustees are required to give notice of any such meeting at least seven days but not more than 60 days before the date of that meeting. The regular trustees, in their sole discretion, will establish all other provisions relating to meetings of holders of trust securities not stated below.

Action by Written Consent

Whenever a vote, consent or approval of the holders of trust securities is permitted or required, that vote, consent or approval may be given at the meeting. Any action that may be taken at a meeting of these holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders owning not less than the minimum amount of trust securities in liquidation amount that would be necessary to authorize or take such action at the meeting itself.

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Proxies

Each holder of a trust security may authorize any person to act for it by proxy on all matters but proxies will not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy will be revocable at the request of the holder of trust preferred securities executing the proxy. Except as otherwise described in the applicable prospectus supplement, all matters relating to the giving, voting or validity of proxies will be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the applicable trust were a Delaware corporation and the holders of the trust securities were stockholders of a Delaware corporation.

Information Concerning the Property Trustee

Unless otherwise specified in the applicable prospectus supplement, the Bank of New York will act as the property trustee under each of the declarations of trust and guarantee trustee under the subordinated guarantees. As property trustee, The Bank of New York shall have and be subject to all the duties and responsibilities specified in the Trust Indenture Act of 1939. Subject to the provisions of the Trust Indenture Act and the declaration of trust, The Bank of New York, as property trustee is under no obligation to exercise any of the powers vested in it by the declarations of trust at the request of any holder of trust preferred securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York in the ordinary course of our business. The Bank of New York is also the book-entry depositary with respect to certain of our debt securities, the depositary with respect to the ADSs representing certain of our preference shares and trustee with respect to certain of our debt and exchangeable capital securities.

Governing Law

The declaration of trust and the related trust securities will be governed by and construed in accordance with the laws of the State of Delaware.

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DESCRIPTION OF PARTNERSHIP PREFERRED SECURITIES

The following is a summary of the general terms of the partnership preferred securities that will apply to each series of partnership preferred securities. Each time that a series of partnership preferred securities is issued, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms of those partnership preferred securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms relating to a particular series of partnership preferred securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the relevant partnership’s certificate of limited partnership and agreement of limited partnership and the form of the amended and restated limited partnership agreement under which the partnership will issue a particular series of partnership preferred securities, each of which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

The partnership preferred securities will be issued by RBS Capital LP I, RBS Capital LP II, RBS Capital LP III or RBS Capital LP IV, each of which is a Delaware limited partnership. The description that follows is applicable to each partnership and the partnership preferred securities issued by such partnership.

General

Unless specified in the applicable prospectus supplement, each partnership will consist of a general partner, RBSG Capital Corporation, and two types of limited partners: the limited partners whose interests are represented by the partnership preferred securities and the priority limited partner, initially RBS plc. The general partner of each partnership will manage such partnership and make an initial capital contribution to such partnership. Except as otherwise set forth in the applicable prospectus supplement and as described below, the limited partners will have no right to vote or otherwise manage the affairs of a partnership. As long as the partnership preferred securities remain outstanding, the priority limited partnership interest will be held by a member of the Group. The partnerships are our indirect subsidiaries.

The only purpose of each partnership is to invest in and hold subordinated notes issued by us and/or other eligible investments issued by a member of the Group and to make payments on its respective limited partnership interests. The partnership agreement prohibits the partnerships from incurring any indebtedness for borrowed money or issuing any type of security other than the partnership preferred securities, general partnership interest and priority limited partnership interest.

Each partnership will make distributions on the relevant partnership preferred securities on the scheduled distribution payment dates (as described below), except as described under “—Limitations on Distributions” below.

Except as otherwise provided in the applicable prospectus supplement, if a partnership is dissolved, liquidated, terminated or wound up, whether voluntarily or involuntarily, then after all debts and liabilities of the partnership have been paid and the full preferential amounts to which the holders of the partnership preferred securities are entitled have been paid or set aside for those holders, any remaining assets of the partnership will be distributed to the priority limited partner.

Unless the applicable prospectus supplement states otherwise, each partnership may, without the consent of the holders of a series of partnership preferred securities, issue additional partnership preferred securities of that series and purchase additional subordinated notes from us and/or eligible investments with the proceeds of any such issue. Any additional partnership preferred securities of a series will have the same terms and provisions as the other partnership preferred securities of that series, and will constitute a further issuance of that series. There is no limitation on the amount of partnership preferred securities of a series that each partnership may issue, and the holders of the partnership preferred securities will have no pre-emptive or similar rights with respect to any other securities of such partnership.

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When issued by any partnership, the partnership preferred securities will be validly issued, fully paid and non-assessable. The partnership preferred securities will not be subject to any sinking fund or other obligation of the partnership for their repurchase or retirement. The partnership preferred securities will not be convertible into any other securities issued by the partnership, except as otherwise set forth in the relevant prospectus supplement.

Form of Partnership Preferred Securities; Book-Entry System

If the partnership preferred securities are distributed to holders of trust preferred securities, the partnership preferred securities will be issued in the form of one or more global certificates registered in the name of the depositary, or its nominee, on terms identical to those then applicable to the trust preferred securities. As of the date of this prospectus, the description of the book-entry systems of DTC, Euroclear and Clearstream Luxembourg and their respective practices as they relate to purchases, transfers, notices and payments with respect to the trust preferred securities would apply in all material respects to any partnership preferred securities represented by one or more global securities. See “Description of Trust Preferred Securities—Form of Trust Preferred Securities; Book-Entry System”.

Investment of the Limited Partnership in Subordinated Notes

Each partnership will initially invest in subordinated notes and upon the redemption or maturity of the subordinated notes, the partnership will invest in other eligible investments as described under “Description of Subordinated Notes”.

General Partnership Interest and Priority Limited Partnership Interest

The limited partnership interests represented by the partnership preferred securities will rank senior to the general partnership interest with respect to the payment of distributions and upon the liquidation, dissolution, termination or winding up of the partnership. The priority limited partnership interest will have the same distribution payment dates as the partnership preferred securities and will entitle the priority limited partner to distributions on any distribution payment date in an amount equal to the funds available to the partnership (whether received as interest on the subordinated notes or otherwise) less distributions, if any, required to be paid on that distribution payment date on the partnership preferred securities in accordance with their terms (after giving effect to the limitations on distributions described in “—Limitations on Distributions”). The priority limited partnership interest will rank senior to the partnership preferred securities with respect to distributions in the event of certain limitations on the payment of distributions on the partnership preferred securities. See “Distributions—Limitations on Distributions” below.

Distributions

The partnership will make distributions on the partnership preferred securities in arrears on the scheduled distribution payment dates set forth in the prospectus supplement, except as described under “—Limitations on Distributions” below.

The distribution periods and distribution rates will be set forth in the prospectus supplement for each series of partnership preferred securities. The rights to distributions will be non-cumulative.

Unless otherwise specified in a prospectus supplement, as long as either (1) the partnership preferred securities are in book-entry form or (2) the partnership preferred securities are held by the trust and the trust preferred securities remain in book-entry form, the partnership will pay distributions to the holders of the partnership preferred securities listed in the partnership’s records on the business day (any day on which banks are open in London and New York City) before the relevant distribution date. If neither the trust preferred securities nor the partnership preferred securities are in book-entry form, the partnership will make distributions to the holders of the partnership preferred securities listed in the partnership’s records as set forth in the prospectus supplement. Subject to any applicable laws and regulations, all payments will be made as described in the prospectus supplement.

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Unless otherwise specified in the applicable prospectus supplement, if any distributions would be payable on the partnership preferred securities on a day that is not a business day, those distributions will instead be paid on the immediately preceding business day (with no reduction in interest or other amounts as a result of any such early payment).

Except as described in this subsection or in the applicable prospectus supplement, holders of the partnership preferred securities will have no right to participate in the profits of the partnership.

Limitations on Distributions

The partnership will not make payment of distributions on the partnership preferred securities (and corresponding payments will not be made on the trust preferred securities) on any distribution payment date if it has received a “no distribution instruction” from us (a copy of which shall be provided to the property trustee of the trust). The partnership will make a partial distribution on the partnership preferred securities (and corresponding partial payments will be made on the trust preferred securities) on any distribution payment date if it has received a “partial distribution instruction” from us (a copy of which shall be provided to the property trustee). A “no distribution instruction” or a “partial distribution instruction” may only be given in the circumstances set out below:

•
a “no distribution instruction” will be given if, in the opinion of our board of directors or a committee thereof, the payment of the distribution on that distribution payment date would (or would if the partnership preferred securities were a class of our non-cumulative preference shares) breach or cause a breach of the capital adequacy requirements of the UK Financial Services Authority applicable to us and/or any of our subsidiaries; or

•
if, in the opinion of our board of directors or a committee thereof, our distributable profits, prior to the payment of interest on the subordinated notes (or any other eligible investments held at such time by the partnership) and after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on that distribution payment date on any of our cumulative preference shares (and any arrears of dividends thereon), would not (or would not if the partnership preferred securities were a class of our non-cumulative preference shares) be sufficient to enable us to pay (or set aside for future payment) in full all dividends or other distributions on that date:

–	on the partnership preferred securities of that series; and

–	on our non-cumulative preference shares or on any other shares and securities issued by us (or by any of our subsidiaries with a guarantee by us ranking equally as to payments with our non-cumulative preference shares) stated to be payable on the same date as the distributions on the partnership preferred securities and ranking or expressed to rank equally as to payments with our non-cumulative preference shares, then, subject to the first bullet point above, a “partial distribution instruction” shall be given and the partnership will make a partial distribution on the partnership preferred securities to the extent of available distributable profits with the intent that the amount of distributions, dividends or other payments made on each partnership preferred security and on each such equally ranking share or other security on such date will in all cases bear to each other the same ratio as the distributions, dividends or other payments accrued on each such class of share or security bear to each other; provided that, if in the opinion of our board of directors or a committee thereof, there are no distributable profits, a “no distribution instruction” shall be given.

The UK Companies Act 1985 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

In the event that on a scheduled distribution date the partnership is prohibited from making, or is limited in its ability to make, a distribution to the holders of the partnership preferred securities pursuant to a “no distribution instruction” or a “partial distribution instruction”, the partnership will, after making any partial

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distribution permitted on the partnership preferred securities, make a distribution of available funds to the priority limited partner.

In addition, under the Delaware Revised Uniform Limited Partnership Act, the partnership may pay distributions only out of legally available funds. As a result, as a general matter of Delaware law the partnership would not be permitted to pay a distribution if, after paying the distribution, the partnership’s liabilities to parties other than the holders of the partnership preferred securities would exceed the fair value of its assets.

If we have not declared and paid in full, or have not set aside an amount to provide for the payment in full of, the payment stated to be payable on the most recent distribution payment date on any series of our non-cumulative preference shares which are then outstanding, then the partnership may not pay any distributions on the partnership preferred securities, and neither the partnership nor we may set aside any sum to pay such distributions, unless, on the distribution payment date, we set aside an amount equal to the payment on such series of non-cumulative preference shares for the then-current payment period to provide for the payment in full of such payment on the next applicable distribution payment date.

Distributions will not be cumulative and the holders of trust preferred securities and partnership preferred securities will have no claim for any distributions not paid, or for the portion of any distribution not paid, pursuant to the restrictions described above. Therefore, amounts not paid on the partnership preferred securities as a result of a “no distribution instruction” or a “partial distribution instruction” or non-payment on our non-cumulative shares as described above are not “due” or “payable” in accordance with the terms of the partnership preferred securities.

Additional Amounts

Each partnership will make all payments on its respective partnership preferred securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a Relevant taxing jurisdiction, unless such deduction or withholding is required by law. If at any time a Relevant taxing jurisdiction requires the partnership to make such deduction or withholding, the partnership will, subject to the exceptions equivalent to those described under “Description of Trust Preferred Securities —Additional Amounts”, as applied to the partnership, pay or procure the payment of such additional amounts that are necessary in order that the net amounts paid to the holders of the partnership preferred securities, after the deduction or withholding, shall equal the amounts which would have been payable to holders of the partnership preferred securities if the deduction or withholding had not been required.

Any reference in this prospectus or in the applicable prospectus supplement relating to the payment of distributions or any payments on, or in respect of, any series of partnership preferred securities, includes the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.

Redemption of Partnership Preferred Securities

Redemption at the Partnership’s Option

The partnership may, with the written consent of the UK Financial Services Authority, redeem the partnership preferred securities on the terms set forth in the prospectus supplement. Except as otherwise provided in the applicable prospectus supplement, the partnership must give 60 to 90 days’ notice of redemption to the holders of the partnership preferred securities. Any notice of redemption will be irrevocable.

Redemption Following a Partnership Special Redemption Event

The partnership may, with the written consent of the UK Financial Services Authority, redeem the partnership preferred securities, in whole but not in part, at any time, upon the occurrence of any of the events described in the prospectus supplement as a “partnership special redemption event”.

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Limitation on Redemption

The partnership will not be permitted to redeem the partnership preferred securities unless:

•	the written consent of the UK Financial Services Authority has been obtained; and

•
the redemption is ultimately funded out of our distributable profits or from the proceeds of a new issuance of our ordinary shares or other capital that qualifies under generally accepted accounting practices in the United Kingdom for treatment as minority interest or shareholders’ funds in our accounts; and

•
we have declared and paid in full, or have set aside an amount to provide for the payment in full of, the dividend stated to be payable on any series of our non-cumulative preference shares which are then outstanding, in respect of successive then-current dividend periods which singly or together aggregate no less than 12 months.

Payment of Redemption Amount

The price at which the partnership preferred securities will be redeemed (the “redemption amount”) will be stated in the applicable prospectus supplement. If the redemption amount in respect of any partnership preferred securities is improperly withheld or refused and is not paid by either the partnership or us under the partnership preferred securities guarantee, distributions on those partnership preferred securities will continue to accrue from the date fixed for redemption to the date of actual payment of the redemption amount.

Liquidation of Partnership Upon Distribution of Dollar Preference Shares

Events that may cause us to effect the substitution of trust preferred securities for dollar preference shares (represented by ADSs), and the liquidation of the partnership, are described under “Description of Trust Preferred Securities—Liquidation or Dissolution—Liquidation of Trust Upon Substitution of Trust Preferred Securities for Dollar Preference Shares”.

The partnership agreement will provide that, if an order has been made or an effective resolution passed for our winding up, the partnership will be obligated to commence proceedings to dissolve and liquidate the partnership under the Delaware Revised Uniform Limited Partnership Act and the applicable partnership agreement. However, the partnership generally will not be dissolved until all claims under the partnership securities subordinated guarantee have been paid in full.

Rights Upon Liquidation

Each partnership preferred security will have the liquidation preference set forth in the applicable prospectus supplement.

On the winding up of the partnership, neither any holder of partnership preferred securities nor the guarantee trustee may exercise or claim any right of set-off in respect of any amount in respect of liquidation preference or distributions on the partnership preferred securities owed to it and each holder of the partnership preferred securities shall, by virtue of his subscription, purchase or holding of the partnership preferred securities be deemed to have waived all such rights of set-off.

Amendments

Amendments without Consent of Holders of Partnership Preferred Securities

Except as otherwise described in the applicable prospectus supplement, the partnership agreement may be amended without the consent of the holders of the partnership preferred securities:

•	to cure any ambiguity;

•	to correct or supplement any provisions in the partnership agreement that may be defective or inconsistent with any other provision in the partnership agreement;

•	to add to the covenants, restrictions or obligations of the general partner;

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•	to conform to any change in the Investment Company Act of 1940 or change in interpretation or application of the rules or regulations promulgated thereunder;

•	to conform to any change in the Trust Indenture Act of 1939 or change in interpretation or application of the rules and regulations promulgated thereunder;

•
to modify, eliminate or add to any provisions of the relevant partnership agreement as necessary to ensure that the partnership will be classified as a partnership which is not a publicly traded partnership for US federal income tax purposes at all times that any partnership preferred securities are outstanding or to ensure that the partnership will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940;

•	to modify, eliminate and add to any provision of a partnership agreement to such extent as may be necessary or desirable; or

•	if necessary or desirable, to issue or effect the issuance of additional partnership preferred securities.

so long as no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the partnership preferred securities.

Amendments with Consent of Holders of Partnership Preferred Securities

Without the consent of each holder of the partnership preferred securities, the partnership agreement may not be amended to:

•
change the amount or timing of any distribution payable on the partnership preferred securities or otherwise adversely affect the amount of any distribution required to be made on the partnership preferred securities;

•	change the redemption amount;

•	restrict the right of a holder of partnership preferred securities to institute suit for the enforcement of any payment owed on the partnership preferred securities; or

•	change the voting requirements and other provisions relating to amendments.

Without the consent of the holders of 75% in liquidation preference amount of outstanding partnership preferred securities, the partnership agreement may not be amended to:

•	adversely affect the powers, preferences or special rights of the partnership preferred securities; or

•	result in the liquidation, dissolution, winding up or termination of the applicable partnership other than pursuant to the terms of the relevant partnership agreement.

Provisions that may not be Amended

Under no circumstances shall any amendment to any provision of the partnership agreement be permitted that would:

•
cause the partnership to be classified as other than a partnership which is not a publicly traded partnership for US federal income tax purposes or cause the partnership not to be treated as a partnership for UK tax purposes; or

•	cause the partnership to be required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

No vote of the holders of the partnership preferred securities will be required for the partnership to redeem and cancel, or exchange, the partnership preferred securities in accordance with the partnership agreement. See “—Redemption of Partnership Preferred Securities” above.

Even if holders of partnership preferred securities are entitled to vote or consent under any of the circumstances described above, any of the partnership preferred securities that are beneficially owned at that

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time by us or a member of the Group (other than the trust), will not be entitled to vote or consent and, for such purpose, those partnership preferred securities will be treated as if they were not outstanding.

Meetings of the Holders of Partnership Preferred Securities

Meetings

The general partner may call a meeting of the holders of the partnership preferred securities on any matter on which the holders of these securities are entitled to act under the partnership. In addition, the holders of at least 10% in liquidation preference of a series of partnership preferred securities may direct the general partner to call such a meeting. The general partner is required to give notice of any such meeting at least seven days but not more than 60 days before the date of such meeting. The general partner, in its sole discretion, will establish all other provisions relating to meetings of holders of partnership preferred securities not stated below.

Action by Written Consent

Whenever a vote, consent or approval of the holders of partnership preferred securities is permitted or required, that vote, consent or approval may be given at a meeting. Any action that may be taken at a meeting of the holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders owning not less than the minimum amount of partnership preferred securities in liquidation amount that would be necessary to authorize or take such action at the meeting itself.

Proxies

Each holder of a partnership preferred security may authorize any person to act for it by proxy on all matters but a proxy will not be valid after the expiration of 11 months from the date such proxy is first given unless otherwise provided in the proxy. The holder of partnership preferred securities executing the proxy may revoke it at any time. Except as otherwise described in the applicable prospectus supplement, all matters relating to the giving, voting or validity of proxies will be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the partnership were a Delaware corporation and the holders of the partnership preferred securities were stockholders of a Delaware corporation.

Repurchases of Partnership Preferred Securities

Subject to our Articles of Association, the special rights of any of our shares, and applicable law, we or any of our subsidiaries may at any time and from time to time, purchase outstanding partnership preferred securities in the open market, by tender or by private agreement, in each case upon the terms and conditions that our board of directors or an authorized committee of our board of directors shall determine.

Under current UK Financial Services Authority requirements, we may not redeem or purchase any partnership preferred securities beneficially for our own account, other than a repurchase in connection with dealing in securities unless the UK Financial Services Authority consents in advance in writing. The UK Financial Services Authority may impose conditions on any redemption or purchase at the time it gives its consent.

Substitution

If so provided in the applicable prospectus supplement, the trust preferred securities may, on the terms and under the circumstances described in such prospectus supplement, be substituted or exchanged for preference shares issued by us.

Merger, Consolidation and Sale of Assets

The partnership may not consolidate or merge with, or transfer or lease its assets substantially as an entirety to, any corporation or other entity except as described below. The partnership may, without the

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consent of the holders of the partnership preferred securities, consolidate or merge with a limited partnership, limited liability company or trust organized under the laws of any state of the United States, so long as all of the following conditions are satisfied:

•
if the partnership is not the surviving entity, the successor entity either expressly assumes all of the obligations of the partnership under the partnership preferred securities or substitutes for the partnership preferred securities other securities having substantially the same terms and other provisions as the partnership preferred securities (which we refer to as “substituted partnership securities”), so long as the substituted partnership securities rank the same as the partnership preferred securities with respect to participation in the profits, distribution and assets of the successor entity;

•	we expressly acknowledge the successor entity as the holder of the subordinated notes or other eligible investments, as applicable;

•
if the partnership preferred securities were listed, any substituted partnership securities will be listed upon issuance on the same or an equivalent exchange on which the partnership preferred securities were listed;

•
such event does not cause the ratings of the trust preferred securities (or, if the trust has been liquidated, the partnership preferred securities or any substituted partnership securities) to be downgraded, suspended or withdrawn by any nationally recognized ratings organization;

•
such event does not adversely affect the rights, preferences or privileges of the holders of the trust preferred securities or partnership preferred securities or any substituted partnership securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the partnership;

•
we will hold, directly or indirectly, the general partnership interest and will guarantee the partnership preferred securities or the substituted partnership securities at least to the extent provided by the partnership preferred securities guarantee; and

•
before such event, the partnership has received an opinion of a nationally recognized law firm or firms experienced in these matters to the effect that (A) the successor entity will be treated as a partnership, and will not be classified as an association or a publicly traded partnership taxable as a corporation, for US federal income tax purposes, (B) the merger would not cause the trust to be classified as other than a grantor trust for US federal income tax purposes, (C) after the merger, the successor will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, (D) the merger will not adversely affect the limited liability of the holders of the partnership preferred securities, and (E) the merger would not cause the partnership not to be treated as a partnership for UK tax purposes, unless the prior consent of each beneficial holder of the trust securities is obtained in connection with each of condition A, B, C, D and E.

Registrar, Transfer Agent and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as registrar, transfer agent and paying agent for the partnership preferred securities.

Registration of transfers of partnership preferred securities will be effected without charge by or on behalf of the partnership, but upon payment (and with the giving of such indemnity as the transfer agent may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

The transfer agent will not be required to register or cause to be registered the transfer of any partnership preferred securities after such partnership preferred securities have been called for redemption.

Governing Law

Each partnership agreement and the partnership preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

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Miscellaneous

The general partner is authorized and directed to conduct the affairs of the partnership in such a way that (1) the partnership will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940 and (2) the partnership will not be treated as an association or as a “publicly traded partnership” (within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended) taxable as a corporation for US federal income tax purposes. In this connection, the general partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the partnership agreement, that the general partner determines in its discretion to be necessary or desirable for those purposes, so long as the action does not adversely affect the interests of the holders of the partnership preferred securities.

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DESCRIPTION OF SUBORDINATED NOTES

The following is a summary of the general terms of the subordinated notes. Each time that subordinated notes are issued, we will file a prospectus supplement with the SEC, which you should read carefully. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the subordinated notes. If there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

General

Each partnership will initially invest in subordinated notes (the “subordinated notes”) that represent a claim in our liquidation entitling the partnership to substantially the same distributions upon our liquidation that the partnership would have been entitled to if the subordinated notes were preference shares issued by us and ranking equally with our non-cumulative preference shares and on the assumption that such preference shares were entitled to receive on our liquidation an amount equal to the principal amount of the subordinated notes plus any accrued interest. Unless the applicable prospectus supplement states otherwise, we may, without the consent of the holders of a series of subordinated notes, issue additional subordinated notes of that series. Any additional subordinated notes of a series will have the same terms and provisions as the other subordinated notes of that series, and will constitute a further issuance of that series.

Upon the redemption or maturity of a series of subordinated notes, the applicable partnership will invest in other eligible investments issued by us or any eligible member of the Group other than any member incorporated or resident for US federal income tax purposes in the United States or any political subdivision thereof or any US branch of any member of the Group.

Form

Except as otherwise provided in the applicable prospectus supplement, we will issue each series of subordinated notes in the form of a single global note (the “global note”) to be deposited with a custodian for The Bank of New York (the “depositary”). For so long as the subordinated notes are represented by the global note and the global note is held by The Bank of New York, The Bank of New York will issue uncertificated book-entry interests representing interests in the subordinated notes. The global note will only be exchangeable for definitive subordinated notes if we so determine pursuant to the terms of the subordinated notes. The partnership, as the holder of the depositary interest in the global note, must look solely to The Bank of New York, as depositary for the subordinated notes, for payment made to the custodian of the global note. Any stock exchange on which the subordinated notes will be listed will be specified in the applicable prospectus supplement.

Interest Payments

The rate at which the subordinated notes will bear interest will be specified in the applicable prospectus supplement.

Redemption

The terms of any redemption of a series of subordinated notes will be specified in the applicable prospectus supplement, subject to applicable regulatory requirements, including the prior approval of the UK Financial Services Authority (if such approval is required under applicable UK banking regulations).

Additional Amounts

We will pay any amounts to be paid under our subordinated notes without deduction for, or on account of any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a UK taxing jurisdiction unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we will, subject to exceptions equivalent to those

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described under “Description of Trust Preferred Securities—Additional Amounts”, pay additional amounts that are necessary in order that the net amounts, paid to a holder of the subordinated notes, after the deduction or withholding, shall equal the amounts of payments which would have been payable on our subordinated notes if the deduction or withholding had not been required.

Any reference in this prospectus or in the applicable prospectus supplement relating to the payment of interest on, or in respect of, the subordinated notes includes the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.

Ranking of Subordinated Notes

The subordinated notes will constitute our direct and unsecured subordinated obligations and will rank equally without any preference among themselves. The right of the partnership to receive payments of principal and interest will be subordinated to “senior claims” (as defined below), including the claims of any subordinated debt security holders or the claims of holders of any other series of our capital securities, which do not, or are not expressed to, rank equally with or after the subordinated notes. In the event of our winding up, the amount payable, if any, in respect of the subordinated notes will be such amount as would have been payable as if, on the day immediately prior to the commencement of our winding up and thereafter, the subordinated notes were a class of our non-cumulative preference shares (on the assumption that such preference shares were entitled to receive on our winding up an amount equal to the principal amount of the subordinated notes and pay dividends at the interest rate applicable to the subordinated notes together with any accrued interest).

The following are “senior claims” in respect of the subordinated notes:

•	all claims of our unsubordinated creditors admitted in the winding up;

•
all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise;

•	all unpaid cumulative distributions on our cumulative preference shares; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the subordinated notes.

The terms and conditions of the subordinated notes do not prohibit us from creating any mortgage, charge, lien, pledge, encumbrance or any other form of security interest over any of our assets, properties or undertakings, nor do they prohibit us from incurring any secured or unsecured indebtedness.

Events of Default

The only events of default under the subordinated notes will be our failure to make a payment in respect of the subordinated notes (in the case of payment of principal) for a period of seven days or more after the due date for the same or (in the case of any payment of interest) for a period of 14 days or more after the due date for the same. If an event of default occurs, the subordinated notes will not provide for acceleration. The only remedies available to the partnership upon an event of default will be to petition for our winding up.

Governing Law

The subordinated notes will be governed by, and construed in accordance with, the laws of England.

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DESCRIPTION OF SUBORDINATED GUARANTEES

The following is a summary of the general terms of the subordinated guarantees relating to the trust preferred securities and the partnership preferred securities. Each time that trust preferred securities and the corresponding partnership preferred securities are issued, we will file a prospectus supplement with the SEC, which you should read carefully. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the subordinated guarantees. If there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the forms of each subordinated guarantee agreement, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part.

General

When a trust sells a series of its trust preferred securities that it may issue pursuant to its terms, we will execute and deliver a subordinated guarantee of such series of trust preferred securities under a subordinated guarantee agreement for the benefit of the holders of such trust preferred securities. In addition, when the partnership sells a series of its partnership preferred securities, we will execute and deliver a subordinated guarantee of a series of partnership preferred securities under a subordinated guarantee agreement for the benefit of the holders of such partnership preferred securities. Each subordinated guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The terms of the subordinated guarantees will be those set forth in the subordinated guarantee agreements and those made a part of the subordinated guarantees by the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each subordinated guarantee agreement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities of the applicable trust and the partnership preferred securities guarantee for the benefit of the holders of the partnership preferred securities of the relevant partnership.

Specific Terms of the Subordinated Guarantees

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full, on a subordinated basis, the following payments or distributions on each applicable series of trust preferred securities, to the extent that they are due to be paid and are not paid by, or on behalf of, the relevant trust:

•	any distributions payable in accordance with the terms of the trust preferred securities;

•
the redemption price required to be paid for each trust preferred security called for redemption, plus an amount equal to accrued distributions, if any, for the then-current distribution period accrued on a daily basis to the redemption date and an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the trust preferred securities, without interest;

•
upon a dissolution, winding up or liquidation of the applicable trust, unless the corresponding series of partnership preferred securities or other securities permitted to be so distributed pursuant to the terms of the applicable prospectus supplement are distributed to holders of the trust preferred securities, the aggregate liquidation preference of the trust preferred securities, plus any accrued distributions at the stated rate for the then-current distribution period, through to the date of payment and an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the trust preferred securities, without interest; and

•	any additional amounts payable in accordance with the terms of the trust preferred securities.

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full, on a subordinated basis, the following payments or distributions on each applicable series of partnership preferred securities, to the extent that they are due to be paid and are not paid by, or on behalf of, the relevant partnership:

•	any distributions payable in accordance with the terms of the partnership preferred securities;

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•
the redemption price required to be paid for each partnership preferred security called for redemption, plus an amount equal to accrued distributions, if any, for the then-current distribution period accrued on a daily basis to the redemption date and an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the partnership preferred securities, without interest;

•
upon a dissolution, winding up or liquidation of the applicable partnership unless the dollar preference shares have been distributed to the holders of the partnership preferred securities as described in this prospectus and the applicable prospectus supplement, the aggregate liquidation preference of the partnership preferred securities, plus any accrued distributions at the stated rate for the then-current distribution period, through the date of payment and an amount equal to distributions which were payable in accordance with the terms of the partnership preferred securities and remain unpaid without interest; and

•	any additional amounts payable in accordance with the terms of the partnership preferred securities.

We will also be required to pay interest accrued on these amounts from the date a claim is made under the applicable subordinated guarantee until the payment is made or offered to the holders, subject to the limitations set forth in the subordinated guarantees.

Our obligation to make the payments described above under the subordinated guarantees may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities or partnership preferred securities, as the case may be, or by causing the applicable trust or partnership to pay such amounts to these holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of set-off or counterclaim that the applicable trust or partnership may have or assert.

Each subordinated guarantee will be unconditional. For the avoidance of doubt, amounts not paid on the trust preferred securities or the partnership preferred securities as a result of a “no distribution instruction” or a “partial distribution instruction” or as a result of our failure to make payment on our non-cumulative preference shares as described under “Description of Partnership Preferred Securities—Distributions—Limitations on Distributions” are not “due” or “payable” in accordance with the terms of such securities. Distributions on the trust preferred securities and the partnership preferred securities will not be cumulative and the holders of such securities will have no claim for any distributions (or the portion thereof) not payable. Accordingly, any distributions (or the portion thereof) not payable in accordance with the terms of the trust preferred securities or the partnership preferred securities are not payable under the subordinated guarantees. See “Description of Partnership Preferred Securities—Distributions—Limitations on Distributions” and “Description of Partnership Preferred Securities—Rights Upon Liquidation”.

Subject to the preceding paragraph, payments under each subordinated guarantee will be made regardless of whether the partnership or the trust had legally available funds for the guaranteed payment.

Additional Amounts

We will pay or procure the payment of any amounts to be paid under the subordinated guarantees without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a Relevant taxing jurisdiction unless such deduction or withholding is required by law. If at any time a Relevant taxing jurisdiction requires us to make such deduction or withholding, we will, subject to exceptions equivalent to those described under “Description of Trust Preferred Securities—Additional Amounts” as applied to us, pay or procure the payment of such additional amounts that are necessary in order that the net amounts paid to holders of the trust preferred securities or the partnership preferred securities (as applicable), after the deduction or withholding, shall equal the amounts of payments which would have been payable on the trust preferred securities or the partnership preferred securities, respectively, if the deduction or withholding had not been required. Our obligation to pay additional amounts will be limited to the extent that we have insufficient available distributable profits to fund the relevant payment or, even if we have sufficient distributable profits, to the extent that a payment in

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respect of any distribution would breach or cause a breach of the capital adequacy requirements of the UK Financial Services Authority applicable to us and/or any of our subsidiaries. If we are unable to pay additional amounts in full as a result of the above restrictions, we will pay additional amounts to the extent of any distributable profits on a pro rata basis so that the amounts paid under the subordinated guarantees (including any additional amounts) and on other equally-ranking securities or guarantees will in all cases bear to each other the same ratio that payments due under the subordinated guarantees and such other equally-ranking securities or guarantees bear to each other.

Any reference in this prospectus or the applicable prospectus supplement relating to the payment of distributions or any payments on, or in respect of, any subordinated guarantees, includes the payment of the additional amounts described in the preceding paragraph to the extent that, in the context, those additional amounts are, were or would be payable.

Ranking

The subordinated guarantees will rank equally and ratably without any preference with each other. In a winding up, the subordinated guarantees are subordinated to, and subject in right of payment to, the prior payment in full of all “senior claims”, including the claims of any subordinated debt security holders (which include any of our capital securities), which do not, or are not expressed to, rank equally with or after the subordinated guarantees. Upon any winding up of the Group, the subordinated guarantees will rank equally with the holders of our existing preference shares (except for the unpaid cumulative dividends on any cumulative preference shares) and any other parity securities of the Group then outstanding and in priority to all holders of our junior securities. As stated under “Description of Dollar Preference Shares—General”, as of October 11, 2002, the aggregate liquidation preference of our outstanding cumulative preference shares is £1.23 million (which provide for dividend payments of approximately £77,000 each year), and we have no present intention of issuing additional cumulative preference shares. There are no unpaid dividends on any of our cumulative preference shares.

The following are “senior claims” in respect of the subordinated guarantees:

•	all claims of our unsubordinated creditors admitted in the winding up;

•
all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise;

•	all unpaid cumulative distributions on our cumulative preference shares; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the subordinated guarantees.

Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

As a consequence of the above-described subordination provisions, guaranteed parties may recover less ratably than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities or holders of other capital securities as described in “Description of Debt Securities—Subordination”. If, in any winding up, amounts payable under the subordinated guarantees and any claims ranking equally with the subordinated guarantees are not paid in full, the subordinated guarantees and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled. If a guaranteed party is entitled to any recovery with respect to the subordinated guarantees in any winding up or liquidation, the guaranteed party might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current UK law, our liability to guaranteed parties would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and such guaranteed parties would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

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In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of our bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Nature of the Subordinated Guarantees

Each subordinated guarantee will constitute a guarantee of payment and not of collection. This means that any guaranteed party may institute a legal proceeding directly against us to enforce its rights under a subordinated guarantee without first instituting a legal proceeding against any other person or entity. In addition, each subordinated guarantee will not be discharged except by payment of the amounts due under it in full to the extent they have not been paid by the applicable trust or partnership, upon distribution of dollar preference shares following a substitution event or, in the case of the trust preferred securities guarantee, upon distribution of partnership preferred securities to the holders of the trust preferred securities in exchange for all of such trust preferred securities.

The subordinated guarantees will not place a limitation on the amount of additional debt that may be incurred by us or share capital or other securities that may be issued by us.

By accepting the guarantees each guaranteed party and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated guarantees (or between our obligations, as guarantor, under or in respect of the subordinated guarantees and any liability owed by a guaranteed party or the trustee to us) that such guaranteed party might otherwise have against us, whether before or during our winding up.

Certain Covenants of The Royal Bank of Scotland Group plc as Guarantor

We will agree to certain covenants under the subordinated guarantees. Should we default in respect of any of our obligations under the subordinated guarantees, including the covenants we describe below, the guarantee trustee will have the right to enforce the terms of the subordinated guarantees. The holders of not less than a majority in total liquidation preference of the securities to which a subordinated guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding our obligations under the subordinated guarantees or to direct the exercise of any trust or power conferred upon the guarantee trustee under the subordinated guarantees. If the guarantee trustee fails to enforce the subordinated guarantees, then any holder of securities to which the applicable subordinated guarantee relates may institute a legal proceeding directly against us as the guarantor to enforce the guarantee trustee’s rights under that subordinated guarantee, without first instituting a legal proceeding against the trust or partnership, the guarantee trustee or any other person or entity.

Payments under the Subordinated Guarantees

Except as otherwise provided in the applicable prospectus supplement, we will agree in the subordinated guarantees that:

•
to the extent distributions are payable in accordance with the terms of the partnership preferred securities or the trust preferred securities, as the case may be, we will pay such distributions to the extent these amounts are not paid by the partnership or trust;

•
if the partnership preferred securities or the trust preferred securities are to be redeemed in accordance with their terms, we will pay amounts due upon redemption to the extent these amounts are not paid by the partnership or the trust; and

•
if the holders of the partnership preferred securities or the trust preferred securities are entitled to any amounts due upon liquidation of the trust or the partnership, we will pay these amounts to the extent they are not paid by the partnership or the trust.

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We will pay any additional amounts payable in accordance with the terms of the trust preferred securities and the partnership preferred securities, as the case may be, to the extent not paid by the relevant trust or the relevant partnership respectively.

For the avoidance of doubt, amounts not paid on the trust preferred securities or the partnership preferred securities as a result of a “no distribution instruction” or a “partial distribution instruction” or non-payment on our non-cumulative preference shares as described above under “Description of Partnership Preferred Securities—Distributions—Limitations on Distributions” are not “due” or “payable” in accordance with the terms of such securities. Distributions on the trust preferred securities and the partnership preferred securities will not be cumulative and the holders of such securities will have no claim for any distributions (or the portion thereof) not payable. Accordingly, any distributions (or the portion thereof) not payable in accordance with the terms of the trust preferred securities or the partnership preferred securities are not payable under the subordinated guarantees. See “Description of Subordinated Guarantees” and “Description of Partnership Preferred Securities—Distributions—Limitations on Distributions.”

Payment of Dividends on Junior Securities and Redemption of Junior or Parity Securities

Except as otherwise provided in the applicable prospectus supplement, we will agree in the subordinated guarantees that if any distribution on the trust preferred securities or the partnership preferred securities, as applicable, has not been paid in full on the most recent distribution payment date (or a sum has not been set aside to provide for such payment in full), we may not declare or pay dividends (other than nominal special dividends) on any of our junior securities, unless and until distributions on such securities have been paid in full (or a sum has been set aside to provide for their payment in full) in respect of the then-current distribution period.

In addition, except as otherwise provided in the applicable prospectus supplement, we will agree in the subordinated guarantees that if any distribution on the trust preferred securities or partnership preferred securities for the most recent distribution period has not been paid in full on the most recent distribution payment date (or a sum has not been set aside to provide for such payment in full), we may not redeem, purchase or otherwise acquire for any consideration any parity securities or junior securities, and we may not set aside any sum or establish any sinking fund for the redemption, purchase or other acquisition thereof, unless and until such time as distributions on the partnership preferred securities and the trust preferred securities in respect of successive then-current distribution periods which singly or together aggregate 12 months shall have been paid in full (or a sum has been set aside to provide for their payment in full).

Junior securities means—

•	our ordinary shares,

•	any other securities issued directly by us and which rank or are expressed to rank junior as to payments to our non-cumulative preference shares, and

•
any securities issued by any subsidiary of ours that benefit from a guarantee or support agreement by us which ranks or is expressed to rank junior as to payments to our non-cumulative preference shares.

Parity securities means—

•	our non-cumulative preference shares from time to time outstanding,

•	any other securities issued directly by us and which rank or are expressed to rank equally as to payments with our non-cumulative preference shares, and

•
any securities issued by any of our subsidiaries that benefit from a guarantee or support agreement by us which ranks or is expressed to rank equally as to payments with our non-cumulative preference shares.

Maintenance of Ownership and Existence of the Partnership and the Trust

As long as any trust securities or partnership preferred securities remain outstanding, the general partnership interest will be held by us, the general partner or one or more “qualified subsidiaries” that is also

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a “United States person” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and all of the trust common securities will be held by the partnership or one or more “qualified subsidiaries”. For these purposes, “qualified subsidiaries” means a “company controlled by the parent company” within the meaning of Rule 3a-5 of the Investment Company Act of 1940. The priority limited partnership interest will be initially held by The Royal Bank of Scotland plc.

We will agree in the subordinated guarantees that, as long as any of the partnership preferred securities are outstanding, we will not permit, or take any action to cause, the liquidation, dissolution, termination or winding up of the partnership unless (1) a partnership special redemption event, an investment company event or a substitution event has occurred with respect to the partnership or (2) we are in liquidation, all claims under the subordinated guarantees have been paid in full and the UK Financial Services Authority has granted its approval in writing, if then required. We will likewise agree that as long as any trust preferred securities are outstanding, we will not permit, or take any action to cause, the liquidation, dissolution, termination or winding up of the trust unless:

•	a trust tax event or an investment company event has occurred with respect to the trust,

•	a substitution event has occurred with respect to the partnership, or

•	we are in liquidation, all claims under the subordinated guarantees have been paid in full and the UK Financial Services Authority has granted its approval in writing, if then required.

Classification of the Trust and the Partnership

We will use reasonable efforts to ensure that (1) the partnership will not be classified as other than a partnership for US federal income tax purposes, (2) the trust will not be classified as other than a grantor trust for US federal income tax purposes and (3) neither the partnership nor the trust will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Substitution

In the event of the occurrence of a substitution event, we will undertake pursuant to the subordinated guarantees to use reasonable efforts to:

•	ensure that we will have a sufficient number of authorized but unissued dollar preference shares to effect a substitution;

•	effect the corporate steps necessary to complete the substitution of dollar preference shares for the trust preferred securities; and

•
register the dollar preference shares under the Securities Act and to obtain a listing of the dollar preference shares on the New York Stock Exchange or a similar recognized exchange following their distribution to the holders of the trust preferred securities.

We will also undertake to pay all stamp duty, stamp duty reserve tax and other duties imposed in connection with the allotment and issuance of the dollar preference shares into the ADR depositary arrangements.

The method for effecting a substitution is described under “Description of Trust Preferred Securities—Liquidation or Dissolution—Liquidation of Trust Upon Substitution of Trust Preferred Securities for Dollar Preference Shares.”

Amendments

Unless otherwise specified in the applicable prospectus supplement, each subordinated guarantee may be amended under the following circumstances: any changes to the provisions of either subordinated guarantee that establish the amount and timing of the payments under that subordinated guarantee must be approved by each holder of the partnership preferred securities or the trust preferred securities, as applicable. Unless otherwise specified in the applicable prospectus supplement, any other provision of the subordinated

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guarantees may be modified only with the prior approval of the holders of more than 75% of the partnership preferred securities or more than 75% of the trust preferred securities, as the case may be.

However, both subordinated guarantees may be amended without the consent of the holders of the applicable securities to:

•	cure any ambiguity;

•	correct or supplement any provision that may be defective or inconsistent with any other provision;

•	add to our covenants, restrictions or obligations under the relevant subordinated guarantee;

•	conform to any change in the Investment Company Act of 1940, the Trust Indenture Act of 1939 or the rules or regulations of either statute; and

•	modify, eliminate and add to any provision to such extent as may be necessary or desirable;

so long as no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the trust preferred securities or partnership preferred securities, as the case may be.

Any partnership preferred securities or trust preferred securities that are beneficially owned at that time by us or any of our subsidiaries, other than partnership preferred securities that are held by the trust, will not be entitled to vote or consent and for such purposes, those securities will be treated as if they were not outstanding, except under certain limited circumstances.

Assignment

All guarantees and agreements contained in a subordinated guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities or partnership preferred securities, as the case may be. We may not assign our obligations under either of the subordinated guarantees, except in the case of merger, consolidation or sale of substantially all of our assets where we are not the surviving entity.

Remedies

The holders of not less than a majority in total liquidation preference of the securities to which a subordinated guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the subordinated guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such subordinated guarantee.

If the guarantee trustee fails to enforce a subordinated guarantee after a holder of the corresponding series of securities has made a written request, then such holder of the corresponding series of securities may institute a legal proceeding directly against us as the guarantor to enforce the subordinated guarantee trustee’s rights under that subordinated guarantee, without first instituting a legal proceeding against the applicable trust or partnership, any guarantee trustee or any other person or entity. Notwithstanding the foregoing, if we fail to make the payments described under “—Specific Terms of the Subordinated Guarantees” above, a holder of the corresponding series of securities may directly institute a proceeding, in such holder’s own name against us for enforcement of the guarantee for such payment.

In no event shall the rights to take remedial action described above result in any holder of trust preferred securities or partnership preferred securities receiving, or receiving sooner, any amount that it would not have received had it been a holder of non-cumulative preference shares issued directly by us with economic terms equivalent to the partnership preferred securities and the subordinated guarantees, taken together.

Information Concerning the Guarantee Trustees

The guarantee trustees, other than during the occurrence and continuance of a default by us in performance of a subordinated guarantee, undertake to perform only such duties as are specifically set forth in the subordinated guarantees. After a default under any subordinated guarantee which has not been cured or waived, that is actually known to a responsible officer of the applicable guarantee trustee, the guarantee

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trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, no guarantee trustee is under any obligation to exercise any of the powers vested in it by a subordinated guarantee at the request of any holder of securities to which the subordinated guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

Termination of the Subordinated Guarantees

Each trust preferred securities guarantee will terminate upon any of the following events:

•	full payment of the redemption price of all trust preferred securities of the applicable trust;

•	full payment of the amounts payable upon liquidation of the applicable trust;

•	distribution of the partnership preferred securities held by the applicable trust to the holders of the trust preferred securities in exchange for all of the trust preferred securities; or

•	substitution of the trust preferred securities of the applicable trust for preference shares issued directly by us.

Each partnership preferred securities guarantee will terminate upon any of the following events:

•	full payment of the redemption price of all partnership preferred securities of the applicable partnership;

•	full payment of the amounts payable upon liquidation of the applicable partnership; or

•	any exchange of partnership preferred securities for our preference shares.

Each subordinated guarantee will continue to be effective or will be reinstated if at any time any holder of related securities issued by the applicable trust or partnership is required to restore payment of any sums paid under the applicable securities or subordinated guarantee.

Subrogation

If we make any payment under either of the subordinated guarantees, we will be subrogated to the rights of the holders of the trust preferred securities against the trust or the rights of the holders of the partnership preferred securities against the partnership, as the case may be, with respect to such payment. We will agree, however, not to enforce any payment by way of subrogation against the trust if any trust preferred securities are outstanding or against the partnership if any partnership preferred securities are outstanding.

Governing Law and Jurisdiction

The subordinated guarantees, except for any provisions relating to subordination, will be governed by and construed in accordance with the laws of the State of New York. Subordination provisions in the subordinated guarantees will be governed by English law. The subordinated guarantees will require that any claim or proceeding brought to enforce our obligations under the subordinated guarantees be brought exclusively before a court in England or the State of New York.

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DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the general terms of the dollar preference shares of any series. Each time that we issue dollar preference shares, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will designate the terms of the dollar preference shares of the particular series, which are set out in the resolutions establishing the series that our board of directors or an authorized committee adopt. These terms may be different from those summarized below, and if so the applicable prospectus supplement will state that, and the description of the dollar preference shares of that series contained in the prospectus supplement will apply. You should also read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should read the summary of the general terms of the ADR deposit agreement under which American Depositary Receipts evidencing American Depositary Shares that may represent dollar preference shares may be issued, under the heading “Description of American Depositary Receipts”.

General

Under our Articles of Association, our board of directors or a committee of our board of directors (the “committee”) is authorized to provide for the issuance of dollar preference shares, in one or more series, with the dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions that are set forth in resolutions providing for their issue adopted by our board of directors or the committee. Our board of directors or the committee may only provide for the issuance of dollar preference shares of any series if a resolution of our shareholders has authorized the allotment of shares.

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As of December 11, 2002, we have authorized, issued and outstanding the following non-equity shares:

Non-Equity shares at December 11, 2002

	Number Issued	Number Authorized	Aggregate Liquidation Preference Outstanding

Additional Value Shares of £0.01.	2,660,556,304	2,700 million	£1.46 billion
Non-cumulative preference shares of US$0.01 (liquidation preference $25 per share)
Series B	8 million
Series C	16 million
Series D	7 million
Series E	8 million
Series F	8 million
Series G	10 million
Series H	12 million
Series I	12 million
Series J	9 million
Series K	16 million

Total	106 million	238.5 million	$2.65 billion
Non-cumulative convertible preference shares of US$0.01 (liquidation preference $1,000 per share)
Series 1	1 million
Series 2	0.5 million
Series 3	0.4 million

Total	1.9 million	3.9 million	$1.9 billion
Non-cumulative preference shares of €0.01	—	66 million	—
Non-cumulative convertible preferences shares of €0.01 (liquidation preference €1,000 per share)
Series 1	0.75 million	3 million	€750 million
Non-cumulative convertible preference shares of £0.01 (liquidation preference £1,000 per share)
Series 1	0.2 million	1.0 million	£200 million
Cumulative preference shares of £1	0.9 million	0.9 million	£1.23 million	*
Non-cumulative preference shares of £1	—	300 million	—
Non-voting sterling deferred shares of £0.01	—	32,300 million	—

*
The cumulative preference shares of £1 include 11% cumulative preference shares, having a liquidation preference of £750,000 (including a liquidation premium of £250,000) and 5 1/2% cumulative preference shares, having a liquidation preference of £480,000 (including a liquidation premium of £80,000).

We have issued and outstanding 8,000,000 Exchangeable Capital Securities, Series A, which we may choose to exchange, in whole or in part, into the exchange preference shares. The exchange preference shares issued on each exchange of Exchangeable Capital Securities, Series A will constitute a separate series of Category II non-cumulative dollar preference shares. We have also issued and have outstanding $1.2 billion capital securities entitled Perpetual Regulatory Tier One securities (PROs). Upon any winding up of the Group, holders of PROs will rank equally with the holders of our existing preference shares (except for the unpaid cumulative dividends on any cumulative preference shares).

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of dollar preference shares represented by each ADS;

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•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights;

•	the restrictions applicable to the sale and delivery of the dollar preference shares;

•	whether and under what circumstances we will pay additional amounts on the dollar preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The prospectus supplement will also describe material US and UK tax considerations that apply to any particular series of dollar preference shares.

The dollar preference shares of any series will rank junior as to dividends to the cumulative preference shares, equally as to dividends with other non-cumulative preference shares, the exchange preference shares of any series and the sterling preference shares, equally as to repayment of capital on a winding up or liquidation with other non-cumulative preference shares, the exchange preference shares of any series, the sterling preference shares and the cumulative preference shares and, unless the resolutions of our board of directors or the committee establishing any series of dollar preference shares specify otherwise and the related prospectus supplement so states, will rank equally in all respects with the dollar preference shares of each other series and any other of our shares which are expressed to rank equally with them. The preferential rights to dividends of the holders of the cumulative preference shares are cumulative whereas the preferential rights to dividends of the holders of any series of dollar preference shares, any series of exchange preference shares, the euro preference shares, and any sterling preference shares will be or are non-cumulative. Holders of dollar preference shares will have no pre-emptive rights.

The dollar preference shares will rank in priority to our additional value shares and our ordinary shares as regards the right to receive dividends and rights to repayment of capital if we are wound up or liquidated, whether or not voluntarily.

There are no restrictions under our articles of association or under Scots law as currently in effect that limit the right of non-resident or foreign owners, as such, to acquire dollar preference shares of any series freely or, when entitled to vote dollar preference shares of a particular series, to vote those dollar preference shares. There are currently no English or Scots laws, decrees, or regulations that would prevent the remittance of dividends or other payments on the dollar preference shares of any series to non-resident holders.

Dividends

Non-cumulative preferential dividends on each series of dollar preference shares will be payable at the rate or rates and on the dates set out in the relevant prospectus supplement and will accrue from their date of issue.

Our board of directors or the committee is required to declare and pay in full dividends on each series of dollar preference shares on each dividend payment date, unless, in the opinion of the directors or the committee, payment of a dividend would breach or cause a breach of the capital adequacy requirements of the UK Financial Services Authority applicable to us and/or any of our subsidiaries, or our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the cumulative preference shares (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on

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that series of dollar preference shares and dividends on any of our other preference shares stated to be payable on the same date as the dividends on that series and ranking equally as to dividends with the dollar preference shares of that series (including the payment in full of any arrears of dividends on any equally ranking cumulative preference shares then in issue). The UK Companies Act 1985 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses. If, in the opinion of our board of directors or the committee, the payment of any dividend on any series of dollar preference shares would breach or cause a breach of the UK Financial Services Authority’s capital adequacy requirements, then we will not pay any dividend.

If dividends are to be paid but our distributable profits are, in the opinion of the board of directors or a committee, insufficient to enable payments in respect of any series of dollar preference shares to be made in full, the board of directors or the committee will declare and pay dividends to the extent of any distributable profits on a pro rata basis so that the amount of dividends declared per share on the dollar preference shares of the series and other equally ranking preference shares will in all cases bear to each other the same ratio that accrued dividends per share on the dollar preference shares of the series and other equally ranking shares, including any arrears of dividends on any equally ranking cumulative preference shares then in issue, bear to each other. If any dividend or part of a dividend on any series of dollar preference shares is not payable for the reasons described above, the board of directors or a committee may, if applicable law permits, pay a special non-cumulative preferential dividend on the series of dollar preference shares at a rate not exceeding one US cent per share. However, under our articles of association, no dividend shall be payable in contravention of the special rights attaching to any of our shares.

Dividends on the cumulative preference shares, including any arrears, are payable in priority to any dividends on any series of dollar preference shares, and as a result, we may not pay any dividend on any series of dollar preference shares unless we have declared and paid in full dividends on the cumulative preference shares, including any arrears.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares on the most recent dividend payment date, or if we have not set aside a sum to provide for payment in full, we may not declare or pay any dividends upon any dollar preference shares or any of our other shares that rank equally with or after that series of dollar preference shares as to dividends, and we may not set aside any sum to pay such dividends, unless, on the date of declaration, we set aside an amount equal to the dividend for the then-current dividend period payable on that series of dollar preference shares to provide for the payment in full of the dividend on that series of dollar preference shares on the next dividend payment date. If we have not declared and paid in full any dividend payable on any series of dollar preference shares on any dividend payment date, or if we have not set aside a sum to provide for payment in full, we may not redeem, purchase or otherwise acquire for any consideration any of our other shares and may not set aside any sum or establish any sinking fund to redeem, purchase or otherwise acquire them, until we have declared and paid in full dividends on that series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

In addition, if we have not declared and paid in full the dividend stated to be payable on any other series of dollar preference shares, or on any of our non-cumulative preference shares (including, but not limited to, any exchange preference shares or any series of non- cumulative dollar preference shares outstanding as of the date of this prospectus), or if we have not set aside a sum to provide for payment in full, then we may not declare or pay dividends on that series of dollar preference shares, and we may not set aside any sum for payment of dividends, unless, on the declaration date, we set aside an amount equal to the dividend on that other series of dollar preference shares or other non-cumulative preference shares for the then-current dividend period for payment in full on the next applicable dividend payment date, and we may not redeem, repurchase or otherwise acquire any dollar preference shares of that series until we have declared and paid in full dividends on that other series of dollar preference shares or other non-cumulative preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

Dividends on the dollar preference shares of any series will be non-cumulative. If the board of directors or a committee does not pay a dividend or any part of a dividend when due on a dividend payment date in respect of any series of dollar preference shares because it is not required to do so, then holders of dollar

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preference shares of the applicable series will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the dollar preference shares of the series are declared for any future dividend period. The holders of the dollar preference shares of any series will have no right to participate in our profits.

Any dividend which has remained unclaimed for 12 years from the date when it became due shall, if the board of directors so resolves, be forfeited and shall revert to us.

We will calculate the amount of dividends payable on the dollar preference shares of any series for each dividend period using the method determined by the board of directors or a committee before the shares are issued, except for any dividend period shorter than a full dividend period, for which the amount of dividend payable will be calculated on the basis of 12 30-day months, a 360-day year and the actual number of days elapsed in the period.

Dividends declared on the dollar preference shares of any series will be payable to the ADR depositary or the record holders as they appear on the register on the appropriate record dates, which will be the number of days before the relevant dividend payment dates that the board of directors or a committee determines before the allotment of the particular series. If applicable fiscal or other laws and regulations permit, each payment will be made, in the case of dollar preference shares of any series in bearer form, by dollar check drawn on, or by transfer to a dollar account maintained by the payee with, a bank in London or in The City of New York or, in the case of dollar preference shares of any series in registered form, by dollar check drawn on a bank in London or in The City of New York and mailed to the record holder at the holder’s address as it appears on the register for the dollar preference shares. If any date on which dividends are payable on the dollar preference shares of any series is not a business day, then we will pay the dividend on the next business day, without any interest or other payment in respect of the delay, unless it falls in the next calendar month, in which case we will make the payment on the preceding business day. A “business day” is any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

Liquidation Rights

If we are wound up or liquidated, whether or not voluntarily, the holders of the dollar preference shares of each series will be entitled to receive out of our surplus assets available for distribution to shareholders, after payment of arrears of dividends on the cumulative preference shares up to the date of payment, equally with our cumulative preference shares, any other series of non-cumulative preference shares then outstanding, and all of our other shares ranking equally with that series of dollar preference shares as regards participation in our surplus assets, a distribution in US dollars per dollar preference share equal to the liquidation value per share, together with an amount equal to dividends for the then current dividend period accrued to the date of payment, before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the dollar preference shares of that series. If the assets available for distribution are insufficient to pay in full the amounts payable with respect to the dollar preference shares of that series and any of our other preference shares ranking equally as to any such distribution with those dollar preference shares, the holders of those dollar preference shares and other preference shares will share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of the dollar preference shares will have no right or claim to any of our surplus assets and will not be entitled to any further participation in surplus assets. If the holders of the dollar preference shares are entitled to any recovery with respect to the dollar preference shares in any winding up or liquidation, they might not be entitled in such proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling.

Optional Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the dollar preference shares of each series, at our option, in whole or in part from time to time, on any date later than five years

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after they are issued, in accordance with the notice period and at the redemption prices set forth in the prospectus supplement plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

Each notice of redemption will specify:

•	the redemption date;

•	the particular dollar preference shares of the series to be redeemed;

•	the redemption price, specifying the amount of the accrued but unpaid dividend per share to be included and stating that dividends shall cease to accrue on redemption; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

Our Articles of Association provide that no defect in the notice of redemption or in the giving of the notice will affect the validity of the redemption proceedings.

If fewer than all of the outstanding dollar preference shares of a series are to be redeemed, our Articles of Association provide that, for the purposes of determining the particular dollar preference shares to be redeemed, we shall cause a drawing to be made in the presence of our independent auditors.

If certain limitations contained in the Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit, we may, at any time or from time to time, purchase outstanding dollar preference shares of any series by tender, available to all holders of those dollar preference shares, in the open market, or by private agreement, in each case upon the terms and conditions that the board of directors or a committee shall determine. Any dollar preference shares of any series that we purchase for our own account will pursuant to applicable law be treated as cancelled and will no longer be issued and outstanding.

Under existing UK Financial Services Authority requirements, we may not redeem or purchase any dollar preference shares unless the UK Financial Services Authority consents in advance. The UK Financial Services Authority may impose conditions on any redemption or purchase.

Voting Rights

The holders of the dollar preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares of a particular series or proposing that we be wound up or liquidated, the holders of the outstanding dollar preference shares of the relevant series or, in the case of the proposal of a resolution for a winding up or liquidation, the holders of outstanding dollar preference shares generally will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution. In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares of a particular series for a number of dividend periods specified in the relevant prospectus supplement, the holders of the dollar preference shares of that series shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights of the holders of dollar preference shares of that series to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares of that series for the number of dividend periods specified in the prospectus supplement. Holders of any series of dollar preference shares shall be entitled to receive notice of, attend, speak and vote at general meetings in other circumstances if the board of directors or a committee determine, as specified in the prospectus supplement.

Whenever holders of dollar preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person shall have one vote and on a poll each holder present in

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person or by proxy shall have the number of votes for each dollar preference share of the relevant series that the board of directors or a committee determine, as specified in the relevant prospectus supplement.

Our Articles of Association provide that all resolutions shall be decided on a show of hands unless, either before or on the declaration of the result of the vote taken on a show of hands, a poll is demanded by:

•	the chairman of the meeting;

•	not less than three shareholders present in person or by proxy;

•	the ADR depositary;

•
a shareholder or shareholders, including holders of any series of dollar preference shares entitled to vote on the resolution, present in person or by proxy who represent at least 10% of the total voting rights of all shareholders entitled to vote on the resolution; or

•
a shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares conferring that right.

The holders, including holders of any series of dollar preference shares at a time when they have voting rights as a result of our having failed to pay dividends on the series for the number of dividend periods specified in the applicable prospectus supplement, of not less than 10% of the paid up capital that at the relevant date carries the right of voting at our general meetings are entitled to require our board of directors to convene an extraordinary general meeting. In addition, the holders of any series of dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “—Variation of Rights”.

At December 11, 2002, we had 2,900,732,111 ordinary shares outstanding. The dollar preference shares of any series will not limit our ability to issue additional ordinary shares.

Form and Denomination

The dollar preference shares of any series will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment. For each dollar preference share of each series issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account.

The dollar preference shares of each series will be represented by a single certificate. If in registered form, the certificate will be issued to the ADR depositary and if in bearer form the certificate will be deposited with the ADR depositary under the ADR deposit agreement. We may consider the ADR depositary one holder of any series of dollar preference shares so deposited for all purposes. Unless the relevant prospectus supplement specifies otherwise, dollar preference shares of any series withdrawn from deposit under the ADR deposit agreement will be evidenced by share certificates in registered form without dividend coupons. If an ADR holder elects to receive share certificates in registered form, the share certificates will be delivered at the time of withdrawal. Unless the prospectus supplement specifies otherwise, the dollar preference shares of any series may not be withdrawn from deposit in bearer form.

Title to dollar preference shares of any series in registered form will pass by transfer and registration on the register for the dollar preference shares of the series. Title to dollar preference shares of any series in bearer form, or to any dividend coupons appertaining to them, will pass by delivery of the relevant bearer share warrants or dividend coupons. If our Articles of Association and the limitations described in the following paragraph and in any relevant prospectus supplement permit, dollar preference shares of a particular series in bearer form will be exchangeable for the same number of dollar preference shares of the series in registered form upon surrender of the relevant bearer share warrants and all unmatured dividend coupons, if any, appertaining to them. Unless the prospectus supplement specifies otherwise, dollar preference shares of any series in registered form will not be exchangeable, in whole or in part, for dollar preference shares of such series in bearer form.

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Each exchange or registration of transfer of dollar preference shares of any series in registered form will be effected by entry on the register for the dollar preference shares of the series kept by our registrar at its office in the UK. See “—Registrar and Paying Agent” below. Any exchange or registration of transfer will be effected without charge to the person requesting the exchange or registration, but the requesting person will be required to pay any related taxes, stamp duties or other governmental charges. The exchange of dollar preference shares of any series in bearer form for the dollar preference shares of such series in registered form will also be subject to applicable UK tax laws and regulations in effect at the time of the exchange. No exchange will be made unless any resulting taxes, stamp duties or other governmental charges have been paid to us.

Variation of Rights

If applicable law permits, the rights attached to any series of dollar preference shares may be varied or abrogated only with the written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of that series or with the sanction of an extraordinary resolution passed at a separate class meeting of the holders of the outstanding dollar preference shares of that series. An extraordinary resolution will be adopted if passed by a majority of 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons at least holding or representing by proxy one-third in nominal amount of the outstanding dollar preference shares of the particular series affected, except at any adjourned meeting, where any two holders present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of a particular series or the sanction of an extraordinary resolution passed at a separate class meeting of holders of the outstanding dollar preference shares of the series will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, other than if we redeem or purchase the shares, in priority to the series of dollar preference shares.

If we have paid the most recent dividend payable on the dollar preference shares of a particular series in full, the rights attached to that series will not be deemed to be varied by the creation or issue of any further series of dollar preference shares or of any sterling preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the dollar preference shares of that series, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

We will cause a notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote to be mailed to each record holder of dollar preference shares of that series. Each such notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of dollar preference shares of any series in registered form who is not registered with an address in the UK and who has not supplied an address within the UK to us for the purpose of notices is not entitled to receive notices of meetings. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should see “Where You Can Find More Information”.

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Governing Law

The creation and issuance of the dollar preference shares of any series and the rights attached to them shall be governed by and construed in accordance with Scots law.

Registrar and Paying Agent

Unless the relevant prospectus supplement specifies otherwise, Computershare Services PLC will act as registrar and paying agent for the dollar preference shares of each series. Computershare’s current address is P.O. Box 435, Owen House, 8 Bankhead Crossway North, Edinburgh EH11 4BR, Scotland.

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DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The following is a summary of the general terms and provisions of the ADR deposit agreement under which the ADR depositary will issue the ADRs. The ADR deposit agreement is among us, The Bank of New York, as depositary, and all holders from time to time of ADRs issued under it. This summary does not purport to be complete. You should read the ADR deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the ADR deposit agreement at the principal offices of The Bank of New York in The City of New York and London.

American Depositary Receipts

ADRs will evidence ADSs of a particular series, which will represent dollar preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one dollar preference share, or evidence of rights to secure one dollar preference share, deposited with the ADR depositary or the London branch of The Bank of New York, as custodian. An ADR may evidence any number of ADSs of the corresponding series.

Deposit and Withdrawal of Deposited Securities

Upon receipt of dollar preference shares of a particular series or evidence of rights to receive dollar preference shares, and subject to the terms of the ADR deposit agreement, the ADR depositary will execute and deliver at its principal office, which is presently located at 101 Barclay Street, New York, New York 10286, to the person or persons specified by the depositor in writing upon payment of the fees, charges and taxes provided in the ADR deposit agreement, an ADR or ADRs registered in the name of that person or persons evidencing the number of ADSs of the series corresponding to the dollar preference shares of that series.

Upon surrender of ADRs at the principal office of the ADR depositary and upon payment of the taxes, charges and fees provided in the ADR deposit agreement and subject to the terms of the ADR deposit agreement, an ADR holder is entitled to delivery to or upon its order, at the principal office of the ADR depositary or at the office of the custodian in London, of dollar preference shares of the relevant series in registered form in respect of the deposited dollar preference shares and any other documents of title evidenced by the surrendered ADRs. The forwarding of share certificates and other documents of title for delivery at the principal office of the ADR depositary will be at the risk and expense of the ADR holder.

The ADR depositary will not deliver ADRs except upon receipt of dollar preference shares of the relevant series and will not deliver dollar preference shares of the relevant series except on receipt of ADRs issued under the ADR deposit agreement.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited dollar preference shares of a particular series to ADR holders in proportion to their holdings of ADSs of the series representing the dollar preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make any distribution other than in cash in respect of any deposited dollar preference shares of a particular series, the ADR depositary will distribute the property received by it to ADR holders in proportion to their holdings of ADSs of the series representing the dollar preference shares. If a distribution that we make in respect of deposited dollar preference shares of a particular series consists of a dividend in, or free distribution of, dollar preference shares of the series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the series representing the dollar preference shares, additional ADRs for an aggregate number of ADSs of that series received as the dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then also represent the additional dollar preference shares of the corresponding series distributed in respect of the deposited dollar preference shares before the dividend or free distribution.

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If the ADR depositary determines that any distribution in property, other than cash or dollar preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or a portion of the property in the amounts and in the manner, including by public or private sale, that it deems equitable and practicable, and it will distribute the net proceeds of any such sale or the balance of any such property after deduction of any taxes that we or the ADR depositary must withhold to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any dollar preference shares of a particular series, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited dollar preference shares, a number of ADSs of the series representing those dollar preference shares which corresponds to the number of deposited dollar preference shares. The ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed dollar preference shares. If we redeem less than all of the outstanding dollar preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or in proportion to the number of dollar preference shares represented. We must give our notice of redemption in respect of the dollar preference shares of a particular series to the ADR depositary, unless the relevant prospectus supplement specifies otherwise, not less than 30 nor more than 60 days before the redemption date and the ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Dates

Whenever any dividend or other distribution becomes payable or shall be made in respect of dollar preference shares of a particular series, or any dollar preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the ADR deposit agreement. Such record date will be as close in time as practicable to the record date for the dollar preference shares.

Voting of the Underlying Deposited Securities

Upon receipt of notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the ADR depositary will, as soon as practicable thereafter, mail to the record holders of ADRs of the corresponding series a notice which shall contain:

•	a summary of the notice of meeting;

•
a statement that the record holders of ADRs at the close of business on a specified record date are entitled under the ADR deposit agreement, if applicable laws and regulations and our Articles of Association permit, to instruct the ADR depositary as to the exercise of the voting rights pertaining to the dollar preference shares of the series represented by their ADSs; and

•
a brief statement of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors.

The ADR depositary has agreed that it will try, if practicable, to vote or cause to be voted the dollar preference shares in accordance with any written nondiscretionary instructions of record holders of ADRs that it receives on or before the date set by the ADR depositary. The ADR depositary has agreed not to vote the dollar preference shares except in accordance with written instructions from the record holders of ADRs.

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Inspection of Transfer Books

The ADR depositary will keep books, at its transfer office in The City of New York, for the registration and transfer of ADRs that at all reasonable times will be open for inspection by ADR holders. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the ADR deposit agreement or the ADRs.

Reports and Notices

The ADR depositary will make available at its principal office for inspection by ADR holders any reports and communications received from us that are both received by the ADR depositary as the holder of dollar preference shares of the applicable corresponding series and made generally available to the holders of those dollar preference shares by us, including our annual report and accounts. The ADR depositary will also mail copies of those reports to ADR holders when furnished by us as provided in the ADR deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of any meeting at which holders of the dollar preference shares of a particular series are entitled to vote, or of any reconvening of any such adjourned meeting of holders, or of the taking of any action in respect of any cash or other distributions on or any redemption of dollar preference shares of a particular series, we shall transmit to the ADR depositary a copy of the notice in the form given or to be given to holders of the dollar preference shares. The ADR depositary will, at our expense, arrange for the prompt transmittal by the custodian to the ADR depositary of such notices, and, if we request in writing, arrange for the mailing, at our expense, of copies to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the ADR Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the ADR deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary in any respect which we may deem necessary or desirable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the ADR deposit agreement or the ADR as amended. In no event may any amendment impair the right of any holder of ADRs to surrender ADRs and receive in return the dollar preference shares of the corresponding series and other property represented by the ADRs.

Whenever we direct, the ADR depositary has agreed to terminate the ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, ADSs and ADRs of all corresponding series by mailing a termination notice to the record holders of all those outstanding ADRs at least 30 days before the date fixed in the notice for termination. The ADR depositary may likewise terminate the ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, ADSs and ADRs of all corresponding series by mailing a termination notice to us and the record holders of all those outstanding ADRs at any time 60 days after it has delivered to us a written notice of its election to resign, if a successor depositary has not been appointed and accepted its appointment as provided in the ADR deposit agreement. If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then discontinue the registration of transfers of those ADRs, will suspend the distribution of dividends to holders and will not give any further notices or perform any further acts under the ADR deposit agreement with respect to those ADRs, except that it will continue to collect dividends and other distributions pertaining to the dollar preference shares of the corresponding series and any other property represented by those ADRs, and will continue the delivery of dollar preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any property, in exchange for ADRs surrendered to it. At any time after two years from the date of termination of the ADR deposit agreement as to ADRs evidencing ADSs of a

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particular series, the ADR depositary may sell the dollar preference shares of the corresponding series and any other property represented by those ADRs and may hold the net proceeds, together with any other cash then held by it under the ADR deposit agreement in respect of those ADRs, without liability for interest, for the ratable benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

The ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of dollar preference shares of a particular series or other deposited securities, property and cash, $5 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the ADR deposit agreement, but, unless the relevant prospectus supplement with respect to a particular series of dollar preference shares or securities convertible into or exchangeable for dollar preference shares of any series states otherwise, we will not pay:

•	taxes, including UK stamp duty or UK stamp duty reserve tax, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of dollar preference shares;

•
cable, telex, facsimile transmission and delivery charges which the ADR deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing dollar preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in any conversion of foreign currency into dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs (including UK stamp duty or UK stamp duty reserve tax, but not stamp duty reserve tax arising on issue of the securities underlying your ADRs). The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the deposited securities evidenced by the ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the ADR holder remaining liable for any deficiency.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, or by reason of any provision, present or future, of our Memorandum or Articles of Association, or any act of God or war or other circumstances beyond our control in performing our obligations under the ADR deposit agreement. The obligations of both of us under the ADR deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the US, the ADR depositary will act as registrar or, if we request or with our approval, appoint a registrar or one or more co-registrars, for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The registrars or co-registrars may be removed and a substitute or substitutes appointed by the ADR depositary if we request or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time or from time to time when it deems it expedient to do so in connection with the performance of its duties or if we request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR evidencing ADSs of a particular series, or transfer and withdrawal of dollar preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the dollar preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and

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any applicable fees payable as provided in the ADR deposit agreement, and the ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the dollar preference shares evidenced by the ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the ADR holder remaining liable for any deficiency. Any person presenting dollar preference shares of any series for deposit or any holder of an ADR may be required from time to time to furnish the ADR depositary or the custodian with proof of citizenship or residence, exchange control approval, information relating to the registration on our books or registers or those maintained for us by the registrar for the dollar preference shares of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary or the custodian deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution of any dividend or other distribution or proceeds of any sale or distribution. The delivery, transfer and surrender of ADRs of any series generally may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem necessary or advisable at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the ADR deposit agreement or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding ADRs of any series and withdrawal of deposited securities may only be suspended as a result of:

•
temporary delays caused by closing our transfer books or those of the ADR depositary or the deposit of dollar preference shares of the corresponding series in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	compliance with any US or foreign laws or governmental regulations relating to the ADRs of the series or to the withdrawal of the deposited securities.

The ADR deposit agreement and the ADRs are governed by and construed in accordance with New York law.

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PLAN OF DISTRIBUTION

We, the trust and the partnership each may sell all or part of the relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the UK. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will represent and agree that:

•
it has not offered or sold and, prior to the expiry of the period of six months from the date of closing of each particular issue of securities, in respect of such securities it will not offer or sell any such securities or any investments representing such securities, including ADSs or ADRs, of such series to persons in the UK except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the UK within the meaning of the Public Offers of Securities Regulations 1995;

•
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs or ADRs, of such series in, from or otherwise involving the UK; and

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of the securities or any investments representing the securities (including ADSs or ADRs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADR registration statement or any ADR prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to us or to the issuer of the securities.

Each new series of trust preferred securities, partnership preferred securities or dollar preference shares will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a US national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot

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give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we, the trust or the partnership may authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase trust preferred securities, partnership preferred securities or dollar preference shares from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell, will pass upon certain legal matters relating to the securities. Our Scottish solicitors, Dundas & Wilson C.S., will pass upon the validity of the dollar preference shares under Scots law. Our English solicitors, Linklaters, will pass upon certain matters of English law relating to the subordination provisions of the securities and the guarantees. Richards, Layton & Finger, P.A., our special Delaware counsel, will pass upon certain legal matters relating to the securities.

EXPERTS

The consolidated financial statements included in our Annual Report on Form 20-F incorporated by reference into this prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

EXPENSES OF THE ISSUE

We or the relevant trust, as applicable, will pay or cause to be paid the following estimated expenses (not including underwriting discounts and commissions and expenses reimbursed by us) to be incurred in connection with the issuance and distribution of the securities registered under this registration statement. Other than the SEC registration fee, all of these expenses are estimated.

	Amount to be Paid

Securities and Exchange Commission registration fee	$—	*
Printing and engraving expenses	50,000
Legal fees and expenses (including Blue Sky Fees)	500,000
Accountants’ fees and expenses	10,000
Trustee’s fees and expenses	20,000
Miscellaneous	10,000

Total	$590,000

*	A $2,000,000 fee was paid in connection with our previously filed registration statement on Form F-3 (File No. 333-73950).

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ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated in Great Britain and registered in Scotland. All but one of our directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of our assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in US courts predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish solicitors, Dundas & Wilson C.S. (as to Scots law), and our English solicitors, Linklaters (as to English law), that, both in original actions and in actions for the enforcement of judgments of US courts, there is doubt as to whether civil liabilities predicated solely upon the US federal securities laws are enforceable in Scotland and England.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file reports and other information with the SEC. You can read and copy these reports and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of our securities are listed.

We will provide the trustee for any debt securities and the ADR depositary for any dollar preference shares with our annual reports, which will include a description of operations, and our annual audited consolidated financial statements prepared in accordance with UK GAAP, together with a US GAAP reconciliation of consolidated net income and consolidated ordinary shareholders’ equity. We will also provide any trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with UK GAAP and, if we choose, may contain a US GAAP reconciliation of consolidated net income and consolidated ordinary shareholders’ equity. Upon receipt, the trustee or the ADR depositary will mail the reports to all record holders of the debt securities or dollar preference shares. In addition, we will provide the trustee or the ADR depositary with all notices of meetings at which holders of debt securities or dollar preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities or dollar preference shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed the indentures, the ADR deposit agreement, the declarations of trust, the certificates of trust, the form of amended and restated declaration of trust, the limited partnership agreements, the certificates of limited partnership, the form of amended and restated limited partnership agreement, the forms of the subordinated guarantees and our Articles of Association. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Citizens Financial Group, Inc., 28 State Street, Boston, Massachusetts 02109 USA; Attention: Donald J. Barry, telephone (617) 725-5928.

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$650,000,000

RBS Capital Trust II

6.425% Non-Cumulative Trust Preferred Securities

having the benefit of a subordinated guarantee of

The Royal Bank of Scotland Group plc

PROSPECTUS SUPPLEMENT

Joint Bookrunners

Citigroup	JPMorgan	RBS Greenwich Capital

December 3, 2003